UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Mattel Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Our Mission
To create innovative products
and experiences that inspire,
entertain and develop children
through play.

Dear Fellow Stockholders,

At the time of writing this letter, the world is facing an unprecedented health and economic crisis with the global impact of Coronavirus (COVID-19).

While there is no playbook for a global pandemic of this nature, at Mattel, we have taken preventative actions to ensure the health and safety of our organization and mitigate the disruption to our business. This includes the successful transition to a remote work structure for our employees working in 35 countries globally, the implementation of stringent health and safety measures to safeguard employees at our plants and distribution centers, and the temporary closure of all our American Girl retail stores.

During these testing times, we are dedicated to supporting parents, caregivers, and children. Recognizing the unique challenges that parents and caregivers are facing, with schools closed and the need to both teach and entertain children at home, we have launched an online resource called the Mattel Playroom featuring activities and content to engage kids and encourage them to keep playing.

In addition, we are dedicated to supporting our broader communities facing the crisis. With healthcare workers on the front lines in need of personal protective equipment (PPE), our Design and Development team is leveraging their capabilities to produce face masks to help meet the significant demand for these supplies. In addition, we have executed grants to Feed the Children and Save the Children globally. The Mattel Children’s Foundation has donated art supplies, games, and other toys to the Los Angeles Unified School District to distribute to families in need and made similar donations to Baby2Baby, LA Family Housing, Partners for Pediatric Vision, Save the Children, and UCLA Mattel Children’s Hospital, among others.

As we continue to navigate through this, we remain focused on the execution of our transformation strategy and the pursuit of our mission to create innovative products and experiences that inspire, entertain, and develop children through play. At no time in our 75-year history has this mission been more vital than now.

Our work over the past two years to develop a proactive and flexible organization has served us well during this time. I am proud of how our team has embraced uncertainty and change, and demonstrated resilience in the face of this challenge. While these times are undoubtedly very testing, the actions we have taken to build a solid financial, organizational, and cultural foundation position us well to weather the storm.

We ended 2019 with our financial results reflecting significant improvement across the business and demonstrable progress on our strategy to transform Mattel into an IP-driven, high-performing toy company.

We continued to advance toward achieving our goals to restore profitability and regain topline growth in the short-to-mid term and are on-track to capture the full value of our intellectual property in the mid-to-long term.

As we navigate the days, weeks, and months ahead, I am confident that innovation and human determination will win out and we will all emerge stronger on the other side.

To our employees, partners, customers, and stockholders – thank you for your continued support and commitment to our success.

Stay healthy.

Sincerely,

Ynon Kreiz
Chairman and Chief Executive Officer

2020 Proxy Statement	1

Mattel, Inc.
Notice of 2020 Annual Meeting of Stockholders

Date and Time June 10, 2020 at 9:00 a.m. (Los Angeles time)	Virtual Meeting You may attend the virtual meeting by visiting: www.virtualshareholdermeeting.com/MAT2020	Record Date Holder of record of Mattel common stock at the close of business on April 13, 2020

We will consider and act on the following matters of business at our 2020 annual meeting of stockholders (“2020 Annual Meeting”):

Matter		The Board’s Recommendations
Proposal 1	Election of the nine director nominees named in the Proxy Statement: R. Todd Bradley, Adriana Cisneros, Michael Dolan, Ynon Kreiz, Soren Laursen, Ann Lewnes, Roger Lynch, Dominic Ng, and Dr. Judy Olian	FOR each Director Nominee
Proposal 2	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2020	FOR
Proposal 3	Advisory vote to approve named executive officer compensation (“Say-on-Pay”)	FOR
Proposal 4	Approval of the Fourth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR
Proposal 5	Stockholder proposal regarding an independent Board Chairman, if properly presented Such other business as may properly come before the 2020 Annual Meeting	AGAINST

In light of the rapidly changing developments related to the coronavirus (COVID-19), we made the decision to conduct a virtual annual meeting of stockholders, which will provide access for all stockholders while safeguarding the health and safety of our stockholders, directors, officers, employees, and other stakeholders. You will be able to attend the 2020 Annual Meeting, view the list of our stockholders of record, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MAT2020. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the 2020 Annual Meeting in person. Whether or not you expect to attend the 2020 Annual Meeting online, please vote as soon as possible so that your shares will be represented and voted at the 2020 Annual Meeting.

By Order of the Board of Directors

How To Vote		ROBERT NORMILE Secretary El Segundo, California April 27, 2020

Internet www.proxyvote.com (prior to June 10, 2020) www.virtualshareholdermeeting.com/MAT2020 (during the meeting)	Telephone 1-800-690-6903	Mail Mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2020. The proxy statement and the annual report are available at http://mattel.gcs-web.com/proxy-statements and http://mattel.gcs-web.com/annual-reports.

2	Mattel, Inc.

2020 Proxy Statement	3

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding our 2019 financial performance, please review our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2019, filed with the Securities and Exchange Commission (“SEC”) on February 25, 2020 and February 27, 2020, respectively (together, the “Form 10-K”). We made this Proxy Statement available to stockholders beginning on or around April 27, 2020.

Voting Matters and Board Recommendations

Matter	The Board’s Recommendations	Page
Election of Nine Director Nominees	FOR each Director Nominee	15
Ratification of PricewaterhouseCoopers LLP as our Independent Accounting Firm for 2020	FOR	44
Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”)	FOR	48
Approval of the Fourth Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR	100
Stockholder Proposal Regarding an Independent Board Chairman	AGAINST	113

2019 Strategic Overview and Business Highlights

We remain focused on the execution of our strategy to restore profitability and regain topline growth in the short-to-mid term, and capturing the full value of our intellectual property (“IP”) in the mid-to-long term.

Our 2019 financial results reflected significant improvement across the business and highlight demonstrable progress on our journey to transform Mattel into an IP-driven, high-performing toy company. The last year was an important inflection point in our transformation. We stabilized our topline after five consecutive years of revenue decline, continued to significantly improve profitability, and achieved positive Free Cash Flow for the first time in three years. We are encouraged by the progress we made in 2019 and will look to build on this progress moving forward.

2020 Proxy Statement	5

Proxy Summary

Two-Part Strategy to Transform Mattel into an IP-Driven, High-Performing Toy Company

In the short-to-mid term, our priorities are to continue to restore profitability by reshaping operations and to regain topline growth by growing our Power Brands and expanding our brand portfolio.	In the mid-to-long term, we are looking to capture the full value of our IP through franchise management and the development of our online retail and e-commerce capabilities.

1	Significant progress towards restoring profitability

In the last two years, we have succeeded in making significant progress towards the first priority of our strategy, restoring profitability. This success has been primarily driven by our Structural Simplification program, which was designed to streamline the organization, rationalize our cost base, and improve efficiency and performance across every part of our enterprise. This two-year program had a financial target of $650 million of run-rate savings exiting 2019. We achieved $875 million of run-rate savings, exceeding the original target by $225 million, or 35%. During the two-year period, we reduced our non-manufacturing workforce by 29%, cut capital expenditures by more than 60%, and made strategic investments of more than $150 million to position the Company for future growth.

To further support our short-to-mid term strategy, we launched our Capital Light program in 2019. This program is a multi-year, comprehensive effort to optimize our manufacturing footprint, increase the productivity of our plant infrastructure, and drive higher performance across the entire supply chain. To achieve these goals, we are rebalancing our global third-party manufacturing network and selling, closing, or consolidating some of our owned and operated plants, while retaining those which deliver competitive advantages in cost, quality, and service. As part of this program, we have closed three owned plants in Mexico, China, and Indonesia, and recently announced the closure of our manufacturing operations in Canada by the end of 2020.

Structural Simplification and Capital Light drove significant improvements in key profitability metrics across our business. Year-over-year financial improvements included a 420-basis point increase in Gross Margin to 44.0%, a $274 million increase in Operating Income to $39 million, and a $208 million increase in Operating Cash Flow to $181 million.

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Proxy Summary

Run-Rate Cost Savings	Gross Margin	Operating Income	Operating Cash Flow

2	Meaningful progress towards regaining topline growth

In addition to our significant progress towards restoring profitability in 2019, we also made meaningful progress towards the second priority of our short-to-mid term strategy – regaining topline growth, by stabilizing revenues after five previous years of decline. In 2019:
●	Net Sales were $4,505 million, flat as reported, including the negative foreign exchange impact of $75 million, and up 1% in constant currency*, versus prior year.
●	Gross Sales* were $5,065 million, flat as reported, including the negative foreign exchange impact of $92 million, and up 2% in constant currency*, versus prior year.
●	Gross Sales grew in every geographical region in constant currency, excluding American Girl, and in five of the six categories in which we operate.

3	On-track to capture the full value of our IP in the mid-to-long term

In the mid-to-long term, we remain focused on capturing the full value of our IP through franchise management and the development of our online retail and e-commerce capabilities. Mattel owns one of the strongest portfolios of children and family entertainment franchises in the world, with the potential to drive additional value through the monetization of our brands and franchises in highly-accretive, large verticals that are directly adjacent to the toy industry. These verticals include film, television, digital gaming, live events, music, consumer products, and merchandise.

In 2019, Mattel Films announced five theatrical films, for a total of eight movies in development in partnership with major studios and highly regarded talent.

Mattel TV ended the year with six series and four specials in production, and more than 30 projects in development.

Additionally, our Franchise Management team launched Mattel’s first self-published Hot Wheels mobile game as well as the UNO mobile game through Mattel163, our mobile gaming joint venture with NetEase.

*

Net Sales in constant currency, Gross Sales, and Gross Sales in constant currency are non-GAAP measures under the SEC’s rules. Please see Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations on page 127.

2020 Proxy Statement	7

Proxy Summary

Executive Compensation Highlights

Continued evolution of our executive compensation programs reflects our commitment to pay-for-performance and compensation governance best practices. In connection with a greater emphasis on at-risk performance-based compensation and long-term stockholder value creation, the Compensation Committee made two important changes to our Chief Executive Officer’s (“CEO”) annual long-term incentive (“LTI”) mix:

●	Eliminated time-based restricted stock units (“RSUs”), which comprised 25% of the LTI mix in 2018
●	Increased performance-based restricted stock units (“Performance Units”) to 75%, which comprised 50% of the LTI mix in 2018

This shift increased the overall percentage of our CEO’s annual target total direct compensation (“TDC”)* delivered in the form of performance-based equity. The other named executive officers (“NEOs”) continued to receive an annual LTI mix of 50% Performance Units, 25% time-based stock options (“stock options”), and 25% RSUs. The chart below shows the 2019 target TDC mix for our CEO, Mr. Kreiz, and the average 2019 target TDC for our other NEOs:

A Significant Portion of 2019 Target Total Direct Compensation is At Risk

CEO	Other NEOs

*

TDC is the sum of 2019 year-end annual base salary, MIP target incentive opportunity, and Annual LTI Value (i.e., grant value of Performance Units granted under the 2019-2021 Long-Term Incentive Program (“LTIP”), stock options, and RSUs).

2019 Pay-For-Performance Results

Pay outcomes for our NEOs in 2019 reflect our pay-for-performance philosophy.

Above target 2019 annual incentive payouts under the Mattel Incentive Plan (“MIP”) reflect significant progress in the execution of our strategy, resulting in increased profitability and the successful stabilization of revenues.
Our 2019 MIP financial measures focused on driving profitability, stabilizing revenues, and improving our working capital position. The 2019 MIP was structured as follows:

●	Financial measures and weightings:

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Proxy Summary

●	For each financial measure, 35% of the target could be earned for threshold performance, up to 200% for maximum performance, before weightings. No amounts could be earned for below threshold with performance. Additionally, no amounts could be earned, and no payouts could be made, unless we achieved the threshold level of Adjusted EBITDA performance, calculated to include 2019 incentive compensation expense, which was accomplished.
●	For each NEO, the amount earned under the financial measures was then multiplied by 0% to 125% (an “Individual Performance Multiplier”), based on a performance assessment of the NEO’s progress against individual goals that tied to the execution of our short-to-mid term strategy.
●	Payouts were capped at 200% of MIP target opportunity.

Our significant progress in restoring profitability, successful stabilization of revenues, margin improvement, and working capital performance resulted in a Company financial performance earnout of 175.6%, which was adjusted by the Individual Performance Multiplier, with total payouts not to exceed 200% of MIP target opportunity.

2019 MIP Financial Measures and Earnout Results

Financial Measure*	Weighting	Threshold (35% earned)	Target (100% earned)	Max (200% earned)	% Earned before weighting	% Earned after weighting

Adjusted EBITDA	50%				200%	100%

Adjusted Net Sales	20%				106.4%	21.3%

Adjusted Gross Margin	15%				200%	30%

Adjusted Inventory & Accounts Receivable	15%				162%	24.3%
TOTAL EARNED						175.6%
*	Certain financial measures described above are non-GAAP measures under the SEC’s rules. Please see Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations on page 127. All of the performance measures were adjusted in accordance with the MIP parameters, which were approved by the Compensation Committee. Adjustments are intended to ensure that events outside of the control of management do not unduly influence the achievement of the performance measures. The adjustments under the MIP are described on page 66 and each measure is defined under “Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations.”

2020 Proxy Statement	9

Proxy Summary

Performance Units Earned under 2017-2019 LTIP Reflect Strong Improvement in Adjusted EPS

Our 2017-2019 LTIP, which had a performance period from January 1, 2017 through December 31, 2019, based payout on achievement against annual Adjusted Earnings Per Share (“Adjusted EPS”) goals set on an annual basis with earnouts averaged over the three-year performance period, plus a relative total stockholder return (“TSR”) modifier of +/- 50 percentage points, based on our relative TSR over the three-year performance period versus the companies in the S&P 500.

We achieved a three-year average earnout of 100% under our annual Adjusted EPS financial measure. As of the end of the performance period, December 31, 2019, our relative TSR resulted in a TSR adjustment of negative 50 percentage points. Accordingly, the cumulative total earnout was 50% of target Performance Units granted, plus dividend equivalent shares equal to 4% of the shares earned.

2017-2019 LTIP Financial Measures and Earnout Results

Goal*	Threshold (50% earned)	Target (100% earned)	Max (150% earned)	% Earned Each Year
2017 Adjusted EPS				0%
2018 Adjusted EPS				150%
2019 Adjusted EPS				150%
Three-Year Average Earnout for Adjusted EPS				100%
	Effect of TSR Modifier			Actual at December 31, 2019
Mattel TSR Relative to S&P 500	≤25th	50th	≥75th	4th
Earnout Percentage Modifier**	-50%	No change	+50%	-50%
TOTAL EARNED				50%
*	Adjusted EPS is a non-GAAP measure under the SEC’s rules. Please see Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations on page 127 for a description of the adjustments under the MIP.
**	TSR levels achieved between the 25th, 50th, and 75th percentiles are linearly interpolated.

Dividend equivalents were accumulated in shares of stock attributed to each Performance Unit based upon the number of shares earned, assuming each dividend is reinvested in shares as of the closing price on the ex-dividend date, and participates in future dividend distributions, for all dividends during the three-year performance period.

10	Mattel, Inc.

Proxy Summary

The following table summarizes the 2017-2019 LTIP payout. Messrs. Kreiz and Euteneuer did not receive 2017-2019 Performance Units due to their hire dates, and accordingly are excluded from the table.

2017-2019 LTIP Payout

Name	Target Performance Units Granted	Actual Shares Earned	Dividend Equivalent Shares Earned	Total Shares Earned
Richard Dickson	37,355	18,678	777	19,455
Roberto Isaias	5,603	2,802	117	2,919
Robert Normile	13,074	6,537	272	6,809

Compensation Governance Best Practices

The Compensation Committee maintains the following compensation governance best practices, which establish strong safeguards for our stockholders and further enhance the alignment of the interests of our management and stockholders:

What We Do
✓Compensation Recovery Policy (“Clawback Policy”) applicable to all Section 16 officers and other direct reports to the CEO
✓Best practices in severance arrangements, including severance benefits at competitive levels not greater than 2x
✓Double-trigger accelerated vesting in the event of a change of control
✓Robust stock ownership guidelines as a multiple of base salary: 6x for CEO, 4x for Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”), 3x for other NEOs
✓Independent compensation consultant
✓Annual compensation risk assessment
✓Annual executive compensation comparator peer companies (“peer group”) review
✓Annual tally sheet review

What We Do Not Do
✕No excise tax gross-ups on severance or other payments in connection with a change of control
✕No poor pay practice of tax gross-ups on perquisites and benefits
✕No hedging or pledging by Board members, officers, or employees permitted

2020 Proxy Statement	11

Proxy Summary

Board Composition

Name	Age	Director Since	Audit	Compensation	Governance and Social Responsibility	Finance	Executive	Equity Grant Allocation
R. Todd Bradley† Independent	61	2018
Adriana Cisneros Independent	40	2018
Michael Dolan Independent Lead Director	73	2004
Ynon Kreiz	55	2017
Soren Laursen(1) Independent	56	2018
Ann Lewnes Independent	58	2015
Roger Lynch† Independent	57	2018
Dominic Ng† Independent	61	2006
Dr. Judy Olian Independent	68	2018
Vasant Prabhu†(2) Independent	60	2007
= Chair
†	= Audit Committee Financial Expert
= Member
(1)	Mr. Laursen was determined to be independent after his service as interim Executive Director ended on September 30, 2019.
(2)	Mr. Prabhu is not standing for re-election at the 2020 Annual Meeting.

12	Mattel, Inc.

Proxy Summary

Director Nominees Snapshot

Diversity	Independence

Average Tenure	Average Age

Director Nominees Skills, Attributes, and Experience

We believe effective oversight comes from a board of directors that represents a diverse range of experience and perspectives that provide the collective talent, skills, areas of expertise and experience, diversity, and independence necessary for sound governance. The nominees to our board of directors (the “Board”) possess a diverse set of skills, attributes, and experience, which align with our business strategy and contribute to effective oversight. A summary of the attributes of our director nominees is outlined below.

Industry		●	●	●	●		●
Finance	●		●	●	●		●	●
Diversity		●				●		●	●
Brand and Marketing	●	●	●	●	●	●
International Operations	●	●	●	●	●	●	●	●
Sustainability		●		●	●	●			●
Human Capital Management	●	●	●	●	●		●	●	●
Senior Leadership	●	●	●	●	●	●	●	●	●

2020 Proxy Statement	13

Proxy Summary

Corporate Governance Highlights

We maintain industry-leading corporate governance and Board practices that ensure accountability and enhance effectiveness in the boardroom.

Corporate Governance Practices	Board Practices
✓Annual elections for all directors
✓Majority voting standard
✓Robust Independent Lead Director role with significant responsibilities
✓Stockholder right to call special meetings
✓Stockholder right to proxy access
✓Stockholder ability to remove directors with or without cause
✓Stockholder ability to act by written consent

✓Routine review of Board leadership structure
✓Annual Board and committee evaluations
✓Robust director succession and search process
✓Annual review and evaluation of the CEO performance by independent directors
✓Quarterly executive sessions held without management present
✓Comprehensive risk management with Board and committee oversight
✓Eight of nine director nominees are independent

No Hedging or Pledging Permitted

Our Insider Trading Policy, as implemented, prohibits Board members, officers, and employees from (i) engaging in hedging, monetization or speculative transactions in Mattel common stock (including zero-cost collars, forward sale contracts, short sales, transactions in publicly-traded options, or other derivative securities), and (ii) holding Mattel shares in a margin account, pledging Mattel shares, or using Mattel shares owned as collateral for loans.

Ongoing Stockholder Engagement Program

We have established and maintain an ongoing and active stockholder engagement program. This engagement helps inform the Board’s understanding of stockholder perspectives on a wide range of matters. Stockholder dialogue is a year-round practice for Mattel through our Investor Relations team, with more concerted and focused efforts by an independent director, with management, once or twice a year.

We believe our regular stockholder engagement is productive and provides an open exchange of ideas and perspectives for both Mattel and our stockholders. Feedback received from our stockholders during these engagements is regularly shared with the full Board, the Governance and Social Responsibility Committee, and the Compensation Committee, who consider this feedback when making decisions.

In the spring of 2019, our Independent Lead Director, Mr. Dolan, and members of senior management had discussions with stockholders representing approximately 71% of our outstanding shares. Similarly, in the beginning of 2020, Mr. Dolan and members of senior management had discussions with stockholders representing approximately 63% of our outstanding shares. These discussions focused on our strategy, corporate governance matters, executive compensation, and long-term commitment to integrating sustainability into our business.

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Corporate Governance at Mattel

Proposal 1	Election of Directors
The Board recommends that stockholders vote FOR each of the nominees named herein for election as directors.

After receiving input from members of the Governance and Social Responsibility Committee, the Board has nominated nine director nominees for election at the 2020 Annual Meeting, all of whom are currently directors. The director nominees will hold office from election until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier death, resignation, disqualification, or removal:

R. Todd Bradley	Ynon Kreiz	Roger Lynch

Adriana Cisneros	Soren Laursen	Dominic Ng

Michael Dolan	Ann Lewnes	Dr. Judy Olian

Each director nominee has consented to being named in this Proxy Statement as a nominee for election as a director and agreed to serve as a director, if elected.

If your properly submitted proxy does not contain voting instructions, the persons named as proxies will vote your shares “for” the election of each of the nine director nominees named above. If, before the 2020 Annual Meeting, any director nominee becomes unavailable to serve, the Board may identify a substitute for such director nominee and treat votes “for” the unavailable director nominee as votes “for” the substitute. We presently believe that each of the nominees will be available to serve.

2020 Proxy Statement	15

Corporate Governance at Mattel

Director Nominees Overview

Diversity	Independence

Average Tenure	Average Age

Board Refreshment

78%
of our director nominees joined our Board within the last 5 years
Key skills, attributes, and experience brought to the Board:

●Industry ●Brand and Marketing ●Finance ●Human Capital Management ●Diversity ●Senior Leadership ●International Operations ●Sustainability

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Corporate Governance at Mattel

Director Nominees Skills, Attributes, and Experience

Our director nominees possess a diverse set of skills, attributes, and experience, which align with our business strategy and contribute to effective oversight. A summary is outlined below.

Industry	Brand and Marketing
5 out of 9 nominees	6 out of 9 nominees
As a leading global children's entertainment company that specializes in the design and production of quality toys and consumer products, directors with significant experience in the consumer goods and entertainment industries provide valuable perspective on issues specific to the operation of our business.	We own a portfolio of global brands with vast IP potential. As we look to capture the full value of our IP in the mid-to-long term, directors with relevant experience in consumer marketing or brand management, especially on a global basis, provide important insights to our Board.

Finance	Human Capital Management
6 out of 9 nominees	8 out of 9 nominees
We measure our operating and strategic performance by reference to certain financial metrics. Accurate financial reporting is critical to Mattel’s success. Accordingly, we seek to have a number of directors who qualify as audit committee financial experts (as defined by SEC rules).	Our people are among our most important assets and we believe the successful development and retention of our employees is critical to our success. As such, we benefit from having directors with a deep understanding of human capital management obtained from experience as a senior leader in a large organization.

Diversity	Senior Leadership
4 out of 9 nominees	9 out of 9 nominees
We understand that a culture rich in diversity is key to our business success, as it allows us to better understand the business opportunities in various markets around the world, and develop products that resonate with consumers in diverse cultures. Diverse directors representing a range of perspectives expands the Board’s understanding of the needs and viewpoints of consumers, employees, and other stakeholders worldwide.	Directors with CEO or senior management experience have a demonstrated record of leadership and a practical understanding of organizations, processes, strategy, risk, and risk management, as well as methods to drive change and growth. Through their service as top leaders at other companies, our directors also bring valuable perspectives on common issues affecting large and complex organizations.

International Operations	Sustainability
8 out of 9 nominees	5 out of 9 nominees
Our business is worldwide in scope, with operations in over 50 countries and territories, offices and/or warehouse space in 35 countries, and multiple facilities across multiple countries producing our products. As such, we benefit from directors having experience as a senior leader in a large organization with international operations.	We recognize our responsibility to be a global, corporate citizen, and positive environmental steward, which is a priority for the entire organization. Our directors are committed to our sustainability initiatives designed to achieve long-term stockholder value through a responsible, sustainable business model.

2020 Proxy Statement	17

Corporate Governance at Mattel

Director Nominees for Election

The Board, after receiving input from members of the Governance and Social Responsibility Committee, selected director nominees whose talents, skills, areas of expertise and experience, diversity, and independence, including those highlighted above, led the Board to conclude that these persons should serve as our directors at this time.

For each director nominee, set forth below is his or her name, age, tenure as a director of Mattel, and a description of his or her principal occupation, other business experience, public company experience, and other directorships held during the past five years. The specific experiences, qualifications, and attributes that led the Board to conclude that each nominee should serve as a director are described below.

Age: 61 Director Since: 2018 Mattel Committee Memberships: ●Audit Committee ●Compensation Committee Other Current Public Directorships: ●Eastman Kodak Company
R. Todd Bradley

Key Experience/Director Qualifications

Mr. Bradley brings to Mattel’s Board significant leadership, finance, digital, marketing, and technology experience. As a prior Chief Executive Officer of a technology-driven company, he brings digital, marketing, and technology expertise relevant to Mattel’s strategy, and management experience with logistics, production, and quality control. In addition, Mr. Bradley has proven experience with turnaround companies in driving growth and improving profitably.

Career Highlights

Mozido, LLC, a global provider of digital commerce and payment solutions
●Chief Executive Officer and Director (December 2016 – May 2017)
TIBCO Software, Inc., an integration, analytics, and event-processing software company
●President (June 2014 – December 2014)
Hewlett-Packard Company, a global provider of products, technologies, software, solutions, and services
●Executive Vice President Strategic Growth Initiatives (June 2013 – June 2014)
●Executive Vice President of Printing and Personal Systems Group (March 2012 – June 2013)
●Executive Vice President of Personal Systems Group (June 2005 – March 2012)
PalmOne, a maker of mobile devices and WebOS
●President and Chief Executive Officer (October 2003 – March 2005)

Additional Leadership Experience and Service

●Director, Eastman Kodak Company since 2017; also serves on Compensation and Nominating & Governance Committees
●Director, TrueCar, Inc. (2013 – 2016)
●Trustee, Newseum (2014 – 2016)

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Corporate Governance at Mattel

Age: 40 Director Since: 2018 Mattel Committee Memberships: ●Governance and Social Responsibility Committee
Adriana Cisneros

Key Experience/Director Qualifications

Ms. Cisneros brings to Mattel’s Board significant leadership, media, real estate, entertainment, consumer products, and digital experience. As the Chief Executive Officer of a global company, she has valuable expertise in restructuring, growth strategy, and technology. Ms. Cisneros has experience transforming a company through innovation and digital strategy. She brings a valuable perspective on global consumers and corporate social responsibility. She also has experience serving on the boards of nonprofit entities.

Career Highlights

Cisneros Group of Companies, a global enterprise focused on media & entertainment, digital advertising solutions, real estate, and social leadership
●Chief Executive Officer since September 2013
●Vice Chairman and Director of Strategy (September 2005 – August 2013)

Additional Leadership Experience and Service

●President, Fundación Cisneros since 2009
●Co-chair, Endeavor Miami since 2014
●Director, International Academy of Television Arts & Sciences since 2015; also serves on Executive Committee
●Trustee, Paley Center for Media since 2016
●Director, Museum of Modern Art (“MoMA”) since 2012; also serves on Latin American Acquisition Committee
●Director, MoMA PS1 since 2006
●Director, Parrot Analytics since 2018
●Director, Knight Foundation since 2017; also serves on Program Committee
●Director, University of Miami since 2017
●Director, Citibank Private Bank Latin American Advisory Board since 2018

2020 Proxy Statement	19

Corporate Governance at Mattel

Age: 73

Director Since: 2004

Mattel Committee Memberships:

●Compensation Committee (Chair)
●Executive Committee (Chair)
●Governance and Social Responsibility Committee
Other Current Public Directorships:
●Haymaker Acquisition Corp. II
●OneSpaWorld Holdings Limited

Michael Dolan

Key Experience/Director Qualifications

As a former Chief Executive Officer of a large global company, Mr. Dolan brings to Mattel’s Board significant leadership, finance, global consumer products and branding, strategic marketing, and operations experience. Mr. Dolan also brings a valuable perspective on the entertainment industry through his experience as the former Chief Executive Officer of IMG, which is important to Mattel since many of our most popular toys are derived from licensed entertainment properties. In addition, Mr. Dolan’s long tenure with Young & Rubicam enables him to provide unique insights into brand building and advertising. Mr. Dolan has also gained valuable experience as the Chief Financial Officer of IMG, Viacom, and Young & Rubicam, where he dealt with complex accounting principles and judgments, internal controls, and financial reporting rules and regulations, and evaluated the financial results and financial reporting processes of large companies.

Career Highlights

Bacardi Limited, a global privately-held spirits company
●Chief Executive Officer (November 2014 – September 2017)
●Director (2009 – September 2017; served on Audit Committee until 2014)
●Interim Chief Executive Officer (May 2014 – November 2014)
IMG Worldwide, a global sports, fashion, and media entertainment company
●Chairman of the Board and Chief Executive Officer (November 2011 – May 2014)
●President and Chief Operating Officer (April 2011 – November 2011)
●Executive Vice President and Chief Financial Officer (April 2010 – April 2011)
Viacom, Inc., a global entertainment content company
●Executive Vice President and Chief Financial Officer (May 2004 – December 2006)
Kohlberg Kravis Roberts & Co., a global investment firm
●Senior Advisor (October 2004 – May 2005)
Young & Rubicam, Inc., a global marketing and communications company
●Chairman of the Board and Chief Executive Officer (2001 – 2003)
●Vice Chairman and Chief Operating Officer (2000 – 2001)
●Vice Chairman and Chief Financial Officer (1996 – 2000)

Additional Leadership Experience and Service

●Director, March of Dimes since 2013
●Director, Northside Center for Child Development since 2003
●Chairman of the Board, America’s Choice, Inc. (2004 – 2010)

20	Mattel, Inc.

Corporate Governance at Mattel

Age: 55 Director Since: 2017 Mattel Committee Memberships: ●Equity Grant Allocation Committee Other Current Public Directorships: ●Warner Music Group Corp.
Ynon Kreiz

Key Experience/Director Qualifications

Mr. Kreiz brings to Mattel’s Board of Directors significant leadership, finance, multimedia, entertainment, and content experience, and during his tenure as a director of Mattel has gained a deep understanding of Mattel’s business and the toy industry. As a former Chief Executive Officer of a number of global media companies and a board member of Warner Music Group Corp., he brings a valuable perspective on the entertainment, digital, and media industries, including a focus on children’s programming. He was also General Partner at Balderton Capital where he was active in early stage technology and media investments.

Career Highlights

Maker Studios, Inc., a global digital media and content network company

●Chairman of the Board (June 2012 – May 2014)
●Chief Executive Officer (May 2013 – January 2015)

Endemol Group, one of the world’s leading television production companies

●Chairman of the Board and Chief Executive Officer (June 2008 – June 2011)

Balderton Capital (formerly Benchmark Capital Europe), a venture capital firm

●General Partner (2005 – 2007)

Fox Kids Europe N.V., a children’s entertainment company

●Chairman of the Board, Chief Executive Officer and Co-founder (1996 – 2002)

Other Public Company Directorships

●Warner Music Group Corp. since May 2015; also serves on Audit Committee

Additional Leadership Experience and Service

●Chairman of the Board, Showmax (March 2017 – August 2018)
●Board of Advisors, Anderson Graduate School of Management at UCLA since April 2015
●Chairman of Board of Trustees, Israeli Olympic Committee, London Games (2012)

2020 Proxy Statement	21

Corporate Governance at Mattel

Age: 56 Director Since: 2018 Mattel Committee Memberships: ●Finance Committee ●Governance and Social Responsibility Committee
Soren Laursen

Key Experience/Director Qualifications

Mr. Laursen brings to Mattel’s Board of Directors significant leadership, finance, brand, marketing, retail, global, and toy industry experience. As a former Chief Executive Officer of a toy retail company and former President of a toy manufacturer, he has tested experience and understanding of Mattel’s business and the global commercial toy industry, deep expertise in developing strong brand franchises supported by compelling media, digital and technology activations, and leadership experience in successfully turning around a company and driving growth.

Career Highlights

TOP-TOY, a toy retailer in the Nordic market

●Chief Executive Officer (April 2016 – January 2018)

LEGO Systems, Inc., the Americas division of the family-owned and privately-held The LEGO Group, a toy company based in Denmark

●President (January 2004 – March 2016)

The LEGO Company

●Senior Vice President, Europe North and Europe East (April 2000 – December 2003)
●Senior Vice President, Special Markets (1999 – 2000)
●Vice President/General Manager, LEGO New Zealand (1995 – 1999)

Additional Leadership Experience and Service

●Interim Executive Director, Mattel (October 2018 – September 2019)
●Advisor, American Toy Industry Association since 2014; served as Chairman 2012-2014 and Board Member at large since 2004
●Director, A.T. Cross, R.I and Varier Furniture A/S Oslo since 2014
●Director, LEGO Children’s Fund (2010 – 2016)
●Director, Connecticut Children’s Medical Center (2008 – 2016; served on Executive and Strategy Task Force Committee)

22	Mattel, Inc.

Corporate Governance at Mattel

Age: 58 Director Since: 2015 Mattel Committee Memberships: ●Executive Committee ●Governance and Social Responsibility Committee (Chair)
Ann Lewnes

Key Experience/Director Qualifications

As a global media and marketing leader in the technology industry, Ms. Lewnes brings to Mattel’s Board her significant leadership experience in branding, advertising, technology, and financial management marketing. She also brings experience in driving strategic growth and global demand at two public technology companies, as well as her experience serving on the boards of nonprofit entities. At Adobe, Ms. Lewnes is responsible for Adobe’s corporate brand, corporate communications, and integrated marketing efforts worldwide, and has spearheaded the transformation of the company’s global marketing efforts to be digital-first and data-driven. At Intel, Ms. Lewnes played a key role globally positioning the business and products to consumers, business professionals, and key computer channels.

Career Highlights

Adobe Systems Incorporated, a multinational computer software company providing digital marketing and media solutions

●Executive Vice President and Chief Marketing Officer since January 2016
●Senior Vice President and Chief Marketing Officer (November 2006 – January 2016)

Intel Corporation, a multinational semiconductor manufacturing company that designs, manufactures, and sells integrated digital technology platforms

●Vice President, Sales & Marketing (2000 – 2006)

Awards Received

●Matrix Award (2020)
●American Marketing Association Hall of Fame (2019)
●Forbes Most Influential CMOs (2017-2020)

Additional Leadership Experience and Service

●Director, Advertising Council (2009-2019)
●Director, Adobe Foundation since 2009

2020 Proxy Statement	23

Corporate Governance at Mattel

Age: 57 Director Since: 2018 Mattel Committee Memberships: ●Audit Committee ●Finance Committee
Roger Lynch

Key Experience/Director Qualifications

Mr. Lynch brings to Mattel’s Board significant leadership, media, technology, and internet experience. He has a wealth of consumer experience, including experience leveraging changing consumer behaviors that can be applied to help further Mattel’s growth. Additionally, he has extensive experience leading, innovating, and scaling consumer media and technology businesses globally, including having guided a number of companies through critical transformation periods. Through his media industry experience, Mr. Lynch has frequently worked with large content providers to create business models that embrace technological changes in distribution.

Career Highlights

Condé Nast, a global media company

●Chief Executive Officer since April 2019

Pandora Media, Inc., a streaming music service

●Chief Executive Officer, President, and Director (September 2017 – February 2019)

Sling TV Holding LLC, an on-demand internet streaming television service (subsidiary of DISH Network)

●Chief Executive Officer and Director (July 2012 – August 2017)

Dish Network LLC, a pay television operator

●Executive Vice President, Advanced Technologies (November 2009 – July 2012)

Video Networks International, Ltd., an internet protocol television provider

●Chairman and Chief Executive Officer (2002 – 2009)

Chello Broadband N.V., a broadband internet service provider in Europe

●President and Chief Executive Officer (1999 – 2001)

Additional Leadership Experience and Service

●Director, USC Dornsife School of Letters, Arts and Sciences since 2018
●Director, Quibi LLC since 2018
●Director, Tuck School of Business at Dartmouth since 2017
●Director, Video Networks International LTD since 2002
●Director, Roku LLC (2012 – 2017)
●Director, Digitalsmiths LLC (2010 – 2015; served as Chair of Compensation Committee)

24	Mattel, Inc.

Corporate Governance at Mattel

Age: 61 Director Since: 2006 Mattel Committee Memberships: ●Audit Committee ●Executive Committee ●Finance Committee (Chair) Other Current Public Directorships: ●East West Bancorp, Inc.
Dominic Ng

Key Experience/Director Qualifications

As the Chief Executive Officer of one of the largest independent banks headquartered in Southern California, Mr. Ng brings to Mattel’s Board significant experience in leadership, strategy, business development, and global business. He also has valuable experience in dealing with complex accounting principles and judgments, internal controls, and financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. Mr. Ng transformed East West Bank from a small savings and loan association based in Los Angeles into a large, full service commercial bank with exclusive focus on the United States and Greater China markets. Mr. Ng’s extensive experience conducting business in China is extremely valuable to Mattel because of Mattel’s large manufacturing presence in China and emerging markets initiatives (including China). He also brings to Mattel’s Board extensive business and governmental relationships in the State of California and the greater metropolitan area of Los Angeles, where Mattel is headquartered.

Career Highlights

East West Bancorp, Inc. and East West Bank, a global bank based in California

●Chief Executive Officer and Chairman of the Board since 1992
●President (1992 – 2009)

Seyen Investment, Inc., a private family investment business

●President (1990 – 1992)

Deloitte & Touche LLP, an accounting firm

●Certified Public Accountant (1980 – 1990)

Other Public Company Directorships

●East West Bancorp, Inc. since 1992; also Chairman since 1992
●PacifiCare Health Systems, Inc. (2003 – 2005)

Additional Leadership Experience and Service

●Director, STX Entertainment since 2016
●Trustee, University of Southern California since 2014
●Trustee, Academy Museum of Motion Pictures since 2018
●Member, Keck School of Medicine Board of Overseers since 2016
●Director of the following non-profit entities and government organizations: Federal Reserve Bank of San Francisco – Los Angeles Branch (2005 – 2011); California Bankers Association (previously 2002 – 2011, 2016 – 2017); Chairman, Committee of 100 (2011 – 2014); The United Way of Greater Los Angeles (2006 – 2014); Pacific Council on International Policy (2010 – 2013); and Los Angeles’ Mayor’s Trade Advisory Council as Co-Chair (2009 – 2011)

2020 Proxy Statement	25

Corporate Governance at Mattel

Age: 68

Director Since: 2018

Mattel Committee Memberships:

●Compensation Committee
●Governance and Social Responsibility Committee

Other Current Public Directorships:

●Ares Management LLC
●United Therapeutics Corp.

Dr. Judy Olian

Key Experience/Director Qualifications

As the President of Quinnipiac University, and former Dean of the UCLA Anderson School of Management for over 12 years, Dr. Olian brings to Mattel’s Board her extensive leadership record in running large organizations, as well as her professional expertise in human resource management, top management teams, and management strategy. She also has extensive board experience in publicly traded and non-profit boards. Prior to her most recent roles, she serves as Dean of Penn State’s Smeal College of Business, and in various faculty and leadership roles at the University of Maryland. She was also a management consultant, and chairman of AACSB International, the premier accrediting and thought leadership organization for global business schools.

Career Highlights

Quinnipiac University

●President since July 2018

UCLA Anderson School of Management

●Dean and John E. Anderson Chair in Management (January 2006 – July 2018)

Additional Leadership Experience and Service

●Director, Ares Management LLC since 2015; also serves on Audit Committee
●Director, United Therapeutics Corp. since 2016; also serves on Compensation Committee
●Director, UCLA Technology Development Corporation (2014 – 2018)
●Board member, Business-Higher Education Forum
●Member, CT Governor’s Workforce Commission
●Advisory Board Member, Catalyst Inc. since 2011
●Board member, AdvanceCT related to economic development, appointed by Governor of Connecticut
●Chairman, Loeb Awards for Excellence in Business Journalism (2006-2018)
●Member, International Advisory Board, Peking University School of Business (2007-2016)

26	Mattel, Inc.

Corporate Governance at Mattel

Board Composition and the Director Nomination Process

Director Nominees Skills, Attributes, and Experience

Industry		●	●	●	●		●
Finance	●		●	●	●		●	●
Diversity		●				●		●	●
Brand and Marketing	●	●	●	●	●	●
International Operations	●	●	●	●	●	●	●	●
Sustainability		●		●	●	●			●
Human Capital Management	●	●	●	●	●		●	●	●
Senior Leadership	●	●	●	●	●	●	●	●	●

Identifying and Evaluating Director Nominees

The Board, acting through the Governance and Social Responsibility Committee, is responsible for identifying and evaluating candidates for membership on the Board. The Board’s Amended and Restated Guidelines on Corporate Governance (the “Guidelines on Corporate Governance”) set forth the process for selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying potential candidates and screening them, with input from the Chairman of the Board.

Under the Guidelines on Corporate Governance and the charter of the Governance and Social Responsibility Committee, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the appropriate skills and characteristics required of Board members given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity, and independence of the Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the committee to be appropriate for review, are also considered.

The charter of the Governance and Social Responsibility Committee also sets forth the process by which the committee actively seeks qualified director candidates for recommendation to the Board. The committee, with input from the Chairman of the Board, screens candidates to fill any vacancies on the Board, solicits recommendations from Board members as to such candidates, and considers recommendations for Board membership submitted by stockholders as described further below. The committee works with a third-party, independent search firm to locate candidates who may meet the needs of the Board. Candidates who the committee expresses interest in pursuing must meet in person with at least two members of the committee before being selected. The committee recommends to the Board the director nominees for election at each annual meeting of stockholders.

2020 Proxy Statement	27

Corporate Governance at Mattel

Our Director Nominations Policy describes the methodology for selecting the candidates who are included in the slate of director nominees recommended to the Board and the procedures for stockholders to follow in submitting nominations and recommendations of possible candidates for Board membership.

Under our Director Nominations Policy, each director nominee should, at a minimum, possess the following:
●	An outstanding record of professional accomplishment in his or her field of endeavor;
●	A high degree of professional integrity, consistent with Mattel’s values;
●	Willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and
●	Willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the judgment of the Governance and Social Responsibility Committee, interfere with or limit his or her ability to do so.

Our Director Nominations Policy also lists the following additional skills, experiences, and qualities that are desirable in director nominees:
●	Skills and experiences relevant to Mattel’s business, operations, or strategy;
●	Qualities that help the Board achieve a balance of a variety of knowledge, experience, and capability on the Board, and an ability to contribute positively to the collegial and collaborative culture among Board members; and
●	Qualities that contribute to the Board’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences, and backgrounds, as well as other differentiating characteristics.

Lastly, a nominee’s ability to qualify as an independent director of Mattel is considered in terms of both the overall independence of Mattel’s Board as well as the independence of its committees.

The committee reviews the Director Nominations Policy periodically and may amend the policy from time to time as necessary or advisable based on changes to applicable legal requirements and listing standards as well as the evolving needs and circumstances of the business. In addition, the Guidelines on Corporate Governance are reviewed periodically and may be changed by the Board only if, upon a determination by the independent directors in executive session, the independent directors determine that such change is in the best interests of the Company and its stockholders and recommend such change to be made to the full Board. For additional information on the Board’s selection and evaluation process, see our Director Nominations Policy, which is available on Mattel’s corporate website at http://corporate.mattel.com/about-us/relatedlinks.aspx.

Stockholder Recommendations of Director Candidates

The Governance and Social Responsibility Committee will consider recommendations for director candidates made by stockholders and evaluate them using the same criteria as for other candidates. Under our Director Nominations Policy, any such recommendation must include a detailed statement explaining why the stockholder is making the recommendation, as well as all information that would be required were the stockholder to nominate such person under our Amended and Restated Bylaws (the “Bylaws”) or applicable law. For additional information on stockholder recommendations, see our Bylaws and Director Nomination Policy, which are available on Mattel’s corporate website at http://corporate.mattel.com/about-us/relatedlinks.aspx.

28	Mattel, Inc.

Corporate Governance at Mattel

Stockholder recommendations for director candidates should comply with our Director Nominations Policy and should be addressed to:

Governance and Social Responsibility Committee
c/o Secretary, TWR 15-1
Mattel, Inc.
333 Continental Boulevard
El Segundo, CA 90245-5012

Stockholder Proxy Access Right

Our Bylaws permit a stockholder, or group of up to 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director nominees constituting up to the greater of two nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws. Additional information on the deadlines to submit director nominations pursuant to the proxy access provisions of our Bylaws is set forth on page 125 under “Director Nominations Pursuant to Proxy Access Provisions.”

Board Structure

Board Leadership Structure

The Board believes that one of its most important responsibilities is to evaluate and determine the most appropriate Board leadership structure for Mattel so that it can provide effective, independent oversight of management and facilitate its engagement in, and understanding of, Mattel’s business. To carry out this responsibility, the Guidelines on Corporate Governance empower the Board to evaluate and determine the optimal leadership structure for the Company in relation to Mattel’s specific characteristics or circumstances at any given time. The Board evaluates its structure periodically, as well as when warranted by specific circumstances, such as the appointment of a new CEO. As part of its evaluation, the Board assesses which structure it believes is in the best interests of Mattel and its stockholders based on the evolving needs of the Company. This governance structure provides the Board appropriate flexibility to determine the leadership structure best suited to support the dynamic demands of our business.

In April 2018, in connection with Mr. Kreiz’s appointment as CEO, the Board determined that the Company and its stockholders would be best served by a leadership structure in which Mr. Kreiz serves as Chairman and CEO, counterbalanced by a strong, independent Board led by Mr. Dolan, as Independent Lead Director.

The Board believes that this leadership structure, including our strong Independent Lead Director, best serves Mattel and its stockholders at this time by leveraging executive leadership experience while providing effective independent oversight. Our Independent Lead Director, elected annually by the independent directors of the Board, has specifically-enumerated powers and responsibilities, providing the same leadership, oversight, and benefits to the Company and Board that would be provided by an independent chairman.

Independent leadership still remains an important pillar of the Board leadership structure and, as such, the Company continues to have an Independent Lead Director with robust, well-defined responsibilities as set forth below under “Independent Lead Director Responsibilities.”

2020 Proxy Statement	29

Corporate Governance at Mattel

Going forward, the Board will continue to evaluate its leadership structure in order to ensure it aligns with and supports the evolving needs and circumstances of the Company and its stockholders.

Michael Dolan | Independent Lead Director
●Director since 2004; Independent Lead Director since 2015
●Chair of the Compensation Committee and Executive Committee; member of Governance and Social Responsibility Committee
●Board experience at Mattel in multiple operating environments

Independent Lead Director Responsibilities

The Board recognizes the importance of strong independent Board leadership. As such, the independent directors of the Board elect annually an Independent Lead Director when the Chairman is not independent. The Board believes that the Independent Lead Director provides the Company and the Board with the same independent leadership, oversight, and benefits that would be provided by an independent Chairman.

The Independent Lead Director’s duties include the following significant powers and responsibilities:

✓Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
✓Serves as liaison between the Chairman and the independent directors;
✓Approves information sent to the Board;
✓Approves meeting agendas for the Board;
✓Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;
✓Has authority to call meetings of the independent directors; and
✓If requested by major stockholders, ensures that he or she is available for consultation and direct communication.

In 2019, the independent directors of the Board re-elected Mr. Dolan to serve as the Board’s current Independent Lead Director, a position he has held since January 2015. The Board believes that Mr. Dolan’s extensive business experience across a variety of industries, unique insights in the areas of advertising and brand building, and prior service on several boards of directors make him well qualified to serve as Mattel’s Independent Lead Director.

Board Independence Determinations

Mattel’s Board has adopted Guidelines on Corporate Governance consistent with Nasdaq listing standards that include qualifications for determining director independence. These provisions incorporate Nasdaq’s categories of relationships between a director and a listed company that would make a director ineligible to be independent.

The Board has affirmatively determined that each of the directors who served in 2019 (except Mr. Kreiz and, prior to October 1, 2019, Mr. Laursen) is independent within the meaning of both Mattel’s and Nasdaq’s director independence standards, as currently in effect, and has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Kreiz ceased being independent as of April 26, 2018 when he became CEO. Mr. Laursen ceased being independent as of October 8, 2018 when he became interim Executive Director, but was determined to be independent after his service as interim Executive Director ended on September 30, 2019. Furthermore, the Board has determined that each of the members of our Audit Committee, Compensation Committee, and Governance and Social Responsibility Committee is independent within the meaning of Nasdaq director independence standards applicable to members of such committees, as currently in effect.

30	Mattel, Inc.

Corporate Governance at Mattel

The Compensation Committee members also qualify as “non-employee directors” and “outside directors” within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and Section 162(m) of the Internal Revenue Code, respectively.

In making these determinations, the Board considered, among other things, ordinary course commercial relationships with companies at which Board members then served as executive officers (including Adobe Systems Incorporated, Condé Nast and TOP-TOY Holding II A/S). The aggregate annual amounts involved in these commercial transactions were less than the greater of $200,000 or 5% of the annual consolidated gross revenues of these companies, and the Board members were not deemed to have a direct or indirect material interest in those transactions. The Board has determined that none of these relationships are material and that none of these relationships impair the independence of any non-employee director.

Stockholder Engagement

Stockholder feedback is an important consideration for the Board, helping to shape our practices.

We have established and maintain an ongoing and active stockholder engagement program. This engagement helps inform the Board’s understanding of stockholder perspectives on a wide range of matters. Stockholder dialogue is a year-round practice for Mattel through our Investor Relations team, with more concerted and focused efforts by an independent director, with management, once or twice a year.

We believe our regular stockholder engagement is productive and provides an open exchange of ideas and perspectives for both Mattel and our stockholders. Feedback received from our stockholders during these engagements is regularly shared with the full Board, the Governance and Social Responsibility Committee, and the Compensation Committee, who consider this feedback when making decisions.

In the spring of 2019, our Independent Lead Director, Mr. Dolan and members of senior management had discussions with stockholders representing approximately 71% of our outstanding shares. Similarly, in the beginning of 2020, Mr. Dolan and members of senior management had discussions with stockholders representing approximately 63% of our outstanding shares. These discussions focused on our strategy, corporate governance matters, executive compensation, and long-term commitment to integrating sustainability into our business.

Board Meetings

During 2019, the Board held eight meetings. No incumbent director attended less than 75% of the aggregate of all Board meetings and all meetings held by any committee of the Board on which such director served (in each case, held during the period of time such director served on the Board or the applicable committee).

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were ten directors at the time of our 2019 annual meeting of stockholders (“2019 Annual Meeting”) and eight directors attended the meeting.

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Corporate Governance at Mattel

Board Committees

The Board has established six principal committees: the Audit Committee, the Governance and Social Responsibility Committee, the Compensation Committee, the Finance Committee, the Executive Committee, and the Equity Grant Allocation Committee. Each of the Audit Committee, the Governance and Social Responsibility Committee, and the Compensation Committee has a written charter that is reviewed annually and revised as appropriate. A copy of each of these committee’s current charter is available on Mattel’s corporate website at http://corporate.mattel.com/about-us/bios.aspx.

The current chairs and members of these committees are identified in the following table:

Director	Audit	Compensation	Governance and Social Responsibility	Finance	Executive	Equity Grant Allocation
Non-Employee Directors
R. Todd Bradley†	●	●
Adriana Cisneros			●
Michael Dolan+			●
Soren Laursen(1)			●	●
Ann Lewnes					●
Roger Lynch†	●			●
Dominic Ng†	●				●
Dr. Judy Olian		●	●
Vasant Prabhu†(2)				●	●
Employee Director
Ynon Kreiz						●
= Chair
+	= Independent Lead Director
†	= Audit Committee Financial Expert
●	= Member
(1)	Mr. Laursen was determined to be independent after his service as interim Executive Director ended on September 30, 2019.
(2)	Mr. Prabhu is not standing for re-election at the 2020 Annual Meeting.

32	Mattel, Inc.

Corporate Governance at Mattel

The primary responsibilities, membership, and meeting information for the committees of the Board during 2019 are summarized below.

Audit Committee
Members in 2019:	Meetings in 2019: 24
Vasant Prabhu (Chair) R. Todd Bradley Roger Lynch Dominic Ng	The Board has determined that each member meets applicable SEC, Nasdaq, and Mattel independence and “financial sophistication” standards and qualifies as an “audit committee financial expert” under applicable SEC regulation.

Primary Responsibilities

●Assist the Board in fulfilling the Board’s oversight responsibilities regarding the quality and integrity of Mattel’s financial reports, the independence, qualifications, and performance of Mattel’s independent registered public accounting firm, the performance of Mattel’s internal audit function, and Mattel’s compliance with legal and regulatory requirements
●Sole authority to appoint or replace the independent registered public accounting firm; directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work; directly responsible for the evaluation of the performance and independence of the independent registered public accounting firm, including consideration of the adequacy of quality controls and the provision of permitted non-audit services
●Meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit, the staffing of the audit and the procedures to be followed
●Review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm, and the internal audit group
●Discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management, and critical accounting policies
●Discuss with management and the independent registered public accounting firm key reporting practices (including the use of non-GAAP measures) and new accounting standards
●Review periodically with the Chief Legal Officer the implementation and effectiveness of Mattel’s compliance and ethics programs
●Discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures
●Pre-approve audit services, internal-control-related services, and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm

2020 Proxy Statement	33

Corporate Governance at Mattel

Governance and Social Responsibility Committee
Members in 2019:	Meetings in 2019: 6
Ann Lewnes (Chair) Adriana Cisneros Michael Dolan Soren Laursen (member since October 2019) Dr. Judy Olian	The Board has determined that each member meets applicable Nasdaq and Mattel independence standards.

Primary Responsibilities

●Assist the Board by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders
●Assist the Board in evaluating potential executive candidates in succession planning
●Develop and recommend to the Board the Guidelines on Corporate Governance
●Lead the evaluation of the Board’s performance
●Evaluate and make recommendations to the Board regarding the independence of the Board members
●Recommend director nominees for each committee of the Board
●Assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, diversity and equal opportunity matters, responsible supply chain standards, public policy matters, and environmental, health, and safety issues
●Oversee and review with management risks relating to governance and social responsibility matters
●Oversee the Company’s engagement with institutional stockholders and proxy advisory firms concerning governance and social responsibility matters
●Provide oversight with regard to philanthropic activities
●Work closely with the CEO and other members of Mattel’s management to ensure that Mattel is governed effectively and efficiently

34	Mattel, Inc.

Corporate Governance at Mattel

Compensation Committee
Members in 2019:	Meetings in 2019: 8
Michael Dolan (Chair) R. Todd Bradley Dr. Judy Olian

The Board has determined that each member meets applicable Nasdaq and Mattel independence standards and qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

Meets at least once each year without the CEO present.

Primary Responsibilities

●Develop, evaluate and, in certain instances, approve or determine compensation plans, policies, and programs
●Approve all forms of compensation to be provided to the CEO and all other executives who are subject to Section 16 of the Exchange Act
●Annually review and approve corporate goals and objectives relevant to the CEO, and review and evaluate the CEO’s performance
●Administer short- and long-term incentive and equity compensation plans and programs
●Approve all forms of compensation to be provided to the non-employee directors
●Assess material risks associated with Mattel’s compensation structure, policies, plans, and programs generally
●Report and, as appropriate, make recommendations to the Board regarding executive compensation programs and practices
●Inform the non-management directors of the Board of its decisions regarding compensation for the CEO and other senior executives
●Oversee the Company’s engagement with institutional stockholders and proxy advisory firms concerning executive compensation matters

Independent Compensation Consultant

The Compensation Committee has the authority to retain independent legal or other advisors, to the extent it deems necessary or appropriate, and has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant since August 2007 to provide the committee with advice and guidance on the design of our executive compensation levels, plans, programs, and practices. FW Cook has not performed and does not currently provide any services to management or Mattel. Each year the Compensation Committee reviews the independence of the compensation consultant and other advisors who provide advice to the Compensation Committee, employing the independence factors specified in the Nasdaq listing standards. The Compensation Committee has determined that FW Cook is independent within the meaning of the committee’s charter and the Nasdaq listing standards, and the work of FW Cook for the committee does not raise any conflicts of interest. FW Cook attends Compensation Committee meetings when invited and meets with the Compensation Committee without management. FW Cook provides the Compensation Committee with third-party data and analysis as well as advice and expertise on competitive compensation practices and trends, executive compensation plans and program designs, and proposed executive and director compensation levels. FW Cook reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chair of the Compensation Committee. In 2019, FW Cook assisted the Compensation Committee on the following matters:

●	Analyzing and advising on:
–	The base salaries, bonus leverage, target and actual annual cash incentives, target and actual annual LTIs, TDC, and all other compensation for our CEO, his direct reports, and other Executive Vice Presidents (“EVPs”) as compared to the market and compensation of their counterparts at our peer group companies;

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Corporate Governance at Mattel

–	Our MIP and LTI designs, provisions, and practices; and
–	The compensation of the Board as compared to the board compensation at our peer group companies.
●	Reviewing and advising regarding our peer group;
●	Assessing if our compensation plans, policies, and programs present potential material risk to the Company;
●	Reviewing and advising on our 2019 Proxy Statement;
●	Providing executive compensation regulatory and legislative updates; and
●	Advising regarding institutional proxy advisers’ voting policies and market trends.

Finance Committee
Members in 2019:	Meetings in 2019: 6
Dominic Ng (Chair) Soren Laursen Roger Lynch Vasant Prabhu

Primary Responsibilities

●Advise and make recommendations to the Board regarding allocation and deployment of available capital, including credit facilities and debt securities, capital expenditures, dividends to stockholders, stock repurchase programs, and hedging transactions
●Oversee interactions with credit rating agencies
●Advise and make recommendations to the Board regarding mergers, acquisitions, dispositions, and other strategic transactions
●Oversee third-party financial risks

Other Board Committees

The Executive Committee did not hold any meetings in 2019. The members of the Executive Committee are Ms. Lewnes and Messrs. Dolan, Ng, and Prabhu. Mr. Dolan also chairs the Executive Committee. The Executive Committee may exercise all the powers of the Board, subject to limitations of applicable law, between meetings of the Board.

Mattel also has an Equity Grant Allocation Committee (“EGAC”) with Mr. Kreiz as the current sole member. The EGAC’s primary function is to exercise the limited authority delegated to the committee by the Board and the Compensation Committee with regard to making annual and off-cycle equity grants to employees below the business unit leadership job level who are not Section 16 officers.

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Corporate Governance at Mattel

Risk Oversight

Role of Management in Risk Oversight

Consistent with their role as active managers of Mattel’s business, our senior executive officers play the most active role in risk management, and the Board looks to such officers to keep the Board apprised on an ongoing basis about risks impacting Mattel’s business and how such risks are being managed. Each year as part of Mattel’s risk evaluation process performed by its internal audit team, Mattel’s most senior executive officers, including the Chief Legal Officer, provide input regarding material risks facing the business group or function that each manages. These risks are presented to the Audit Committee and the full Board along with Mattel’s strategy for managing such risks. Since much of the Board’s risk oversight occurs at the committee level, Mattel believes that this process is important to ensure that all directors are aware of Mattel’s most material risks.

We have assembled a cross-functional team of Mattel management, which includes our executive officers, responsible for continuously monitoring the impact of the coronavirus (COVID-19) pandemic on our business operations and implementing necessary measures to appropriately manage risk. Management has provided the Board with regular updates regarding developments related to the coronavirus (COVID-19) situation and has involved the Board in strategy decisions related to the impact of the coronavirus (COVID-19) on our business.

Role of Full Board in Risk Oversight

The full Board is responsible for overseeing Mattel’s ongoing assessment and management of material risks impacting Mattel’s business. The Board relies on Mattel’s management to identify and report on material risks, and relies on each Board committee to oversee management of specific risks related to that committee’s function. The Board engages in risk oversight throughout the year and specifically focuses on risks facing Mattel each year at a regularly scheduled Board meeting.

Role of Board Committees in Risk Oversight

The Board’s committees assist the full Board in overseeing many of the risks associated with Mattel’s business.

The Audit Committee oversees the Company’s assessment and management of Mattel’s material risks impacting the Company’s business and relating to the Company’s financial reporting and accounting. The Audit Committee is also responsible for overseeing Mattel’s compliance risk, which includes risk relating to Mattel’s compliance with laws and regulations. The Audit Committee annually reviews and discusses with Company management the steps management has taken to monitor and control these risks.

The Compensation Committee oversees and assesses material risks associated with Mattel’s compensation plans, policies, and programs generally, including those that may relate to pay mix, selection of performance measures, the goal setting process, and the checks and balances on the payment of compensation. See “Compensation Risk Review” for a more detailed description of the Compensation Committee’s review of potential pay risk.

The Finance Committee oversees and reviews with management risks relating to capital allocation and deployment, including Mattel’s credit facilities and debt securities, capital expenditures, dividend policy, mergers, acquisitions, dispositions, and other strategic transactions. The Finance Committee also oversees third-party financial risks, which include risks arising from customers, vendors, suppliers, subcontractors, creditors, debtors, and counterparties in hedging transactions, mergers, acquisitions, dispositions, and other strategic transactions.

The Governance and Social Responsibility Committee oversees and reviews with management risks relating to governance and social responsibility matters, including succession planning, environmental and health and safety compliance, sustainability, corporate citizenship, community involvement, global responsible supply chain standards, diversity and equal opportunity, philanthropy and charitable contributions, and public policy and government relations.

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Corporate Governance at Mattel

Board Evaluations

The Board conducts an annual self-evaluation process to assess effectiveness at both the Board and Board committee levels. The Chair of the Governance and Social Responsibility Committee is responsible for leading the annual review and makes herself available for private sessions with Board members during the evaluation process. Comments are aggregated and summarized, and the results are reviewed with the Board and Board committees. In addition, the Governance and Social Responsibility Committee conducts an annual review of the Board’s composition and skills, and makes recommendations to the Board accordingly. This review includes an assessment of the talent base, skills, areas of expertise and experience, diversity, and independence of the Board and its members, and consideration of any recent changes in a director’s outside employment or responsibilities.

Key Areas of Focus for
the Annual Evaluation
●Board operations
●Board accountability
●Board committee performance

Improvements in Board
Effectiveness due to
Evaluations
●Enhanced agenda item selection
●Better discussion formats
●Greater interaction with Mattel’s CEO and management team

Process
1
Questionnaires
Directors provide feedback regarding board composition and structure, Board interaction with management, meetings and materials, effectiveness of the Board, future agenda items, and director education opportunities.
2 Review by Governance and Social Responsibility Committee The Governance and Social Responsibility Committee reviews the results of the evaluation.
3 Board Review Results are presented to the full Board.	4 Incorporation of Feedback Based on the evaluation results, changes in practices or procedures are considered and implemented, as appropriate.

Director Succession Planning

The Board has a robust director succession and search process. The Board retains an independent, third-party search firm to assist with the search for director candidates. The Board has worked diligently to ensure the right balance between long-term, institutional knowledge, and fresh perspectives on the Board. The Board believes that the current mix of director tenures provides Mattel with an optimal balance of knowledge, experience, and capability. In its oversight of management and our continued transformation efforts, this mix allows the Board to leverage the new viewpoints, experiences, and ideas of newer directors as well as the deep Company knowledge of, and experience with, Mattel of longer-tenured directors. The Board continues to be very thoughtful and proactive about this process and will continue to evaluate its composition with respect to skills, attributes, and experience to ensure the right balance is achieved for effective, independent Board oversight.

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Corporate Governance at Mattel

Certain Transactions with Related Persons

The Board maintains a written Related Party Transactions Policy regarding the review, approval, and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. Under the policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. A transaction entered into without pre-approval of the Audit Committee is not deemed to violate the policy so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into. Management shall present to the Audit Committee each new or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to Mattel and to the relevant related person. For the purposes of our policy, a “related party transaction” is any transaction or relationship directly or indirectly involving one of our directors (which term includes any director nominee) or executive officers (within the meaning of Rule 3b-7 under the Exchange Act), any person known by us to be the beneficial owner of more than 5% of our common stock, or any person known by us to be an immediate family member of any of the foregoing that would need to be disclosed under Item 404(a) of the SEC’s Regulation S-K.

Our directors and executive officers complete questionnaires on an annual basis designed to elicit information about any potential related party transactions. They are also instructed and periodically reminded of their obligation to inform our legal department of any potential related party transactions. In addition, we review information about security holders known by us to be beneficial owners of more than 5% of any class of our voting securities (see “Stock Ownership and Reporting – Principal Stockholders”) to determine whether there are any relationships with such security holders that might constitute related party transactions.

We are not aware of any related party transactions with any directors, executive officers, more-than-5% security holders, or any person known by us to be an immediate family member of any of the foregoing requiring disclosure under the SEC’s rules or our Related Party Transactions Policy.

Code of Conduct

The Board has adopted a Code of Conduct, which is a general statement of Mattel’s standards of ethical business conduct. The Code of Conduct applies to all of our employees, including our CEO and CFO. Certain provisions of the Code of Conduct also apply to members of the Board in their capacity as Mattel’s directors. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. We intend to disclose any future amendments to certain provisions of our Code of Conduct in accordance with the SEC rules, and any waivers of provisions of the Code of Conduct required to be disclosed under the SEC rules or the Nasdaq listing standards, on Mattel’s corporate website at http://corporate.mattel.com/about-us/ethics.aspx.

Corporate Governance Documentation and How to Obtain Copies

In addition to our Committee charters and Code of Conduct, current copies of the following materials related to Mattel’s corporate governance policies and practices are available publicly on Mattel’s corporate website at http://corporate.mattel.com/about-us/corporate-governance.aspx:

●	Board of Directors Amended and Restated Guidelines on Corporate Governance;
●	Restated Certificate of Incorporation;
●	Amended and Restated Bylaws;
●	Director Nominations Policy;
●	Audit Committee Complaint Procedure;
●	Policy on Adoption of a Shareholder Rights Plan; and
●	Golden Parachute Policy.

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Corporate Governance at Mattel

Communications with the Board

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (i) the Board, (ii) any committee of the Board, (iii) the Independent Lead Director, or (iv) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]
c/o Secretary, TWR 15-1
Mattel, Inc.
333 Continental Boulevard
El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members who appear as addressees, except that the following categories of communications will not be so relayed, but will be available to Board members upon request:

●	Communications concerning Company products and services;
●	Solicitations;
●	Matters that are entirely personal grievances; and
●	Communications about litigation matters.

Director Compensation

Independent Consultant Review

On an annual basis, the Compensation Committee reviews, with the assistance of FW Cook, our non-employee director compensation program. In November 2019, FW Cook conducted an independent review of our non-employee director compensation program and concluded that the total annual compensation for our non-employee directors on average was slightly less than the median of our peer group (as last revised in November 2018) and that the compensation mix of cash and equity aligns with peer practice. As a result, FW Cook recommended, and our Compensation Committee determined, that there would be no change to our non-employee director compensation program, under which no increases have been made since May 2016. In addition, FW Cook indicated that our non-employee director compensation program structure is aligned with best practices, as set forth below.

Elements of non-employee director compensation program structure:

✓	Retainer-only cash compensation (i.e., no meeting fees);
✓	Annual equity grants delivered as full value awards based on a fixed-value formula;
✓	Immediate vesting that avoids entrenchment;
✓	Robust stock ownership guidelines;
✓	Annual limit on equity and cash compensation in the stockholder approved equity plan; and
✓	No major benefits or perquisites other than modest charitable gift matching

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Corporate Governance at Mattel

Cash Retainers

For 2019, non-employee directors received:

Annual cash retainer	$100,000
Additional cash retainer for the Independent Lead Director of the Board	$30,000
Additional cash retainer for the Chair of the Audit or Compensation Committee	$20,000
Additional cash retainer for the Chair of the Executive, Finance, or Governance and Social Responsibility Committee	$15,000
Additional cash retainer for Audit Committee members, including the Chair	$10,000

Directors had the option to receive all or a portion of their annual retainer in the form of shares of Mattel common stock or to defer receipt under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors (“Director DCP”), as described below under “Narrative Disclosure to Director Compensation Table - Director DCP.” Each of our non-employee directors who were elected at our 2019 Annual Meeting on May 16, 2019, received his or her annual cash retainer shortly thereafter. For non-employee directors commencing service as a non-employee director other than at our annual meeting of stockholders, annual retainers are prorated from the date of commencement of service until the next annual meeting of stockholders. Accordingly, Mr. Laursen, who did not qualify as a non-employee director due to his service to the Company as interim Executive Director from October 8, 2018 through September 30, 2019, received a pro-rated annual retainer in October 2019.

Equity Compensation

For 2019, non-employee directors received:

Annual equity grant of deferred RSUs (intended fixed grant value)	$140,000

During 2019, non-employee directors received annual equity grants of deferred vested RSUs, with an intended fixed grant value of $140,000. Each of our non-employee directors elected at our 2019 Annual Meeting received deferred vested RSUs on May 16, 2019 with a value of $140,000. For non-employee directors commencing service on the Board other than at our annual meeting of stockholders, annual equity grants are prorated for service until the next annual meeting of stockholders. Accordingly, Mr. Laursen received deferred vested RSUs with a value of $81,667 on October 1, 2019, upon the conclusion of his service to the Company as interim Executive Director. Each RSU represents a contingent right to receive one share of Mattel common stock. These RSUs vest immediately, but the non-employee director generally will not receive actual shares of Mattel common stock in settlement of the vested RSUs until the earlier of the third anniversary of the grant date or the date he or she ceases to be a director. The Compensation Committee reserves the right to settle the RSUs in cash equal to the fair market value of the stock but does not anticipate doing so. The RSUs have dividend equivalent rights, meaning that for the period before the RSUs are settled in shares, we will pay the director cash equal to any cash dividends that he or she would have received if the RSUs had been an equivalent number of actual shares of Mattel common stock. The directors may also elect to defer the receipt of the RSU shares under the Director DCP and, if they do so, dividend equivalents relating to such shares are also deferred under the Director DCP in the form of shares.

Director Compensation Table

The following table shows the compensation of the members of the Board who served at any time during 2019, other than Mr. Kreiz, whose compensation as an executive officer is set forth in the Summary Compensation Table. See the “Narrative Disclosure to Director Compensation Table” below for additional details regarding our director compensation program.

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Corporate Governance at Mattel

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
R. Todd Bradley	110,000	139,996	0	249,996
Adriana Cisneros	100,000	139,996	7,500	247,496
Michael Dolan	165,000	139,996	15,000	319,996
Soren Laursen	58,333	81,667	238,486	378,486
Ann Lewnes	115,000	139,996	15,000	269,996
Roger Lynch	110,000	139,996	15,000	264,996
Dominic Ng	125,000	139,996	15,000	279,996
Dr. Judy Olian	100,000	139,996	15,000	254,996
Vasant Prabhu	130,000	139,996	0	269,996
(1)	During 2019, Mr. Kreiz, as CEO and Chairman of the Board, did not receive any additional compensation for serving as a director other than the amounts attributed to him under the Board of Directors Recommended Grants and Matching Recommended Grants Program described below. These amounts and all of his compensation for his services to Mattel are shown in the “Summary Compensation Table.” Mr. Prabhu is not standing for re-election at the 2020 Annual Meeting.
(2)	Shortly after May 16, 2019, each of our non-employee directors elected at our 2019 Annual Meeting (other than Mr. Laursen) received an annual cash retainer in the amount shown. For Messrs. Lynch and Ng, the amount shown was deferred under the Director DCP. In October 2019, Mr. Laursen received an annual cash retainer in the amount shown, representing the pro rata portion of the non-employee annual cash retainer resulting from the conclusion of his service to the Company as interim Executive Director and his transition back to a non-employee director on October 1, 2019.
(3)	On May 16, 2019, each of our non-employee directors elected at our 2019 Annual Meeting (other than Mr. Laursen), received an annual equity grant of 12,567 RSUs under the Amended 2010 Plan. On October 1, 2019 Mr. Laursen received a grant of 7,208 RSUs, representing the pro rata portion of the non-employee director annual equity grant resulting from the conclusion of his service to the Company as interim Executive Director and his transition back to a non-employee director on October 1, 2019. Amounts in this column represent the grant date fair value of such shares, computed in accordance with FASB ASC Topic 718, based on our closing stock price of $11.14 on May 16, 2019, and $11.33 on October 1, 2019.
The table below shows the aggregate number of stock awards outstanding for each of our directors (other than Mr. Kreiz) as of December 31, 2019. Stock awards consist of vested but not settled RSUs and any deferrals of vested RSUs under the Director DCP. Our directors held no outstanding option awards as of December 31, 2019.
Name	Aggregate Stock Awards Outstanding as of December 31, 2019
R. Todd Bradley	21,729
Adriana Cisneros	19,914
Michael Dolan	28,050
Soren Laursen	16,370
Ann Lewnes	28,050
Roger Lynch	19,914
Dominic Ng	62,471
Dr. Judy Olian	19,085
Vasant Prabhu	28,050
(4)	The “All Other Compensation” column includes $230,986 paid to Mr. Laursen for his service in 2019 to the Company as interim Executive Director to help accelerate key aspects of our growth strategy in Europe. Mr. Laursen was appointed to serve the Company as interim Executive Director effective October 8, 2018, and he transitioned back to a non-employee director on October 1, 2019. Mr. Laursen’s pay for service as interim Executive Director includes salary that is converted from Danish Krone (“DKK”) using the exchange rate of 0.14991 USD to 1 DKK as of December 31, 2019. All other amounts, including amounts included for Mr. Laursen other than his pay as interim Executive Director, reflect the gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants and Matching Recommended Grants Program, as described below, for the applicable director.

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Corporate Governance at Mattel

Narrative Disclosure to Director Compensation Table

Laursen Interim Executive Director Compensation

To help accelerate key aspects of our growth strategy in Europe, Mr. Laursen was appointed to serve the Company as interim Executive Director effective October 8, 2018, and he transitioned back to a non-employee director on October 1, 2019. For his employment as interim Executive Director at 50% of full-time employment, Mr. Laursen received a salary of DKK 97,350 per month (or approximately $15,000 per month as of October 2018), and was given a grant of 6,873 RSUs in October 2018 with a grant date fair value of $100,002, which vested and was delivered in full in October 2019. During his service to the Company as interim Executive Director, Mr. Laursen was not eligible to participate in our MIP or any employee compensation or benefit programs.

While serving as interim Executive Director, Mr. Laursen continued to serve as a director but did not participate in our non-employee director compensation program. In addition, Mr. Laursen did not serve on our Governance and Social Responsibility Committee while serving as interim Executive Director.

Recommended and Matching Grants Program

Subject to certain limitations, each director may recommend that the Mattel Children’s Foundation (“Foundation”) make grants of up to a total of $7,500 per year to one or more non-profit public charities that help fulfill the Foundation’s mission of serving children in need. The Foundation also will match up to $7,500 per year for any personal gifts made by the director, subject to certain limitations. These programs may not be used to satisfy any pre-existing commitments of the director or any member of the director’s family. Under SEC rules, these amounts are reflected in the “All Other Compensation” column in the table above.

Director DCP

The Director DCP allows directors to defer amounts of their Board retainers and the common stock underlying their annual RSU grants. Retainer amounts deferred in the Director DCP are maintained in account balances that are deemed invested in one or more of a number of externally managed institutional funds that are similarly available under the executive Mattel, Inc. Deferred Compensation and PIP Excess Plan (the “DCP”). Mattel common stock deferred in the Director DCP is deemed invested in Mattel stock equivalents.

Distribution of amounts deferred under the Director DCP may be paid in a lump sum or in ten annual installments, with payment made or commencing upon the later of a director ceasing service with the Board or the director achieving a specified age not to exceed 72. As of December 31, 2019, the following directors had the following aggregate number of Mattel stock equivalents in the Director DCP, including deferred vested RSUs: Mr. Lynch: 12,567 and Mr. Ng: 120,179.

Expense Reimbursement Policy

Mattel reimburses directors for expenses incurred while traveling for Board business and permits directors to use Company-selected aircraft when traveling for Board business, as well as commercial aircraft, charter flights, and non-Mattel private aircraft. These expenses are not considered perquisites, as they are limited to business use. In the case of travel by a non-Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel for Mattel Board business and generally does not include fixed costs such as a portion of the flight crew’s salaries, monthly management fee, capital costs, or depreciation.

Non-Employee Director Stock Ownership

The Board has adopted guidelines regarding non-employee director stock ownership. Within five years after joining the Board, non-employee members of the Board must attain stock ownership of five times the annual cash retainer. For this purpose, stock holdings are valued at the greater of actual cost or current market value. Annual retainers and equity grants deferred into Mattel stock equivalents in the Director DCP receive credit and are valued at the current market value. As of May 2019, the month of the annual compliance review, each of the Board members who had served on the Board for five years met the target minimum stock ownership level.

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Audit Matters

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm
The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s Independent Registered Public Accounting Firm.

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2020 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants is not required by our Restated Certificate of Incorporation, our Bylaws, or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification because we believe it is a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Mattel’s best interests and that of our stockholders.

44	Mattel, Inc.

Audit Matters

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee’s responsibility is to assist the Board in its oversight of:

●	The quality and integrity of Mattel’s financial reports;
●	The independence, qualifications, and performance of PricewaterhouseCoopers LLP (“PwC”), Mattel’s independent registered public accounting firm;
●	The performance of Mattel’s internal audit function; and
●	The compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

PwC is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management, the principal internal auditor of Mattel, and PwC, the audited financial statements of Mattel as of and for the year ended December 31, 2019 and Management’s Report on Internal Control Over Financial Reporting. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission. Based on this evaluation, management concluded that Mattel’s internal control over financial reporting was effective as of December 31, 2019.

PwC has expressed its opinion that:

●	Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2019 and 2018, and its results of operations and cash flows for each of the three years in the period ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America; and
●	Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control – Integrated Framework issued by COSO.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in executive sessions and in separate private sessions with management, the Chief Legal Officer, the principal internal auditor, and PwC. Each of the Chief Financial Officer, the Chief Legal Officer, the principal internal auditor, and PwC has unrestricted access to the Audit Committee. Additionally, as previously disclosed, the Audit Committee, together with independent counsel from O’Melveny & Myers LLP and forensic accountants from FTI Consulting, investigated the allegations contained in an anonymous whistleblower letter that Mattel was made aware of on August 6, 2019, which resulted in a restatement of certain of Mattel’s previously issued financial statements.

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Audit Matters

The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding the firm’s independence from Mattel, and the Audit Committee has also discussed with PwC the firm’s independence from Mattel.

The Audit Committee has also considered whether PwC’s provision of non-audit services to Mattel is compatible with maintaining the firm’s independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing, including the subject of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows, and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

●	The integrity of those persons within Mattel and of the professionals and experts (such as PwC) from which the Audit Committee receives information;
●	The accuracy of the financial and other information provided to the Audit Committee by such persons, professionals, or experts absent actual knowledge to the contrary; and
●	Representations made by management or PwC as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by PwC to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Mattel’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2019, for filing with the SEC.

AUDIT COMMITTEE

Vasant Prabhu (Chair)
R. Todd Bradley
Roger Lynch
Dominic Ng
March 24, 2020

46	Mattel, Inc.

Audit Matters

Fees Incurred for Services by PricewaterhouseCoopers LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PwC for fiscal years 2019 and 2018:

Fees	2019 ($)	2018 ($)
Audit fees(1)	8,305,000	8,674,000	(4)
Audit-related fees(2)	197,000	193,000
Tax fees(3)	2,368,000	1,227,000
Total	10,870,000	10,094,000	(4)
(1)	Audit fees consisted of fees for professional services provided in connection with the integrated audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents, and statutory audits required internationally.
(2)	Audit-related fees consisted primarily of the fees related to the audits of employee benefit plans and compliance audits in 2019 and 2018.
(3)	Tax fees principally included (i) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds, and tax payment-planning services) of $685,000 for 2019 and $612,000 for 2018, and (ii) other tax advice, tax consultation, and tax planning services of $1,683,000 for 2019 and $615,000 for 2018.
(4)	Audit fees for 2018 were adjusted for additional out-of-scope audit fees for 2018 services, which were paid subsequent to the filing of the Company’s 2019 proxy statement.

The Audit Committee charter provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services, and all other services and provides that:

●	The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time;
●	The Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm;
●	Requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the CFO and Corporate Controller or Senior Vice President, Tax (for tax services), and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC and PCAOB on auditor independence;
●	The Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting; and
●	The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

All services provided by our independent registered public accounting firm in 2019 were pre-approved in accordance with the Audit Committee’s Pre-Approval Policy.

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Compensation at Mattel

Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation (“Say-On-Pay”)
The Board recommends a vote FOR approval of the executive compensation of Mattel’s named executive officers.

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our NEOs as described in the “Compensation Discussion and Analysis” and set forth in the executive compensation tables on pages 51 through 99.

The Board believes that the information provided in the “Compensation Discussion and Analysis” and the executive compensation tables demonstrates that our executive compensation programs are designed appropriately, emphasize pay-for-performance, and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term stockholder value creation.

The Board has determined to hold a “Say-on-Pay” advisory vote every year. In accordance with this determination and Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2020 Annual Meeting:

“RESOLVED, that the stockholders of Mattel approve, on an advisory basis, the compensation of Mattel’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this Proxy Statement.”

The Say-on-Pay vote is advisory and, therefore, not binding on Mattel, the Compensation Committee, or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs.

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Executive Officers

The current executive officers of Mattel are as follows:

Name	Age	Position	Executive Officer Since
Ynon Kreiz(1)	55	Chairman of the Board and Chief Executive Officer	2018
Richard Dickson	52	President and Chief Operating Officer	2014
Joseph Euteneuer	64	Chief Financial Officer	2017
Roberto Isaias	52	Executive Vice President and Chief Supply Chain Officer	2019
Robert Normile	60	Executive Vice President, Chief Legal Officer, and Secretary	1999
Amanda Thompson	44	Executive Vice President and Chief People Officer	2017

Mr. Dickson has been President and Chief Operating Officer since April 2015. From January 2015 to April 2015, he served as President, Chief Brands Officer. He served as Chief Brands Officer from May 2014 to January 2015. From February 2010 to May 2014, he served as President and CEO of Branded Businesses at The Jones Group, Inc.(2) From August 2008 to February 2010, he served as General Manager and Senior Vice President of the Barbie Brand at Mattel. From 2000 to 2008, he was Senior Vice President at Mattel overseeing Consumer Products, Marketing, Media, Entertainment, and Packaging. Prior to Mattel, he served as Vice President of Brand Management and Merchandising at Estee Lauder Companies, Inc. and was Principal with Gloss.com, an e-commerce beauty website he helped develop and manage until its acquisition by Estee Lauder. Mr. Dickson started his career and spent nearly a decade with Bloomingdale’s, a leading U.S. fashion retailer.

Mr. Euteneuer has been Chief Financial Officer since September 2017.(3) From May 2016 to September 2017, he served as Co-Chief Executive Officer and Chief Financial Officer of the Americas of Rivada Networks, LLC., a communications technology business. From April 2011 to August 2015, he served as Chief Financial Officer of Sprint Corporation, a wireless communications company. Mr. Euteneuer was Chief Financial Officer and Executive Vice President of Qwest Communications, a wireline telecom company, from 2008 to 2011. Before joining Qwest Communications, he served as Chief Financial Officer and Executive Vice President of XM Satellite Radio Holdings from 2002 to 2008. From 1988 to 2002, Mr. Euteneuer held several executive roles at Comcast Corporation, including Chief Financial Officer and Executive Vice President of Comcast Corporation’s Business Communications/Broadnet Europe from 2000 to 2002; and earlier, Vice President, Corporate Development, and Corporate Controller from 1988 to 2000. Prior to joining Comcast, he served as Chief Operating Officer of LaCanasta Mexican Foods International. Earlier in his career, Mr. Euteneuer held leadership roles at Deloitte and PricewaterhouseCoopers. He is a Certified Public Accountant.

Mr. Isaias has been Executive Vice President and Chief Supply Chain Officer since February 2019. From April 2014 to February 2019, he served as Senior Vice President and Managing Director – Latin America. From December 2011 to April 2014, he served as Senior Vice President and General Manager – Latin America (except Brazil). From September 2007 to December 2011, he served as Vice President and General Manager – Mexico. From March 2005 to September 2007, he served as General Manager Latin America – South Cone (Chile, Argentina, Peru, Uruguay, Paraguay, and Bolivia). From August 2002 to March 2005, he was Senior Sales & Trade Marketing Director – Mexico. From August 2001 to August 2002, he served as Head of Commercial for Traditional Trade at Procter & Gamble Mexico. Prior to that, he served as Associate Director for the Modern Trade, Drug Distributors, and Key Regions at Procter and Gamble Mexico. Mr. Isaias’ full legal name is Roberto J. Isaias Zanatta.

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Compensation at Mattel

Mr. Normile has been Executive Vice President, Chief Legal Officer, and Secretary since February 2011, and from March 1999 to February 2011 he was Senior Vice President, General Counsel, and Secretary. He served as Vice President, Associate General Counsel, and Assistant Secretary from August 1994 to March 1999. From June 1992 to August 1994, he served as Assistant General Counsel. Prior to that, he was associated with the law firms of Latham & Watkins LLP and Sullivan & Cromwell LLP.

Ms. Thompson has been Executive Vice President and Chief People Officer since September 2017. From 2012 to 2017, she served as Chief People Officer of TOMS Shoes, a designer, manufacturer, and distributor of shoes, apparel, and accessories. Ms. Thompson held several executive and leadership roles at Starbucks Coffee Company from 2006 to 2012, including Vice President of Human Resources, China and the Asia Pacific Region; Vice President of Human Resources, Strategic Initiatives; and, Vice President of Human Resources, Seattle’s Best Coffee. From 2003 to 2006, Ms. Thompson was Senior Director, Employee and Organization Development at Ticketmaster Corporation. Prior to that, she served as Director, Human Resources, at CitySearch. com. Since November 2017, Ms. Thompson has served on the Board of Directors of Feed the Children.

(1)	Information regarding Mr. Kreiz is provided in the “Proposal 1 – Election of Directors” section of this Proxy Statement.
(2)	In connection with his departure from The Jones Group, Inc., on March 10, 2014, Mr. Dickson resigned as the chairman of the board of an Italian subsidiary of Jones, Atwood Italia S.r.l. Approximately three years after his departure, Atwood filed for bankruptcy. Ten months later, Italian authorities filed a criminal complaint against Mr. Dickson and two other Atwood directors relating to the bankruptcy. The complaint alleged the authorization of certain improper payments, as well as the destruction of certain records of Atwood (which have since been provided to the bankruptcy trustee). The complaint did not allege any actions by Mr. Dickson with respect to such payments or records. In October 2019, the case against Mr. Dickson was dismissed and this matter is closed.
(3)	On October 29, 2019, we announced that Mr. Euteneuer would leave Mattel after a transition period of up to six months and that we are conducting a search for our next CFO. On April 6, 2020, we announced that, given the unprecedented events surrounding the coronavirus (COVID-19) and the disruption to the global economy, Mr. Euteneuer’s tenure had been extended. Due to the uncertainty of the duration of the disruption, an end date has not yet been established.

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Compensation Discussion and Analysis

Executive Summary

2019 Strategic Overview and Business Highlights

We remain focused on the execution of our strategy to restore profitability and regain topline growth in the short-to-mid term, and capturing the full value of our IP in the mid-to-long term.

Mattel’s 2019 results reflected significant improvement across the business and highlight demonstrable progress on our journey to transform Mattel into an IP-driven, high-performing toy company. The last year was an important inflection point in our transformation. We stabilized our revenues after five consecutive years of decline, continued to significantly improve profitability, and achieved positive Free Cash Flow for the first time in three years. We are encouraged by the progress we made in 2019 and will look to build on this progress moving forward.

Transforming Mattel into an IP-driven, high-performing toy company

In the short-to-mid term, our priorities are to continue to restore profitability by reshaping operations and to regain topline growth by growing our Power Brands and expanding our brand portfolio.	In the mid-to-long term, we are looking to capture the full value of our IP through franchise management and the development of our online retail and e-commerce capabilities.

Business Highlights

1Significant progress towards restoring profitability

In the last two years, we have succeeded in making significant progress towards the first priority of our strategy, restoring profitability. This success has been primarily driven by our Structural Simplification program, which was designed to streamline the organization, rationalize our cost base, and improve efficiency and performance across every part of our enterprise. This two-year program had a financial target of $650 million of run-rate savings exiting 2019. We achieved $875 million of run-rate savings, exceeding the original target by $225 million, or 35%. During the two-year period, we reduced our non-manufacturing workforce by 29%, cut capital expenditures by more than 60%, and made strategic investments of more than $150 million to position the Company for future growth.

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Compensation at Mattel

To further support our short-to-mid term strategy, we launched our Capital Light program in 2019. This program is a multi-year, comprehensive effort to optimize our manufacturing footprint, increase the productivity of our plant infrastructure, and drive higher performance across the entire supply chain. To achieve these goals, we are rebalancing our global third-party manufacturing network and selling, closing, or consolidating some of our owned and operated plants, while retaining those which deliver competitive advantages in cost, quality, and service. As part of this program, we have closed three owned plants in Mexico, China, and Indonesia, and recently announced the closure of our manufacturing operations in Canada by the end of 2020.

Structural Simplification and Capital Light drove significant improvements in key profitability metrics across our business. Year-over-year financial improvements included a 420-basis point increase in Gross Margin to 44.0%, a $274 million increase in Operating Income to $39 million, and a $208 million increase in Operating Cash Flow to $181 million.

Run-Rate Cost Savings	Gross Margin	Operating Income	Operating Cash Flow

2Meaningful progress towards regaining topline growth

In addition to our significant progress towards restoring profitability in 2019, we also made meaningful progress towards the second priority of our short-to-mid term strategy – regaining topline growth, by stabilizing revenues after five previous years of decline. In 2019:

●Net Sales were $4,505 million, flat as reported, including the negative foreign exchange impact of $75 million, and up 1% in constant currency*, versus prior year.
●Gross Sales* were $5,065 million, flat as reported, including the negative foreign exchange impact of $92 million, and up 2% in constant currency, versus prior year.
●Gross Sales grew in every geographical region in constant currency, excluding American Girl, and in five of the six categories in which we operate.

3On-track to capture the full value of our IP in the mid-to-long term

In the mid-to-long term, we remain focused on capturing the full value of our IP through franchise management and the development of our online retail and e-commerce capabilities. Mattel owns one of the strongest portfolios of children and family entertainment franchises in the world, with the potential to drive additional value through the monetization of our brands and franchises in highly-accretive, large verticals that are directly adjacent to the toy industry. These verticals include film, television, digital gaming, live events, music, consumer products, and merchandise.

In 2019, Mattel Films announced five theatrical films, for a total of eight movies in development in partnership with major studios and highly regarded talent.

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Mattel TV ended the year with six series and four specials in production, and more than 30 projects in development.

Additionally, our Franchise Management team launched Mattel’s first self-published Hot Wheels mobile game as well as the UNO mobile game through Mattel163, our mobile gaming joint venture with NetEase.

*	Net Sales in constant currency, Gross Sales, and Gross Sales in constant currency are non-GAAP measures under the SEC’s rules. Please see Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations on page 127.

2019 Named Executive Officers

Our fiscal year 2019 Named Executive Officers, or NEOs, were:

Ynon Kreiz Chief Executive Officer	Richard Dickson President and Chief Operating Officer	Joseph Euteneuer Chief Financial Officer	Roberto Isaias Executive Vice President and Chief Supply Chain Officer	Robert Normile Executive Vice President, Chief Legal Officer, and Secretary

Continued evolution of our executive compensation programs reflects our commitment to pay-for-performance and compensation governance best practices. In connection with a greater emphasis on at-risk performance-based compensation and long-term stockholder value creation, the Compensation Committee made two important changes to our CEO’s annual long-term incentive (“LTI”) mix:

●	Eliminated time-based restricted stock units (“RSUs”), which comprised 25% of the LTI mix in 2018; and
●	Increased performance-based restricted stock units (“Performance Units”) to 75%, which comprised 50% of the LTI mix in 2018.

This shift increased the overall percentage of our CEO’s annual target total direct compensation (TDC)* delivered in the form of performance-based equity. Our other NEOs continued to receive an annual LTI mix of 50% Performance Units, 25% stock options and 25% RSUs. The chart below shows the 2019 target TDC mix for our CEO, Mr. Kreiz, and the average 2019 target TDC mix for our other NEOs:

A Significant Portion of 2019 Target Total Direct Compensation is At Risk

CEO	Other NEOs

*	TDC is the sum of 2019 year-end annual base salary, MIP target incentive opportunity, and Annual LTI Value (i.e., grant value of Performance Units granted under the 2019-2021 Long-Term Incentive Program (“LTIP”), stock options, and RSUs).

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Compensation at Mattel

Key Elements of our 2019 Executive Compensation Programs

Compensation	Objective	Structure and Performance Metric
Base Salary	Provide fixed cash compensation representative of individual role, skill set, market data, and internal pay equity.	Annual base salary effective as of January 1 of each year.
Annual Cash Incentive, or MIP	Incentivize and motivate senior executives to achieve our short-term strategic and financial objectives that we believe will drive long-term stockholder value.

The 2019 MIP design was as follows:

●Financial measures and weightings were:
–50% Adjusted EBITDA;
–20% Adjusted Net Sales;
–15% Adjusted Gross Margin; and
–15% Adjusted Inventory & Accounts Receivable.
●Earn 35% for threshold performance to 200% for maximum performance under each financial measure before weightings. No amounts earned for below threshold performance.
●For each NEO, an Individual Performance Multiplier of 0% to 125% was applied to the amount earned under the financial measures, based on the NEO’s individual performance assessment, subject to a maximum payout of 200% of MIP target opportunity.
●MIP target opportunity was 150% of base salary for our CEO, 100% of base salary for our COO and CFO, and 65% of base salary for our other NEOs.

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Compensation	Objective	Structure and Performance Metric
Equity Long-Term Incentives
Performance Units (50% of Annual LTI Value, 75% for CEO)	Incentivize and motivate senior executives to achieve key long-term strategic financial objectives and stock price appreciation. Performance Units emphasize long-term cash generation necessary for our successful transformation and improvement of our relative TSR.

Three-year Performance Units are granted under a new LTIP cycle each year. Payouts are subject to a maximum of 200% of target Performance Units granted, and no amounts can be earned for below threshold financial performance.

The 2019-2021 LTIP and the 2018-2020 LTIP design are as follows:

●Earn 37% for threshold performance to 150% for maximum performance based on three-year cumulative Adjusted Free Cash Flow goal established at commencement of three-year performance period.
●Relative three-year TSR to S&P 500 multiplier of 67% to 133% (of financial earnout).

The 2017-2019 LTIP design was as follows:

●Annual Adjusted EPS goals set on an annual basis with earnouts averaged over the three-year performance period.
●Relative three-year TSR to S&P 500 modifier of +/- 50 percentage points added or subtracted from financial earnout percentage.

Stock Options (25% of Annual LTI Value)	Align senior executives’ interests with stockholders’ interests and foster long-term focus on increasing stockholder value.	●Vest in approximately equal annual installments over three years.
RSUs (25% of Annual LTI Value; 0% for CEO)	Encourage senior executive stock ownership.	●Vest in approximately equal annual installments over three years.

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Compensation at Mattel

2019 Pay Outcomes Reflected Our Pay-For-Performance Philosophy

The compensation decisions and outcomes in 2019 reflect our pay-for-performance philosophy, rewarding our improved operating profitability and revenue stabilization, offset by the impact of our stock price performance.

►	Base salaries for all continuing NEOs were unchanged.

Salaries for all continuing NEOs remained unchanged for 2019. Mr. Isaias’ base salary was increased in connection with his promotion in February 2019 to EVP and Chief Supply Chain Officer.

►	Above target 2019 payouts under our MIP reflect significant progress in the execution of our strategy, resulting in increased profitability and the successful stabilization of revenues.

Our 2019 MIP financial measures focused on driving profitability, stabilizing revenues, and improving our working capital position. The 2019 MIP was structured as follows:

●Financial measures and weightings:

●For each financial measure, 35% of the target could be earned for threshold performance, with up to 200% for maximum performance, before weightings. No amounts could be earned for below threshold performance. Additionally, no amounts could be earned, and no payouts could be made, unless we achieved the threshold level of Adjusted EBITDA performance, calculated to include 2019 incentive compensation expense, which was accomplished.
●For each NEO, the amount earned under the financial measures was then multiplied by an Individual Performance Multiplier of 0% to 125%, based on the individual’s performance rating of progress against individual goals that tied to the execution of our short-to-mid term strategy.
●Payouts were capped at 200% of MIP target opportunity.

In 2019, we made significant progress towards restoring profitability, with Adjusted EBITDA increasing 77% from $245 million to $434 million versus prior year, and Adjusted Gross Margin improving 400 basis points from 40.4% to 44.4% versus prior year. These results were primarily driven by our Structural Simplification program, which resulted in run-rate savings of $875 million exiting 2019, exceeding our target of $650 million by $225 million, or 35%. We also succeeded in stabilizing our revenues, achieving a 1% increase in Net Sales (in constant currency) versus prior year and after five previous years of decline. We also improved our working capital position, with Adjusted Inventory and Accounts Receivable down 7.5% from $1,564 million to $1,446 million versus prior year.

The 2019 financial measures are adjusted in accordance with the definitions of the MIP to remove any variance from the annual operating plan if predefined conditions are met. The adjustments made under the 2019 MIP are discussed on page 66 and the definition of each measure is provided on page 127.

Our 2019 corporate financial results yielded an earnout of 175.6% of target MIP opportunity, based on the following pre-established threshold, target, and maximum performance goals and weightings, compared to actual Company performance:

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Compensation at Mattel

2019 MIP Financial Measures and Earnout Results

Financial Measure*	Weighting	Threshold (35% earned)	Target (100% earned)	Max (200% earned)	% Earned before weighting	% Earned after weighting

Adjusted EBITDA	50%				200%	100%

Adjusted Net Sales	20%				106.4%	21.3%

Adjusted Gross Margin	15%				200%	30%

Adjusted Inventory & Accounts Receivable	15%				162%	24.3%
TOTAL EARNED						175.6%

$ in millions. Linear interpolation from threshold to target performance and from target to maximum performance was applied for each measure. No amount was earned under a financial measure for below threshold performance. No amounts could be earned, and no payouts could be made, unless we achieved the threshold level of Adjusted EBITDA performance, calculated to include 2019 incentive compensation expense, which was accomplished.

*	Certain financial measured discussed above are non-GAAP measures under the SEC’s rules. Please see Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations on page 127. All of the performance measures were adjusted in accordance with the MIP parameters, which were approved by the Compensation Committee. Adjustments are intended to ensure that events outside of the control of management do not unduly influence the achievement of the performance measures. The adjustments under the MIP are described on page 66 and the definition of each measure is provided on page 127.

Due to Mr. Isaias’ promotion in February 2019 to EVP and Chief Supply Chain Officer, his 2019 MIP earnout was 176.8%, based 13.2% on his role as Managing Director of the Latin America region (based 50% on Latin America region performance earnout of 193.3% and 50% based on the above Company performance earnout) and 86.8% on the above Company performance earnout.

For our NEOs, the earnout under the MIP for Company financial performance (175.6%, and 176.8% for Mr. Isaias) was then adjusted based on our CEO’s assessment of each executive’s progress, and the Compensation Committee’s assessment of our CEO’s progress, against individual goals that tied to the execution of our short-to-mid term strategy. This performance rating acted as a multiplier of 0% to 125% of the amount earned for financial performance, as follows:

●	0% earned for Results Below Expectations
●	90% earned for Accomplished Results (-)
●	100% earned for Accomplished Results
●	110% earned for Accomplished Results (+)
●	125% earned for Exceeded Results

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Compensation at Mattel

The following table summarizes the results under our 2019 MIP.

Name	Financial Performance Earnout	Individual Performance Multiplier	Final % of MIP Opportunity Earned	Incentive Payout
Ynon Kreiz	175.6%	110%	193.2%	$4,346,100
Richard Dickson	175.6%	110%	193.2%	$1,931,600
Joseph Euteneuer	175.6%	100%	175.6%	$1,580,400
Roberto Isaias	176.8%	125%	200.0%	$636,800
Robert Normile	175.6%	100%	175.6%	$684,840
►	Equity LTI earnouts and year-end valuations of outstanding awards reflect improved financial performance offset by historical stock price underperformance.

Our LTIP earnouts are directly tied to our relative TSR, and the value of our stock options and RSUs are directly tied to our stock price performance. Despite strong financial and operational performance for the year, based on a year-end stock price of $13.55:

●	The 2017-2019 LTIP earnout and resulting payout was 50% of target (plus dividend equivalent shares), which was the first payout under any of our LTIP cycles in six years;
●	All NEOs’ outstanding stock options were underwater; and
●	Our CEO’s new-hire performance-based stock option granted in April 2018, which vests at the end of a three-year performance period ending on April 26, 2021 conditioned upon achievement of relative TSR over the performance period that is ≥ 65th percentile of companies in the S&P 500, would not be earned based upon relative TSR performance through December 31, 2019.

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Compensation Governance Best Practices

We maintain strong governance standards with respect to our executive compensation programs and are mindful of the perspectives of our stockholders.

What We Do
✓Clawback Policy – Our Clawback Policy that is applicable to all Section 16 officers and other direct reports to the CEO permits the Compensation Committee to require forfeiture or reimbursement of certain cash and equity that was paid, granted, or vested based upon the achievement of financial results that, when recalculated to include the impact of a material financial restatement, were not achieved, whether or not fraud or misconduct was involved.
✓Best Practices in Severance Arrangements – We maintain executive severance arrangements that reflect current compensation best practices, which include:
–Double-trigger equity acceleration that requires both a change of control and a qualifying termination of employment; and
–Severance benefits set at competitive levels not greater than 2x.
✓Meaningful Stock Ownership Guidelines – Our guidelines align the long-term interests of our NEOs with those of our stockholders and discourage excessive risk-taking. Our guidelines require stock ownership levels as a value of Mattel shares equal to a multiple of base salary (CEO at 6x, COO and CFO at 4x, and other NEOs at 3x), consistent with market practices, and include holding requirements if the target level ownerships are not met within the compliance deadline.
✓Independent Compensation Consultant – The Compensation Committee engages its own independent compensation consultant, FW Cook, to advise on executive and director compensation matters.
✓Annual Risk Assessment – Based on our detailed annual risk assessment performed by FW Cook, the Compensation Committee has concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.
✓Annual Executive Compensation Benchmarking Peer Group Review – The Compensation Committee, in conjunction with FW Cook, reviews the makeup of our peer group annually and makes adjustments to the composition of the group as it deems appropriate.
✓Annual Tally Sheet Review – The Compensation Committee annually reviews comprehensive tally sheets, illustrating the total compensation for the most recent two years of our CEO and his direct reports.

What We Do Not Do
✕No Excise Tax Gross-Ups – We do not provide any gross-ups of excise taxes on severance or other payments in connection with a change of control.
✕No Poor Pay Practice of Tax Gross-Ups on Perquisites and Benefits – We do not provide tax gross-up payments to our senior executives other than in limited circumstances for business-related relocations (and related international tax compliance) that are generally available to other employees.
✕No Hedging or Pledging Permitted – Our policies as implemented do not permit our Board members, officers, or employees to (i) engage in hedging, monetization, or speculative transactions in Mattel common stock (including zero-cost collars, forward sale contracts, short sales, transactions in publicly-traded options, or other derivative securities), or (ii) hold Mattel shares in a margin account, pledge Mattel shares, or use Mattel shares owned as collateral for loans.

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Compensation at Mattel

Our Pay-For-Performance Philosophy

Our executive compensation programs reflect our pay-for-performance philosophy.

The guiding principles of our executive compensation programs include:

●	Paying for performance;
●	Aligning the financial interests of senior executives with the financial interests of our stockholders;
●	Attracting and retaining the best talent; and
●	Upholding compensation governance best practices.

The Compensation Committee has designed our executive compensation programs so that a significant percentage of annual compensation is performance-based and at risk, with earnouts based on Company and stock price performance. A large portion of executive compensation is delivered in the form of equity, rather than cash, which promotes alignment with stockholders’ interests and creates incentives for long-term performance.

As part of its annual compensation review process, the Compensation Committee carefully considers both the feedback received from stockholders on our executive compensation programs through our stockholder engagement program and the results of our annual Say-on-Pay vote. In 2019, our Say-on-Pay proposal received the support of over 87% of the votes cast, which reflected a significant increase over the prior year. Based on our engagement with stockholders, we believe the increased support was due primarily to the meaningful changes made to our executive compensation programs in response to the stockholder feedback in 2018. Those changes reflect our commitment to our pay-for-performance philosophy and compensation governance best practices.

How Compensation is Determined

Roles and Expert Independent Advice

Independent Compensation Committee

Our executive compensation programs are designed and administered under the direction and control of the Compensation Committee. The Compensation Committee is comprised solely of independent directors, who review and approve our overall executive compensation plans, programs, and practices, and set the compensation of our senior executives.

Independent Compensation Consultant

FW Cook is the Compensation Committee’s independent compensation consultant. The Compensation Committee has determined that FW Cook is independent and does not have any conflicts of interests with the Company. FW Cook provides a number of services to the Compensation Committee throughout the year. Typically, FW Cook provides a comprehensive market analysis of our compensation programs each year. Our last two reviews occurred in November 2018 and November 2019 in order to take into account the updated comparative data that was then available from SEC filings. See “Corporate Governance at Mattel – Board Structure – Board Committees – Compensation Committee” section of this Proxy Statement for a detailed discussion of the services provided by FW Cook in 2019.

CEO and the HR Department

While the Compensation Committee has overall responsibility for establishing the elements, levels, and administration of our executive compensation programs, our CEO and members of our HR Department routinely participate in this process. Our CEO generally conducts the performance reviews of each of his direct reports and makes recommendations to the Compensation Committee regarding adjustments to base salary, target, and actual annual cash incentives, and target and actual Annual LTI Values. Our CEO also provides an assessment of each of his direct reports’ performance against their individual goals and his performance rating recommendation. Our CEO’s recommendations are one of the factors considered by the Compensation Committee in making its compensation decisions. When appropriate, the Compensation Committee meets in an executive session without management, including when CEO compensation is being approved. The Compensation Committee also makes recommendations to the Board regarding the executive compensation programs and practices, and informs the Board of its decisions regarding compensation for our CEO, the CEO’s direct reports, and other Section 16 officers.

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Reviews and Process

Market Competitiveness and Peer Group Review

The Compensation Committee annually evaluates the overall competitiveness of our senior executives’ annual TDC, comprised of annual base salary, target annual incentive opportunity, Annual LTI Value, as well as the composition of our benchmarking peer group. The Compensation Committee remains focused on ensuring our senior executives’ annual TDC continues to closely align with our strategy and strategic priorities, and incentivizes actions that drive long-term stockholder value.

Every year, FW Cook evaluates our senior executives’ annual target TDC as compared to the annual target TDCs of similarly-situated senior executives in our peer group, based on information from their most recent SEC filings and, if applicable, custom selections of certain appropriate market surveys. FW Cook’s report includes the base salaries, target annual cash incentives, bonus leverage, LTI grant values, and target TDC at our peer group companies and in the custom surveys, where available. In comparison to the CEOs of our peer group companies, Mr. Kreiz’s 2019 target TDC of $13.3 million ($1.5 million base salary, $2.25 million target MIP opportunity, and $9.55 million Annual LTI Value) was set approximately midway between the median and 75th percentile, primarily reflecting the compensation that was required to attract Mr. Kreiz in April 2018. His 2019 base salary and target MIP opportunity remained unchanged from 2018. His 2019 Annual LTI value increased 15.8% from his 2018 Annual LTI Value, based on the Compensation Committee’s assessment of his strong performance and leadership through the Company’s transformation, with demonstrated successful results. To further emphasize pay-for-performance alignment, the Committee also determined to eliminate RSUs from Mr. Kreiz’s LTI mix, resulting in a mix that was all performance-based and at-risk. His 2019 annual equity grant was delivered 75% in Performance Units (increased from 50% in 2018) and 25% in stock options to emphasize long-term stockholder value creation. The Compensation Committee believes that eliminating RSUs and increasing the amount of Performance Units is more closely aligned with our peer group’s practices and provides greater alignment with stockholder interests. Accordingly, while Mr. Kreiz’s target TDC value has increased, a higher percentage of his compensation is performance-based and at risk, which provides incentive to create long-term stockholder value by attaining the three-year operating goal and relative TSR performance established for the 2019-2021 LTIP. On February 4, 2020, the Compensation Committee determined to hold Mr. Kreiz’s 2020 target TDC unchanged from 2019.

The Compensation Committee, in conjunction with FW Cook, reviews the makeup of our peer group annually and makes adjustments as it deems appropriate. Our peer group companies are intended to be similar to us in their orientation, business model, cost structure, size (as measured by revenue, net income growth, employees, and market capitalization), and global reach, and are considered to compete with us for executive talent or investor capital. The Compensation Committee believes it is appropriate to have a more diverse peer group beyond toy companies, as there are not enough publicly-reporting toy companies that are comparable to us in size. In addition, the Compensation Committee also considers whether the companies in our peer group had similar pay models and reasonable compensation practices, as well as whether the companies were listed as peers of our other peer group companies, and whether they were listed in peer groups used for us by proxy advisory organizations. Our peer group is used to evaluate the market competitiveness of our compensation but is not used for financial performance goal comparisons under our incentive plans.

When setting target amounts for CEO compensation, the Compensation Committee takes into consideration the Company’s global compensation framework, which incorporates the pay grades and salary classifications of all Company employees, including our CEO. These pay grades and salary classifications are regularly evaluated for competitiveness holistically, not solely by level, to ensure market changes are applied consistently.

Peer Group Revised in 2018 to Address Stockholder Feedback

In response to 2018 stockholder feedback on the size of our benchmarking peers, in November 2018, the Compensation Committee, with the guidance of FW Cook, revised our peer group to position us closer to median on key size metrics, eliminate over-representation of certain industries, and recognize the strategic focus on branded content and home entertainment.

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Compensation at Mattel

The revised peer group approved in November 2018, which informed 2019 target TDC decisions, was re-designed to include:

●	Companies generally between approximately 0.4x to 2.5x Mattel’s trailing four quarter revenues and 0.25x to 4.0x the then-current and 2-year average market capitalization;
●	A reduction of companies in the Apparel & Accessories industry and an increase of companies in the Home Entertainment/Media industry and branded content;
●	The addition of four companies, three of which were smaller than Mattel in terms of revenue and market capitalization: Lions Gate Entertainment, Spin Master, Tupperware Brands, and Viacom; and
●	The removal of five companies, three of which had market capitalizations greater than 5x Mattel: Estee Lauder Companies, Inc., Gap, General Mills, L Brands, and V.F. Corporation.

Following our peer group revision, Mattel ranked between the 25th percentile and median in revenue and at the 25th percentile in market capitalization.

Our peer group is comprised of the following 22 companies:

Executive Compensation Benchmarking Peer Group to Inform 2019 Target TDC Decisions

Activision Blizzard, Inc.	The Hershey Company	Spin Master
Campbell Soup Company	The J.M. Smucker Company	Take-Two Interactive Software, Inc.
Church & Dwight Co., Inc.	Kellogg Company	Tapestry, Inc. (formerly Coach, Inc.)
The Clorox Company	Lions Gate Entertainment Corp.	Tupperware Brands Corporation
Electronic Arts Inc.	Newell Rubbermaid, Inc.	Tiffany & Co.
Edgewell Personal Care Company	PVH Corp	Viacom Inc.
Hanesbrands Inc.	Ralph Lauren Corporation
Hasbro, Inc.	Spectrum Brands, Inc.

Tally Sheets

As part of the Compensation Committee’s annual compensation review process, our HR Department prepares and reviews, with the Compensation Committee and FW Cook, comprehensive tally sheets illustrating the total compensation for the most recent two years of our CEO and his direct reports (including NEOs). The tally sheets also include each executive’s holdings of Mattel common stock and accumulated value and unrealized gains under prior equity grants at various stock prices (realized and realizable pay). In conjunction with the review of tally sheets, the Compensation Committee reviews the potential severance and change-of-control benefits that would be payable to senior executives pursuant to the Executive Severance Plans.

Elements of Compensation

Base Salary

The base salary component of our executive compensation programs provides fixed cash compensation representative of individual role, skill set, market data, and internal pay equity.

The Compensation Committee reviews the base salaries of our CEO and his direct reports (including NEOs), at its first meeting each year. Our CEO typically provides the Compensation Committee with recommendations regarding increases to the base salary for each of his direct reports (including NEOs). Increases to base salaries are driven primarily by our CEO’s evaluation of individual experience, market competitive factors, internal pay equity, and our corporate budget. Our CEO’s base salary is determined by the Compensation Committee, with input from FW Cook, in an executive session without the presence of our CEO.

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Compensation at Mattel

2019 Pay Decisions

The 2019 base salary for Mr. Kreiz was established based on a review of competitive market practices and remained unchanged from the salary that was established in April 2018.

With respect to our other NEOs, in February 2019, in light of market data reviewed in November 2018, the Compensation Committee determined that none of our NEOs would receive a salary increase for 2019, with the exception of Mr. Isaias, who received a salary increase of $87,207 (converted from Mexican Peso (“MXN”) using the exchange rate of .05302 USD to 1 MXN as of December 31, 2019), or 24.2%, in connection with his promotion in February 2019 to EVP and Chief Supply Chain Officer.

Annual Cash Incentive

Our annual cash incentive plan, or MIP, provides our NEOs and currently approximately 8,200 other global employees with the opportunity to earn annual cash incentive compensation based on achievement of our short-term strategic and financial objectives that are intended to drive long-term stockholder value. The objectives of the MIP include:

●	Link pay to financial performance and put a meaningful portion of compensation at risk based on our financial success;
●	Incentivize and motivate senior executives to achieve our short-term strategic and financial objectives that we believe will drive long-term stockholder value;
●	Provide a competitive level of target annual compensation to attract and retain key talent;
●	Promote team orientation by encouraging all areas of the Company to work together to achieve common Company goals; and
●	Provide appropriate reward leverage and risk for threshold to maximum performance.

2019 MIP Payout Formula

Target Opportunity $	X	Financial Performance Earnout %	X	Individual Performance Multiplier %	=	MIP Payout $*
*	Capped at 200% of MIP target opportunity and subject to achievement of profitability-based funding requirement set at 10% of target Adjusted EBITDA.

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Compensation at Mattel

2019 MIP Performance Metrics & Weightings

To align with our strategy of restoring profitability and regaining topline growth by stabilizing revenues, the Compensation Committee approved an annual cash incentive design under the MIP with the following performance measures and weightings:

Foundational Measures	Weighting	Why This Measure Was Chosen
Adjusted EBITDA

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization, excluding Severance, Restructuring, and Equity Compensation) was selected as the primary financial measure because it is directly linked to our strategy of restoring profitability.

Adjusted Net Sales		Adjusted Net Sales was selected as the other foundational measure because it is directly linked to our strategy of regaining topline growth by stabilizing revenues.
Key Enabler Measures
Adjusted Gross Margin		Adjusted Gross Margin was selected as a key enabler measure to provide a more balanced approach to profitable growth, and to align with our Structural Simplification cost savings program.
Adjusted Inventory & Accounts Receivable

Adjusted Inventory and Accounts Receivable (key levers of working capital), was selected as a key enabler measure to provide a more balanced approach to profitable growth and disciplined cash management. Prior to 2019, this measure was referred to as Working Capital.

The amount that could be earned under each financial measure ranged from 35% of target for threshold performance to 100% for target performance to 200% of target for maximum performance. Linear interpolation from threshold to target performance and from target to maximum performance was applied for each measure. No amount could be earned under any financial measure for below threshold performance.

In order to differentiate individual performance and to encourage accountability, the Compensation Committee set individual goals for our CEO and his direct reports (including NEOs) that tied to the execution of our short-to-mid term strategy, conducted a performance assessment of each NEO’s progress against these goals, and applied an Individual Performance Multiplier with a range of 0% to 125% to determine the final amount earned by each NEO under the MIP. In no event, however, could a NEO’s payout amount exceed 200% of target MIP opportunity.

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Compensation at Mattel

The 2019 MIP continued the “umbrella” plan structure that was originally established primarily for federal tax deductibility purposes. Under this structure, the MIP would be funded at maximum of 200% of target MIP opportunity for our CEO and his direct reports (including NEOs) if a specified operating goal was achieved. The operating goal for funding of the 2019 MIP was 10% of target Adjusted EBITDA, or $358 million, which was achieved. The umbrella feature of the MIP allowed the Compensation Committee to exercise discretion to adjust the payouts downward in accordance with the Company’s actual financial performance compared to the financial measure targets, as well as individual performance assessments.

2019 Target MIP Opportunity

The following table shows the 2019 target MIP opportunities for our NEOs, expressed as a percentage of base salary. There were no changes to 2019 target MIP opportunities for NEOs continuing in the same role. The target MIP opportunity for Mr. Isaias increased from 55% to 65% in 2019 as a result of his promotion in February 2019 to EVP and Chief Supply Chain Officer.

Name and Position	2019 Target MIP Opportunity as a % of Base Salary
Ynon Kreiz, CEO	150%
Richard Dickson, President and COO	100%
Joseph Euteneuer, CFO	100%
Roberto Isaias, EVP and Chief Supply Chain Officer	65%
Robert Normile, EVP, Chief Legal Officer, and Secretary	65%

2019 Financial Performance Goals and Results

Our 2019 MIP financial performance goals were based on our annual operating plan, after adjustment in accordance with MIP parameters, and were designed to align with our 2019 emphasis on restoring profitability, primarily through our Structural Simplification cost savings program, while making progress in restoring profitability by stabilizing revenues following five previous years of decline. The Compensation Committee set our 2019 financial measure performance goals as follows:

●	2019 Adjusted EBITDA target goal was set at $358 million, a 46% increase over 2018 Adjusted EBITDA performance of $245 million.
●	Consistent with our objective of stabilizing revenue, 2019 Adjusted Net Sales target goal was set at $4,506 million, flat to 2018 Net Sales performance of $4,515 million.
●	2019 Adjusted Gross Margin target goal was set at 42.2%, a 180 basis points increase over 2018 Adjusted Gross Margin performance of 40.4%.
●	2019 Adjusted Inventory & Accounts Receivable target goal was set at $1,541, a slight decrease (improvement) to 2018 Working Capital performance of $1,564 million. Tooling was removed as a financial measure, as the Compensation Committee determined that the desired reduction in tooling had been achieved in 2018.

When goals were set, the Compensation Committee believed that each of the financial performance goals established under the MIP would be challenging but achievable.

The largest driver of our 2019 MIP above-target earnout was our Adjusted EBITDA performance, which reflected our significant progress towards restoring profitability. This improved profitability was primarily driven by our Structural Simplification program, which resulted in run-rate savings of $875 million exiting 2019, exceeding our target of $650 million by $225 million, or 35%. Our 2019 MIP earnout reflected performance slightly above target for Adjusted Net Sales given our successful stabilization of revenues, with Adjusted Net Sales up $10 million with the effect of foreign exchange and up $107 million in constant currency. Our 2019 MIP earnout also reflected our 400 basis point improvement in Adjusted Gross Margin from 40.4% to 44.4%, and our 7.5% decrease in Adjusted Inventory and Accounts Receivable from $1,564 million to $1,446 million.

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Compensation at Mattel

These financial results yielded an earnout of 175.6% of target MIP opportunity, based on the following pre-established threshold, target, and maximum performance goals and weightings, compared to actual Company performance:

2019 MIP Financial Measures and Earnout Results

Financial Measure	Weighting	Threshold (35% earned)	Target (100% earned)	Max (200% earned)	% Earned before weighting	% Earned after weighting
Adjusted EBITDA	50%				200%	100%
Adjusted Net Sales	20%				106.4%	21.3%
Adjusted Gross Margin	15%				200%	30%
Adjusted Inventory & Accounts Receivable	15%				162%	24.3%
TOTAL EARNED						175.6%

$ in millions.

The table above reflects actual performance as adjusted from GAAP results consistent with the pre-established plan parameters, which were approved by the Compensation Committee. Adjustments are intended to ensure that events outside the control of management do not unduly influence the achievement of the performance measures, while also ensuring that they are aligned with stockholders’ interests. All financial measures for the MIP are based on actual amounts including the effect of foreign exchange, with foreign exchange collars for the CEO and his direct reports. For the 2019 MIP, actual results for EBITDA, Net Sales, and Gross Margin were adjusted for severance and restructuring costs, equity compensation expense, litigation costs, Argentinian currency devaluation, tax disputes, plant closures, retail asset impairments, and foreign exchange, all as set forth in the MIP definitions approved by the Compensation Committee. Without such adjustments, the actual results for EBITDA would have been $287 million, Net Sales would have been $4,505 million, and Gross Margin would have been 44.0%. For 2019, there were no adjustments to the Adjusted Inventory & Accounts Receivable financial measures. These financial measure adjustments are an integral part of the MIP, ensuring employees are not penalized for the impact of unusual items that are unforeseeable or unquantifiable at the time the annual operating plan is set. Each measure is defined under “Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations.”

Due to Mr. Isaias’ promotion in February 2019 to EVP and Chief Supply Chain Officer, his 2019 MIP earnout was 176.8%, based 13.2% on his role as Managing Director of the Latin America region (based 50% on Latin America region performance earnout of 193.3% and 50% based on the above Company performance earnout) and 86.8% on the above Company performance earnout.

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Compensation at Mattel

2019 Individual Performance Assessments

For our NEOs, the earnout under the MIP for Company financial performance (175.6%, and 176.8% for Mr. Isaias) was then adjusted based on our CEO’s assessment of each executive’s progress, and the Compensation Committee’s assessment of our CEO’s progress, against individual goals that tied to the execution of our short-to-mid term strategy. This performance rating acted as a multiplier of 0% to 125% of the amount earned for financial performance, as follows:

●	0% earned for Results Below Expectations
●	90% earned for Accomplished Results (-)
●	100% earned for Accomplished Results
●	110% earned for Accomplished Results (+)
●	125% earned for Exceeded Results

In no event, however, could an NEO’s payout exceed 200% of target MIP opportunity.

As in prior years, the Compensation Committee utilized individual goals in order to ensure a comprehensive performance assessment of our NEOs. These individual goals included objectives critical to our transformation, not otherwise rewarded or incentivized in the MIP financial measures.

Our CEO performed an assessment of each NEO’s performance toward individual goals that tied to the execution of our short-to-mid term strategy. He presented his assessments and recommendations regarding performance ratings and associated Individual Performance Multipliers to the Compensation Committee, who concurred with the CEO’s assessments and recommendations. The Compensation Committee separately evaluated the CEO’s performance and determined, with input from FW Cook, in an executive session without the presence of our CEO, his performance rating and associated Individual Performance Multiplier.

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Compensation at Mattel

2019 Individual Performance Assessments

Ynon Kreiz Chief Executive Officer
●Led Mattel to achieve a new level of performance, exceeding full year 2019 guidance, and being recognized as the #1 U.S. and global toy company in 2019, per NPD
●Drove execution of financial and operating plan that stabilized revenues after five previous years of decline, exceeded Adjusted EBITDA goal, and exceeded Adjusted Gross Margin goal
●Led the executive team to over-deliver against the multi-faceted, transformational 2018-2019 Structural Simplification program
●Established investments in digital, technology, and product development to fuel innovation through fiscal 2020 and beyond

Richard Dickson President and Chief Operating Officer
●Led Mattel’s Global Brand teams to achieve or exceed growth targets in five of six categories
●Led portfolio expansion through the implementation of Franchise Management
●Drove toy innovation pipeline, including the development and launch of new IP
●Implemented accelerated Design & Development timelines to increase speed to market
●Successfully led the development of Mattel’s content strategy, including the implementation of Mattel’s demand creation platform

Joseph Euteneuer Chief Financial Officer
●Elevated and refined Mattel’s financial planning processes, bringing greater focus and discipline to company-wide resource allocation and margin improvement, achieving positive Free Cash Flow for the first time in three years
●Refinanced debt maturities to improve near-to-medium-term liquidity and provide increased financial flexibility
●Managed 2018-2019 Structural Simplification program to exceed targets

Roberto Isaias EVP and Chief Supply Chain Officer
●Accelerated multi-year Capital Light program by managing the closure and transition of underutilized manufacturing plants
●Significantly improved operational performance across Global Supply Chain by exceeding fill rate metrics, achieving productivity goals, and reducing costs
●Improved Sales and Operational Planning process to optimize product forecasting, planning, SKU base, and rapid response to consumer demand

Robert Normile EVP, Chief Legal Officer, and Secretary
●Managed worldwide litigation and dispute resolution efforts
●Facilitated and supported the planning, negotiation, and execution of critical agreements related to Structural Simplification program, license audits, and outsourcing of key functions
●Managed enterprise ethics and compliance programs and initiatives

The following table summarizes the financial performance earnouts, the Individual Performance Multipliers determined by the Compensation Committee, the resulting incentive payouts expressed as a percentage of target MIP opportunity, and the cash incentive payouts under the MIP. Mr. Isaias’ MIP payout was prorated to reflect the increase in his target MIP opportunity from 55% to 65% that occurred on February 18, 2019 in connection with his promotion to EVP and Chief Supply Chain Officer, as well as his role in the Latin America region prior to his promotion.

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Compensation at Mattel

Name	Financial Performance Earnout	Individual Performance Multiplier	Final % of MIP Opportunity Earned	Incentive Payout
Ynon Kreiz	175.6%	110%	193.2%	$4,346,100
Richard Dickson	175.6%	110%	193.2%	$1,931,600
Joseph Euteneuer	175.6%	100%	175.6%	$1,580,400
Roberto Isaias	176.8%	125%	200.0%	$636,800
Robert Normile	175.6%	100%	175.6%	$684,840

Equity-Based Long-Term Incentives

Our LTIs are equity-based and aimed at focusing our senior executives on achieving our key long-term financial goals and strategic objectives, while rewarding relative growth in stockholder value that is sustained over several years. We believe our equity-based LTIs align our senior executives’ interests with those of our stockholders, emphasize long-term stockholder value creation, and provide important retention value.

Our portfolio approach to LTIs continues to be comprised of three equity components: three-year Performance Units under our LTIP, stock options, and RSUs. Our Performance Units are earned based on the Company’s performance against financial performance measures, modified by our relative TSR over the three-year performance period.

2019 Pay Decisions

Annual LTI Mix for CEO was 100% Performance-Based and at Risk, with 75% Performance Units and no RSUs

The Compensation Committee remains focused on ensuring our LTIs continue to closely align with our strategy and strategic priorities and incentivize actions that drive long-term stockholder value. In March 2019, the Compensation Committee established the 2019 Annual LTI Value for each senior executive (other than Mr. Kreiz), with a continued mix of 50% Performance Units and 25% each in stock options and RSUs. To emphasize even greater focus on pay and performance alignment, in June 2019, the Compensation Committee determined to change Mr. Kreiz’s grant mix by eliminating RSUs (from 25% of Annual LTI Value in 2018), increasing Performance Units to 75% of Annual LTI Value (from 50% in 2018), and keeping stock options at 25% of Annual LTI Value, resulting in 100% of our CEO’s 2019 LTI mix being performance-based and at risk. The Compensation Committee believes that eliminating RSUs and increasing the amount of Performance Units for our CEO is more closely aligned with our peer group’s practices and provides greater alignment with stockholder interests.

Since 2017, we have maintained our Choice Program, which allows senior executives (currently, other than our CEO, COO, and CFO) the ability to make an election prior to the grant date to allocate the grant value of the stock options/RSUs component of their Annual LTI Value to a self-selected mix of stock options and RSUs in 25% increments (representing 12.5% of Annual LTI Value). Under our Choice Program, of the 50% Annual LTI Value allocated to stock options and RSUs, our CEO direct reports and other Section 16 officers must allocate at least 25% of such value to the stock option grant. This Choice Program was designed and implemented to strengthen executive engagement, investment, and retention at this critical time in our transformation. The LTI mix for our COO and CFO is fixed at 50% Performance Units, 25% stock options and 25% RSUs, while the mix for our CEO is fixed at 75% Performance Units and 25% stock options.

2019 Annual LTI Values Awarded

In March 2019, the Compensation Committee determined that all annual 2019 equity awards were to be granted on August 1, 2019, to have a single annual grant date that coincides with the historical grant date for our stock options and RSUs, and to proactively manage the Company’s equity plan share reserve. As a result, the 2019-2021 Performance Units were granted on August 1, 2019 (rather than the LTIP approval date in March as in past years) subject to the measures and goals previously approved in March 2019, along with the grants of stock options and RSUs.

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Compensation at Mattel

In March 2019, the Compensation Committee also determined that, except with respect to Mr. Kreiz, the 2019 Annual LTI Value for our NEOs would not change from their 2018 Annual LTI Value. Consistent with the Compensation Committee’s focus on pay for performance and operational, financial, and relative TSR results, and based on their assessment of his strong performance and leadership through the Company’s transformation with demonstrated successful results, in June 2019, the Compensation Committee increased Mr. Kreiz’s 2019 Annual LTI Value to $9.55 million from $8.25 million, with a mix of 75% Performance Units and 25% stock options, making all of Mr. Kreiz’s 2019 LTI performance-based and at risk. On February 4, 2020, the Compensation Committee determined to hold Mr. Kreiz’s 2020 target LTI unchanged from 2019.

The following table summarizes the 2019 Annual LTI Values set by the Compensation Committee and reflects the allocation of Performance Units under the 2019-2021 LTIP, as well as stock option and RSU grants for eligible participants under our Choice Program discussed above.

Name	2019-2021 Performance Units ($)	2019 Stock Options ($)	2019 RSUs ($)	2019 Annual LTI Value ($)
Ynon Kreiz	7,162,500	2,387,500	0	9,550,000
Richard Dickson	2,250,000	1,125,000	1,125,000	4,500,000
Joseph Euteneuer	1,350,000	675,000	675,000	2,700,000
Roberto Isaias	525,000	131,250	393,750	1,050,000
Robert Normile	525,000	393,750	131,250	1,050,000

In connection with his promotion to EVP and Chief Supply Chain Officer, Mr. Isaias received an additional equity grant valued at $250,000 on February 28, 2019, comprised 50% in stock options and 50% in RSUs, subject to our standard vesting terms.

►	Equity LTI earnouts and year-end valuations of outstanding equity awards reflect improved financial performance offset by historical stock price underperformance.

Despite strong financial and operational performance for the year, and based on a year-end stock price of $13.55:

●	The 2017-2019 LTIP earnout and resulting payout was 50% of target (plus dividend equivalent shares), which was the first payout under any of our LTIP cycles in six years;
●	All NEOs’ outstanding stock options were underwater; and
●	Our CEO’s new-hire performance-based stock option granted in April 2018, which vests at the end of a three-year performance period ending on April 26, 2021 conditioned upon achievement of relative TSR over the performance period that is ≥ 65th percentile of companies in the S&P 500, would not be earned based upon relative TSR performance through December 31, 2019.

2017-2019 LTIP Features and Payout

Average earnout of three annual Adjusted EPS earnouts is determined	Relative TSR performance over the three-year period is determined	Total earnout is computed as three-year average Adjusted EPS earnout increased or decreased by 50 percentage points for relative TSR performance

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Compensation at Mattel

Our 2017-2019 LTIP, which had a performance period from January 1, 2017 through December 31, 2019, based payout on achievement against Adjusted EPS goals set on an annual basis with earnouts averaged over the three-year performance period, plus a relative TSR modifier of up to +/- 50 percentage points, based on our relative TSR over the three-year performance period versus the companies in the S&P 500.

For 2019, the Compensation Committee set a rigorous target goal for Adjusted EPS at $(0.82), which represented a significant improvement over our 2018 Adjusted EPS of $(1.30). Primarily due to our successful Structural Simplification costs savings program, 2019 Adjusted EPS was $(0.43), resulting in maximum performance under the 2019 Adjusted EPS goal. Over the three-year performance period, the average earnout for the Adjusted EPS goal was 100% of target. Our relative TSR, measured over the three-year performance period, was below the 25th percentile, resulting in a TSR adjustment of negative 50 percentage points. Accordingly, the cumulative total earnout was 50% of target Performance Units granted.

2017-2019 LTIP Financial Measures and Earnout Results

Goal*	Threshold (50% earned)	Target (100% earned)	Max (150% earned)	% Earned Each Year
2017 Adjusted EPS				0%
2018 Adjusted EPS				150%
2019 Adjusted EPS				150%
Three-Year Average Earnout for Adjusted EPS				100%
	Effect of TSR Modifier			Actual at December 31, 2019
Mattel TSR Relative to S&P 500	≤25th	50th	≥75th	4th
Earnout Percentage Modifier**	-50%	No change	+50%	-50%
TOTAL EARNED				50%
*	Adjusted EPS is a non-GAAP measure under the SEC’s rules. Please see Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations on page 127 for a description of the adjustments under the MIP.
**	TSR levels achieved between the 25th, 50th, and 75th percentiles are linearly interpolated.

Consistent with the LTIP definitions and past years, in order to improve alignment with stockholders’ interests and ensure that events outside the control of management do not unduly influence the achievement of the performance measure under the LTIP, actual results are adjusted for the impact of specified unusual items. In 2019, Adjusted EPS reflected adjustments from Earnings Per Share as set forth in “Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations”. Without adjustment, 2019 EPS was $(0.62).

Dividend equivalents in shares equal to 4% of the shares earned were paid at the end of the three-year performance cycle. Dividend equivalents were accumulated in shares of stock attributed to each Performance Unit based upon the number of shares earned, assuming each dividend is reinvested in shares as of the closing price on the ex-dividend date, and participates in future dividend distributions, for all dividends during the three-year performance period.

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Compensation at Mattel

The following table summarizes the 2017-2019 LTIP payout. Messrs. Kreiz and Euteneuer did not receive 2017-2019 Performance Units due to their hire dates and, accordingly, are excluded from the table.

2017-2019 LTIP Payout

Name	Target Performance Units Granted	Actual Shares Earned	Dividend Equivalent Shares Earned	Total Shares Earned
Richard Dickson	37,355	18,678	777	19,455
Roberto Isaias	5,603	2,802	117	2,919
Robert Normile	13,074	6,537	272	6,809

2018-2020 LTIP and 2019-2021 Features

Earnout of three-year cumulative Adjusted Free Cash Flow is determined	Relative TSR performance over the three-year period is determined	Earnout is computed as Adjusted Free Cash Flow earnout multiplied by 67% to 133% for relative TSR performance

For our 2018-2020 LTIP and 2019-2021 LTIP: (i) we returned to a three-year cumulative financial goal, set at the commencement of the three-year performance period (instead of annual goals set each year); and (ii) we modified the financial measure to Adjusted Free Cash Flow (instead of Adjusted EPS) to better align with our strategy.

Feedback from our stockholders in 2018 included a preference for our incentive measures to have greater alignment with our strategy. The Compensation Committee believes that our LTIP design needs to drive long-term financial performance consistent with our strategy. For 2018 and 2019, Adjusted Free Cash Flow was chosen as a more appropriate measure than our prior goal of Adjusted EPS, because of the link to overall cash generation and our strategic objectives. The earnout percentage resulting from the Adjusted Free Cash Flow performance measure can range from 37% for threshold performance, 100% for target performance, and 150% for maximum performance, with linear interpolation between such goals. No amount can be earned under the Adjusted Free Cash Flow measure for below threshold performance. The percentage earned from the financial measure will then be subject to reduction or increase based on our relative three-year TSR performance versus companies in the S&P 500, with the financial earnout multiplied by 67% for threshold relative TSR performance of 25th percentile or below, to 133% for maximum relative TSR performance of 75th percentile or above (with linear interpolation between). The relative TSR performance measure continues to provide a balance between absolute and relative performance measures in the LTIP. Commencing in 2018, the Compensation Committee determined to adjust the effect of our relative TSR from an additive or subtractive modifier of +/- 50 percentage points in past years to a multiplier of +/- 33%. The Compensation Committee believes that this adjustment, which reduces the potential downward adjustment of the financial earnout while maintaining the potential maximum earnout, is appropriate given the volatile stock market and the challenges experienced by our industry as compared to the S&P 500. No amount can be earned above 200% of target Performance Units granted, consistent with all of our incentive programs, and the minimum amount that can be earned based on threshold performance is 25%. Consistent with past LTIP cycles, the three-year performance period for the 2019-2021 LTIP is from January 1, 2019 to December 31, 2021, and for the 2018-2020 LTIP is from January 1, 2018 to December 31, 2020.

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Compensation at Mattel

●	2019-2021 LTIP: Based on our one-year Adjusted Free Cash Flow performance from January 1, 2019 through December 31, 2019, and assuming targeted cumulative Adjusted Free Cash Flow performance for the remaining period in the plan (2020-2021), the cumulative Adjusted Free Cash Flow performance earnout for the three-year cumulative plan would be 141% of target. Our relative TSR at December 31, 2019 for the 2019-2021 LTIP was at the 15th percentile, which would have resulted in a multiplier adjustment of 67% of any earned percentage under the Adjusted Free Cash Flow goal had the performance period ended on December 31, 2019. After applying the TSR multiplier of 67%, the cumulative earnout based on actual 2019 and 2020-2021 Adjusted Free Cash Flow presumed at target would be 95%.
●	2018-2020 LTIP: Based on our cumulative two-year Adjusted Free Cash Flow performance from January 1, 2018 through December 31, 2019, and assuming targeted Adjusted Free Cash Flow performance earnout for the remaining period in the plan (2020), the cumulative Adjusted Free Cash Flow performance for the three-year cumulative plan would be 150% of target. Our relative TSR at December 31, 2019 for the 2018-2020 LTIP was at the 12th percentile, which would have resulted in an adjustment of 67% of any earned percentage under the Adjusted Free Cash Flow goal had the performance period ended on December 31, 2019. After applying the TSR multiplier of 67%, the cumulative earnout based on actual 2018-2019 and 2020 Adjusted Free Cash Flow presumed at target would be 101%.

The outstanding Performance Units have dividend equivalent rights that are converted to shares of Mattel common stock only when and to the extent the underlying Performance Units are earned and paid. Dividend equivalents are accumulated in shares of stock attributed to each Performance Unit based upon the number of shares earned, assuming each dividend is reinvested in shares as of the closing stock price on the ex-dividend date, and participates in future dividend distributions for all dividends during the three-year performance period.

Stock Options and RSUs

In addition to Performance Units, our portfolio approach to equity-based LTIs includes annual grants of stock options and time-based RSUs:

●	Time-Based Stock Options – Time-based stock options have value only with stock price appreciation and continued service over time, thereby aligning interests with our stockholders. Our stock options typically vest in three approximately equal installments on the first through third anniversaries of the grant date, subject to continued service through such date. Stock options are granted with ten-year terms.
●	Time-Based RSUs – Time-based RSUs assist our senior executives in meeting stock ownership requirements and serve as a stockholder-aligned retention tool. Our RSUs typically vest in three approximately equal installments on the first through third anniversaries of the grant date, subject to continued service through such date.
●	We do not provide dividend equivalents on stock options or time-based RSUs for executives.

2020 Target TDC Decisions

On February 4, 2020, the Committee determined to hold each NEO’s target TDC unchanged from 2019, with the exception of Mr. Isaias, whose target TDC increased 4% from $1.88 million to $1.95 million based on internal pay equity, strong performance in his role, and the criticality and impact of his role to the Company’s Capital Light program.

Other Forms of Compensation

Perquisites and Other Personal Benefits

We offer the following perquisites to our NEOs to attract and retain key executive talent:

●	Car Allowance – We provide a monthly car allowance to allow our senior executives to fulfill their job responsibilities that involve travel to the offices of customers and business partners. The monthly amount of the allowance is a set amount based on the executive’s job level. We provide the use of a Company car instead of a car allowance for our CEO, and in 2019 provided the use of a Company car for Mr. Isaias.

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Compensation at Mattel

●	Financial Counseling Services – We provide certain senior executives the choice of financial counseling and tax return preparation service through a Company-selected third-party financial service or up to an annual $10,000 reimbursement for financial counseling services through a company of the executive’s choice. We believe that providing this service gives our executives a better understanding of their compensation and benefits, allowing them to concentrate on Mattel’s future success.
●	Executive Physicals – We provide our senior executives with comprehensive executive physical examinations and diagnostic services. We believe that these physical examinations and diagnostic services help ensure the health of our executives and provide a retention tool at a reasonable cost to Mattel.
●	Relocation Assistance – We provide relocation assistance to newly hired and current senior executives who must relocate to accept our job offer or a new role within Mattel. Such relocation assistance is generally pursuant to Mattel’s relocation program, which is designed to cover the costs directly resulting from the Company-requested relocation, which includes travel, shipping household goods, two months of temporary housing, and participation in a home sale program (which covers certain costs (but not loss) on the sale of the executive’s home). On limited occasions, in order to recruit new hires or promote into new positions, we will provide additional and/or special relocation payments. The executives are required to repay relocation program benefits or payments if they resign or their employment is terminated for cause within one year or two years of the relocation date, as applicable. We provide tax gross-up payments for certain taxable relocation benefits under our relocation program. Our relocation program and special relocation payments benefit Mattel, are business-related, and are primarily intended to eliminate or lessen the expenses that the executive incurs as a direct result of the Company’s request to relocate. They are important tools for us to recruit and retain key management talent and allocate our talent as best fits Mattel’s needs.

In connection with his hiring in September 2017, in addition to Mattel’s relocation program benefits, our CFO, Mr. Euteneuer, was provided temporary accommodations, one round-trip airfare per week and reimbursement for incidental relocation expenses through May 31, 2018 (initially for five months and then extended for an additional three months in early 2018 to enable him to remain focused on executing on Mattel’s strategy and allow him time for a permanent relocation). Pursuant to Mattel’s relocation program, Mr. Euteneuer was eligible to receive tax gross-up payments on such relocation costs and is required to repay the full relocation costs incurred by us if he resigns or his employment is terminated with cause within one year of the relocation date. Our standard relocation program also includes home sale assistance, shipment of household goods and home purchase assistance during the first year after the executive’s hire date, with shipment of household goods and home purchase assistance eligible for tax gross-up. Because Mr. Euteneuer was not in a position to avail himself of these relocation benefits during the first year following his hire date, in February 2019, the Compensation Committee approved providing these specific relocation benefits to Mr. Euteneuer through August 5, 2019. In accordance with our updated repayment provision, Mr. Euteneuer would have been required to repay the full relocation costs incurred by us for these benefits if he resigned or his employment was terminated with cause within one year following the February 5, 2019 approval date, and will be required to repay 50% of the relocation costs if such resignation or termination occurs during the second year following such approval date.

On February 1, 2020, in connection with his relocation from Mexico to our headquarters in California, we entered into a letter agreement with Mr. Isaias, our EVP and Chief Supply Chain Officer, memorializing his current salary, MIP bonus opportunity, and eligibility to participate in our executive compensation programs, including our commitment to provide relocation assistance and services in accordance with our International Transfer Program, which includes travel, temporary accommodations, and shipment of household goods. Pursuant to Mattel’s International Transfer Program, Mr. Isaias was eligible to receive tax gross-up payments on such relocation benefits. In addition, we provided Mr. Isaias with a transition payment in February 2020 in the amount of $120,000 to facilitate his move. In accordance with our repayment provisions, Mr. Isaias is required to repay the full transition payment and relocation costs incurred by us for these benefits if he resigns or his employment is terminated with cause within one year following the relocation date and/or transition payment date, and repay 50% of the transition payment and relocation costs if such resignation or termination occurs during the second year following such relocation and/or transition payment date.

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Retirement Plans

Our NEOs participate in the same broad-based benefit plans as our other U.S. employees. In addition, we provide our NEOs certain executive benefits, which are not provided to other employees generally, to promote tax efficiency or to replace benefit opportunities that are not available to executives because of regulatory limits. These include:

●	The 2005 Supplemental Executive Retirement Plan (“SERP”), our supplemental, non-qualified pension plan provides supplemental retirement income to one senior executive, Mr. Normile. No new participants have been added to the SERP since 2001 nor will any be added and, as a result, Mr. Normile is the only executive currently participating in the SERP.
●	The DCP, our non-qualified deferred compensation plan, generally provides our U.S.-based executives with a mechanism to defer compensation in excess of the amounts that are permitted to be deferred under our 401(k) Plan. Together, the 401(k) Plan and the DCP allow participants to set aside amounts as tax-deferred savings for their retirement. Similar to the 401(k) Plan, the DCP provides for Company automatic contributions and matching contributions, both of which are at the same levels as the Company contributions in the 401(k) Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that enhances our ability to attract and retain talented executives while building plan participants’ long-term commitment to Mattel. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the plan.

No Poor Pay Practice of Tax Gross-Ups on Perquisites and Benefits

Mattel generally does not provide tax gross-up payments to our senior executives in connection with perquisites and benefits. In certain limited cases, Mattel does provide to senior executives (and generally to other employees) tax gross-up payments for relocation assistance costs and any related international tax compliance and tax equalization costs and payments, because such expenses are incurred as a direct result of Mattel’s request.

Severance and Change-of-Control Benefits

Best Practices in Severance Arrangements – We maintain executive severance arrangements that reflect current compensation best practices, which include:

●Double-trigger cash severance and equity acceleration that requires both a change of control and a qualifying termination of employment.
●Severance benefits set at competitive levels not greater than 2x.
●No excise tax gross-ups.

We have three executive severance arrangements: (i) the Mattel, Inc. Executive Severance Plan (the “Severance Plan”); (ii) the Mattel, Inc. Executive Severance Plan B (the “Severance Plan B,” and together with the Severance Plan, the “Executive Severance Plans”); and (iii) an executive severance practice. Messrs. Kreiz and Euteneuer participate in the Severance Plan B as modified by the terms of their respective participation letter agreements with us, Mr. Dickson participates in the Severance Plan B, and Mr. Normile participates in the Severance Plan. Mr. Isaias is eligible for benefits under our current executive severance practice. We do not pay any excise tax gross-up payments under our severance arrangements.

At the time of adopting each of the Executive Severance Plans, the Compensation Committee reviewed competitive severance benefit data prepared by FW Cook. The Compensation Committee believes that the benefits provided by the Executive Severance Plans are reflective of current compensation market practices and trends.

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Compensation at Mattel

The Compensation Committee believes that our executive severance arrangements are key to our ability to recruit, retain, and develop key, high-quality management talent in a competitive market because such arrangements provide reasonable protection to the executive in the event he or she is not retained under specific circumstances. In addition, our tiered approach to severance arrangements allows us to tailor our arrangements as appropriate to each executive job level based on market practice.

More details regarding our three executive severance arrangements are provided below under “Potential Payments Upon Termination or Change of Control.”

Important Policies, Governance, and Guidelines

Stock Ownership Guidelines

We have had stock ownership guidelines for our NEOs and other direct reports of the CEO in place since 2001. Under our current stock ownership guidelines, the targeted stock ownership is established as shares of Mattel common stock with a value equal to a multiple of base salary, as set forth below for each NEO.

Name	Salary Multiple	Deadline
Ynon Kreiz	6x	4/30/2023
Richard Dickson	4x	12/31/2019
Joseph Euteneuer	4x	9/30/2022
Roberto Isaias	3x	2/29/2024
Robert Normile	3x	12/31/2018

Generally, executives have five years from the later of the date the new targeted levels were established (January 2014) or the date of promotion or hiring to meet the guidelines. If the targeted ownership levels are not met within the compliance deadline, the executives are required to retain 100% of after-tax shares acquired from equity awards until the guidelines are met. Based on input from FW Cook, the Compensation Committee believes that our guidelines align with best practices.

All NEOs are in compliance with the guidelines either by having attained the targeted ownership level, retaining 100% of after-tax shares from equity award vestings or exercises until the targeted ownership level is met, or being within their compliance period.

Shares counted toward ownership guidelines include shares of Mattel common stock directly owned, beneficially owned, or held in the Mattel Stock Fund of the 401(k) Plan, and phantom shares of Mattel common stock held in the Mattel Stock Equivalent Fund of our DCP.

Compensation Risk Review

On behalf of the Compensation Committee, FW Cook annually conducts a detailed risk assessment of our executive compensation plans, policies, and programs to determine whether they encourage excessive risk taking. FW Cook employed a framework to assist the Compensation Committee in ascertaining any potential material adverse risks and how they may link with Mattel’s compensation plans, policies, and programs. The results of FW Cook’s assessment, along with our HR Department’s assessment of our Company-wide compensation plans, policies, and programs were presented to our Compensation Committee in November 2019. FW Cook and our HR Department advised the Compensation Committee that our Company-wide compensation plans, policies, and programs did not present any risks that are reasonably likely to have a material adverse effect on Mattel. As part of its review and assessment, our Compensation Committee also considered the following characteristics of our compensation programs, among others, that discourage excessive or unnecessary risk taking:

●	Our compensation plans and programs appropriately balance short- and long-term incentives and fixed and variable pay.

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●	Long-term incentives provide a portfolio approach using Performance Units, stock options, and RSUs.
●	Under our MIP, we use measures from the income statement and balance sheet. In addition, performance against individualized strategic objectives is taken into account. The performance measures are defined at the beginning of the performance period, with specific exclusions addressed in detail.
●	Our Compensation Committee may apply negative discretion in determining annual cash incentives earned under our MIP.
●	Cash and shares earned under our MIP and LTIP, respectively, are capped.
●	An established performance evaluation approach based on quantitative and qualitative performance is used on a Company-wide basis.
●	Market competitive stock ownership guidelines for our most senior executives, which are reviewed annually by our Compensation Committee for individual compliance.
●	We have a Clawback Policy, Insider Trading Policy, and formal equity grant procedures in place.

Based on this assessment, the Compensation Committee believes that our compensation plans, policies, and programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.

No Hedging or Pledging Permitted

Mattel’s Insider Trading Policy, as implemented, prohibits Board members, officers, and employees (i) from engaging in hedging, monetization, or speculative transactions in Mattel common stock (including zero-cost collars, forward sale contracts, short sales, transactions in publicly-traded options and other derivative securities), and (ii) from holding Mattel shares in a margin account, pledging Mattel shares, or using Mattel shares owned as collateral for loans.

Recoupment of Compensation

Our Clawback Policy provides for forfeiture or reimbursement of certain cash and equity incentive compensation that was paid, granted, or vested based on financial results that, when recalculated to include the impact of a material financial restatement, were not achieved. The Clawback Policy applies to all Section 16 officers and other direct reports to the CEO, and covers incentive compensation (cash and equity) paid, granted, or vested, within three years preceding the material financial restatement. If the covered employee did not engage in misconduct in connection with the material financial restatement, the Compensation Committee may recover the excess incentive compensation determined based on the restated financials. If the covered employee engaged in misconduct in connection with the material financial restatement, the Compensation Committee may recover the full amount of incentive compensation paid, granted, or vested based on financial results that were impacted by the restatement. The Compensation Committee believes this policy encourages strong leadership, accountability, and responsible management that benefits the growth of Mattel, and is aligned with best compensation governance practices.

In order to better align executives’ long-term interests with those of Mattel and its subsidiaries and affiliates, our Amended 2010 Plan, and its predecessor, our 2005 Equity Compensation Plan (“2005 Plan”) provide that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments, or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and IP requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to participants for services as employees, and they do not apply to participants following any severance that occurs within 24 months after a change of control.

Our SERP provides that, for a period of three years following termination of employment or at any time while receiving benefits, we can recoup benefits from an executive who commences service for one of our competitors or otherwise engages in behavior that is damaging to Mattel.

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Compensation at Mattel

Equity Grant Process

Like other public companies, we seek to implement equity compensation grant procedures that are designed to reflect evolving best practices, taking into account accounting, tax, and regulatory requirements. The Compensation Committee has adopted the following equity grant process:

●	Annual LTI Values and Terms of LTIP Performance Units – Generally and in 2019, at its March meeting, the Compensation Committee reviews and determines for senior executives the total Annual LTI Value within our compensation structure. For 2019, the Compensation Committee deferred determination of Mr. Kreiz’s Annual LTI Value until June 2019. As in past years, in March 2019, the Compensation Committee reviewed and approved the terms and specific performance measures and goals for the 2019-2021 LTIP cycle. In addition, the LTIP grant date for our annual Performance Units was moved to August 1, 2019 to coincide with the grant date of our annual stock options and RSUs.
●	Annual Grants of LTIP Performance Units, Stock Options, and RSUs – Performance Unit grants under our LTIP are approved by the Compensation Committee to executives in the business unit leadership job level and above (CEO and his direct reports) and other Section 16 officers, and by the Equity Grant Allocation Committee (“EGAC”) to employees below the business unit leadership job level (SVPs and below), other than Section 16 officers. Generally in May, our Human Resources Department reviews with the Compensation Committee the annual equity program’s objectives, background, grant approach, grant process, and the proposed total value to be granted that year. Specific recommendations regarding the aggregate equity pool to be allocated to employees, the value and mix of award types to be granted to employees per job level, previously reviewed by FW Cook, are presented to the Compensation Committee for approval. Historically, the Compensation Committee approves the annual grant values for stock options and RSUs for the CEO, and his direct reports, and other Section 16 officers at its July meeting, but in all events before the grant date, as well as the methodology for converting the grant values to units or shares. In June 2019, the Compensation Committee set our CEO’s Annual LTI Value and determined that our CEO’s Annual LTI Value would be delivered 75% in the form of Performance Units and 25% in the form of stock options, and that his direct reports’ Annual LTI Value would continue to be delivered 50% in the form of Performance Units. In July 2019, the Compensation committee confirmed the annual grant values for the Performance Units, stock options, and restricted stock options for the CEO and his direct reports, for an effective grant date of August 1, 2019.
If the annual equity grant of August 1 is a Saturday, then the grant date is set for the last preceding business day, and if August 1 is a Sunday, then the grant date is set for the next following business day.
●	EGAC – For grants of stock options and RSUs to employees below the business unit leadership job level (SVPs and below) that are not Section 16 officers, the Board has delegated the authority to the EGAC to, subject to certain limitations, approve annual and off-cycle equity compensation grants (such as grants to employees who are newly hired or promoted). The Board generally appoints our CEO as the sole member of the EGAC. Accordingly, Mr. Kreiz has been the sole member of the EGAC since April 2018.
In May, the Compensation Committee sets, subject to approval by the Board, the key parameters of the delegation of authority to the EGAC for the annual grants of stock options, RSUs, and Performance Units to employees below the business unit leadership job level that are not Section 16 officers.
●	Off-Cycle Grants – If there are proposed new-hire or other off-cycle equity grants for executives in the business unit leadership job level and above (CEO and his direct reports), the grant date is generally the last trading day of the month of the later of the (i) hire or promotion date or (ii) the Compensation Committee approval date.
For new-hire or other off-cycle grants to employees below the business unit leadership job level (SVPs and below), the grant date is the last trading day of the month of the hire date for executives and the last trading day of the month following the month of hire for below executives, and for other certain off-cycle grants, the grant date is the last trading day of the month in which the EGAC approval occurs.
●	Stock Option Exercise Price – Our practice is to grant all of our stock options at an exercise price at least equal to our closing stock price on the grant date.

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Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code disallows a tax deduction for compensation in excess of $1 million paid to our CEO and our three other most highly compensated executive officers employed at the end of the year (other than, prior to the 2017 Tax Cuts and Jobs Act (“2017 Tax Reform Act”), our CFO). Prior to the 2017 Tax Reform Act, certain compensation was specifically exempt from the deduction limit to the extent it was “qualified performance-based compensation” as previously defined in Section 162(m) of the Internal Revenue Code. As part of the 2017 Tax Reform Act, the ability to rely on this “qualified performance-based compensation” exception was eliminated. As a result, although we have compensation plans that were intended to permit the award of deductible compensation under Section 162(m) prior to the 2017 Tax Reform Act, subject to the Act’s limited grandfathering rules, we may no longer take a deduction for any compensation paid to our NEOs in excess of $1 million.

Mattel accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). The impact of FASB ASC Topic 718 has been taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, including Performance Units, stock options, and RSUs.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to our NEOs.

Name, Principal Position in 2019 and Year(1)	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Ynon Kreiz Chief Executive Officer
2019	1,500,000	—	7,162,507	2,387,499	4,346,100	—	118,891	15,514,997
2018	1,027,397	—	6,657,261	6,506,946	2,695,384	—	68,672	16,955,660
Richard Dickson President and Chief Operating Officer
2019	1,000,000	—	3,557,773	1,125,002	1,931,600	—	132,169	7,746,544
2018	1,000,000	500,000	3,539,878	1,125,000	1,749,000	—	126,857	8,040,735
2017	992,055	500,000	2,584,491	4,500,000	0	—	151,025	8,727,571
Joseph Euteneuer Chief Financial Officer
2019	900,000	200,000	2,025,004	675,000	1,580,400	—	223,687	5,604,091
2018	900,000	—	2,070,558	674,999	1,431,000	—	265,020	5,341,577
2017	241,644	500,000	2,586,570	1,900,000	0	—	48,875	5,277,089
Roberto Isaias Executive Vice President and Chief Supply Chain Officer
2019	441,629	—	1,071,179	256,251	636,800	—	227,943	2,633,802
Robert Normile Executive Vice President, Chief Legal Officer and Secretary
2019	600,000	—	720,234	393,751	684,840	1,181,372	102,016	3,682,213
2018	595,397	—	976,447	131,251	620,100	0	102,098	2,425,293
2017	580,000	—	379,391	700,001	0	981,386	99,806	2,740,584
(1)	Name, Principal Position in 2019 and Year. The years of compensation for each NEO reflects the years he or she has been an NEO.

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(2)

Base Salary. Represents base salary prorated based on time in role in each applicable year and is not annualized. For Mr. Isaias, represents base salary as Managing Director of Latin America through February 17, 2019 and as EVP and Chief Supply Chain Officer for the remainder of the year (converted from Mexican Peso (“MXN”) using the exchange rate of .05302 USD to 1 MXN as of December 31, 2019).

(3)

Bonus. In 2017, Mr. Euteneuer was provided a $400,000 signing bonus, payable 50% within 30 days of his hire date of September 25, 2017 and 50% on the first payroll date following January 1, 2019, subject to his continued employment in good standing through January 1, 2019. For 2019, amount shown for Mr. Euteneuer represents the second one-half portion of such signing bonus that was paid in January 2019.

(4)

Stock Awards and Option Awards. Amounts shown represent the grant date fair value of RSUs and options granted in the year indicated as computed in accordance with FASB ASC Topic 718. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and for options, upon the excess of the stock price over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

For a discussion of the assumptions made in the valuation of options granted in 2019, see Note 8 to Mattel’s Consolidated Financial Statements for 2019 contained in our Form 10-K.

Amounts shown under the “Stock Awards” column for 2019 include the grant date fair value for our annual RSUs granted on August 1, 2019, the RSU portion of the promotional grant to Mr. Isaias on February 28, 2019, one-third of the Performance Units under the 2017-2019 LTIP which employs annual financial goal setting, and the Performance Units under the 2019-2021 LTIP granted on August 1, 2019, as discussed in more detail below. The RSUs are valued based on our closing stock price of $13.59 on the August 1, 2019 annual grant date, and for Mr. Isaias’ promotional RSU grant of $14.42 on February 28, 2019.

2017-2019 LTIP. The Performance Units under the 2017-2019 LTIP have a three-year performance period from January 1, 2017 through December 31, 2019. The number of Performance Units earned was determined as follows:

●Each year, the annual Adjusted EPS goals were set by the Compensation Committee;
●The earned percentage for each year under the Adjusted EPS goal was then averaged over the three-year period (the performance-related component), which percentage could be up to 150%; and
●This average was then adjusted up or down by up to 50 percentage points based on our TSR relative to the TSR performance of companies in the S&P 500 over the full three-year performance period (the market-related component).

Because the performance-related component of the 2017-2019 LTIP is based on separate measurements of our performance under the performance-related component for each year in the three-year performance period, FASB ASC Topic 718 requires the grant date value to be calculated with respect to one-third of the total Performance Units in each year of the three-year performance period, with the value for each year based on the probable outcome of the Adjusted EPS performance-related component against the goal set for that year. For 2019, the grant date value of one-third of the 2017-2019 LTIP Performance Units, as measured in accordance with FASB ASC Topic 718, was based on our closing stock price of $14.68 on the deemed grant date of March 18, 2019, which is the date the 2019 Adjusted EPS performance goal for the Performance Units was set by the Compensation Committee, and the probable outcome of target performance (100%) of the 2019 annual Adjusted EPS performance-related component for 2019. For 2019, the grant date value of the 2017-2019 LTIP excludes the original grant date value of the TSR market-related component of $1.46 per Performance Unit determined under a Monte Carlo valuation in accordance with the accounting rules, as this amount was included in the 2017 grant date fair value. The grant date value of the TSR market-related component of $1.46 was calculated using a Monte Carlo valuation with the following key assumptions: Mattel’s closing stock price of $25.31 on March 20, 2017; the risk-free interest rate of 1.51%; volatilities of the prices of the stocks for Mattel and the components of the Index; and the correlation coefficients of Mattel and the components of the Index. Because the 2017-2019 Performance Units were not granted in 2019, they are not reported in the Grants of Plan-Based Awards in 2019 table that follows, even though a portion of their grant date valuation is required to be reported in the Summary Compensation Table for 2019.

The table below sets forth the original grant date fair value of the 2017-2019 Performance Units determined in accordance with FASB ASC Topic 718 principles (i) based upon the probable outcome (100%) of the Adjusted EPS performance-related component at the original grant date value for the Adjusted EPS performance-related component of $25.31 as to one-third of the Performance Units granted, and (ii) based upon achieving the maximum level of performance (150%) under the Adjusted EPS performance-related component at the original grant date value of $25.31 as to one-third of the Performance Units granted. Since the modification to the performance-related component that occurred on April 24, 2017 resulted in a decrease in the grant date fair value of $3.71 per Performance Unit, this is not reflected in the table below. Also set forth below is the grant date value for the market-related component, or the relative TSR adjustment of $1.46, determined upon the original grant date and applied to the full granted awards, and which is not subject to probable or maximum outcome assumptions. The TSR market-related component could result in an additional 50 percentage points earned for a maximum earnout of 200% of target Performance Units, which is not reflected in the table below. Messrs. Kreiz and Euteneuer are not included in the table below, as they did not receive any 2017-2019 Performance Units due to their hire dates.

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2017-2019 LTIP Grant Date Fair Value

Name and Year	Probable (Target) Outcome of Performance-Related Component(1) ($)	Maximum Outcome of Performance-Related Component(1) ($)	Market-Related Component(2) ($)
Richard Dickson
2019	182,781	274,171	—
2018	164,864	247,297	—
2017	315,160	472,728	54,538
Roberto Isaias
2019	27,408	41,112	—
2018	24,732	37,098	—
2017	47,279	70,919	8,180
Robert Normile
2019	63,975	95,963	—
2018	57,700	86,550	—
2017	110,301	165,451	19,088
(1)	Reflects the performance-related component grant date fair value of one-third of the target Performance Units granted (and allocated to 2017, 2018, and 2019, as applicable).
(2)	Reflects the market-related component grant date fair value as to all of the target Performance Units granted in 2017, the year granted.

2019-2021 LTIP. The Performance Units under the 2019-2021 LTIP have a three-year performance period from January 1, 2019 through December 31, 2021. The number of Performance Units earned is based on the achievement of a cumulative Adjusted Free Cash Flow goal target over the three-year performance period (the performance-related component) that can result in up to 150% of the Performance Units earned. The result will then be adjusted by a multiplier ranging from 67% (for at or below threshold TSR performance) to 133% (for maximum TSR performance) based on our TSR relative to the TSR performance of companies in the S&P 500 over the three-year performance period (the market-related component) to determine the number of Performance Units earned. For 2019, the grant date value of the 2019-2021 Performance Units, as measured in accordance with FASB ASC Topic 718, is based upon our closing stock price of $13.59 on the August 1, 2019 grant date, the probable outcome of the performance-related component over the three-year performance period (target performance), and the fair value of the market-related component over the three-year performance period, as determined using a Monte Carlo simulation in accordance with accounting rules of $1.30. The grant date value of the TSR market-related component of $1.30 was calculated using a Monte Carlo valuation with the following key assumptions: Mattel’s closing stock price of $13.59 on August 1, 2019; the risk-free interest rate of 1.70%; volatilities of the prices of the stocks for Mattel and the components of the Index; and the correlation coefficients of Mattel and the components of the Index.

The table below sets forth the grant date fair value of the 2019-2021 Performance Units determined in accordance with FASB ASC Topic 718 principles (i) based upon the probable outcome (100%) of the Adjusted Free Cash Flow performance-related component at the grant date, and (ii) based upon achieving the maximum level of performance (150%) under the Adjusted Free Cash Flow performance-related component. Also set forth below is the grant date value for the market-related component determined upon the applicable grant date and applied to the full granted awards, and which is not subject to probable or maximum outcome assumptions. The TSR market-related component could result in up to a 133% adjustment for a maximum earnout of 200% of target Performance Units, which is not reflected in the table below.

2019-2021 LTIP Grant Date Fair Value

Name	Probable (Target) Outcome of Performance-Related Component ($)	Maximum Outcome of Performance-Related Component ($)	Market-Related Component ($)
Ynon Kreiz	6,537,171	9,805,756	625,336
Richard Dickson	2,053,558	3,080,337	196,440
Joseph Euteneuer	1,232,137	1,848,206	117,865
Roberto Isaias	479,170	718,755	45,837
Robert Normile	479,170	718,755	45,837

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(5)	Non-Equity Incentive Plan Compensation. Amounts shown represent the performance-based annual cash compensation earned under the MIP, our annual cash incentive plan. See “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Incentive” for a more complete description of the MIP.
(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. Amounts shown represent the increase, in the pension benefits that have accrued under the SERP during the applicable year. Mr. Normile is the only executive currently participating in the SERP. For example, the amount for 2019 is determined by subtracting (i) the present value of the executive’s accrued benefits as of December 31, 2018, which was the measurement date used for financial statement reporting purposes for the prior completed fiscal year, from (ii) the present value of the executive’s accrued benefits as of December 31, 2019, which is the measurement date used for financial statements reporting purposes with respect to the covered fiscal year. The amount is shown in the 2019 Pension Benefits table below, and is computed as explained in “Narrative Disclosure to 2019 Pension Benefits Table” below.
No amount is included with respect to nonqualified deferred compensation earnings because there were no above-market earnings on nonqualified deferred compensation.
(7)	All Other Compensation. The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent Mattel’s incremental cost of providing the perquisite or other benefit to our NEOs. See the “Compensation Discussion and Analysis – Elements of Compensation – Other Forms of Compensation” section of this Proxy Statement for additional discussions on these benefits. Amounts include the following perquisites and other items of compensation provided to our NEOs in 2019:

All Other Compensation

All Other Compensation	Kreiz ($)	Dickson ($)	Euteneuer ($)	Isaias(1) ($)	Normile ($)
Car Allowance/Company Car(2)	11,136	24,000	24,000	57,754	24,000
Relocation Assistance(3)	—	—	65,071	95,885	—
Relocation Tax Gross-up(4)	—	—	30,253	—	—
Financial Counseling	10,000	15,165	10,000	—	15,165
Christmas Bonus(5)	—	—	—	30,091	—
Vacation Premium(6)	—	—	—	23,170	—
Other Perquisites(7)	7,755	3,004	4,363	18,926	2,851
Total Perquisites	28,891	42,169	133,687	225,826	42,016
Contributions to 401(k) Plan	16,800	25,200	28,000	—	28,000
Savings Fund	—	—	—	2,117	—
Contributions to DCP	73,200	64,800	62,000	—	32,000
Total “All Other Compensation”	118,891	132,169	223,687	227,943	102,016
(1)	Amounts for Mr. Isaias are converted from Mexican Peso (“MXN”) using the exchange rate of .05302 USD to 1 MXN as of December 31, 2019.
(2)	Represents the amount of the monthly car allowance or, for Messrs. Kreiz and Isaias, the use of a Company car. The amount of car allowance is based on the executive’s job level, and is intended to cover all automobile expenses and mileage reimbursement. For Messrs. Kreiz’s and Isaias’ personal use of a Company car, the amount represents the lease value, and also the cost of insurance, maintenance, permits, and gasoline.
(3)	For Mr. Euteneuer, the amount shown reflects $57,272 for home sale and $7,799 for shipment of household goods under our standard relocation program. For Mr. Isaias, the amount shown reflects a payment to help facilitate his relocation from Mexico to our headquarters in California.
(4)	Represents a tax gross-up for Mr. Euteneuer under our standard relocation program related to the relocation assistance benefits provided described above.
(5)	Represents the amount for Mr. Isaias, referred to as “Christmas Bonus” in Mexico, paid to every Mattel employee annually in Mexico, equal to 30 days of base pay.
(6)	Represents the amount for Mr. Isaias, referred to as “Vacation Premium” in Mexico, paid to every Mattel employee annually in Mexico in addition to vacation days provided.
(7)	Amounts include physical examinations provided to our NEOs. For Mr. Kreiz, the amount also includes $5,000 attributable income under the Board of Directors Recommended Grants and Matching Recommended Grants Program fostering charitable contributions, which is more fully described in the “Director Compensation” section of this Proxy Statement. For Mr. Isaias, the amount shown also includes grocery vouchers, food vouchers, and year-end bonus, as provided to all Mattel employees in Mexico, as well as personal use of a country club, all of which were discontinued in connection with his relocation from Mexico to our headquarters in California on February 1, 2020.

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Compensation at Mattel

Narrative Disclosure to Summary Compensation Table

We have entered into offer letters with each of our NEOs in connection with their commencement of employment with us, setting forth their annual base salary, target annual bonus, and the terms and conditions of new-hire and other equity grants. Certain of these terms, pursuant to which we had ongoing obligations as of 2019, are described in more detail below.

Kreiz Offer Letter

In connection with Mr. Kreiz’s appointment as our CEO in April 2018, we entered into an offer letter with him that included the following provisions: (i) an annual base salary of $1,500,000; (ii) a target MIP bonus opportunity of 150% of eligible base salary up to a maximum of 300%; and (iii) a new-hire grant of performance-based stock options with a value of $5,000,000, which vests in full at the end of a three-year performance period beginning on April 26, 2018, the date Mr. Kreiz commenced employment as our CEO, subject to continued service and Mattel achieving a relative TSR that is greater or equal to the 65th percentile as compared to companies in the S&P 500. Pursuant to his offer letter, Mr. Kreiz is also eligible to participate in Severance Plan B as modified by the terms of his participation letter agreement.

Euteneuer Offer Letter

In connection with Mr. Euteneuer’s appointment as our CFO in September 2017, we entered into an offer letter with him that provided for annual base salary, target MIP opportunity, Annual LTI Value, new-hire and special equity grants, and participation in Severance Plan B as modified by the terms of his participation letter agreement. Mr. Euteneuer’s offer letter also provided for a signing bonus in an aggregate amount of $400,000, $200,000 of which was payable within 30 days of his hire date and subject to repayment in the event of Mr. Euteneuer’s voluntary resignation or termination for cause within one year of his hire date, and the remaining $200,000 of which was payable on the first payroll date following January 1, 2019, subject to Mr. Euteneuer’s continued employment in good standing through January 1, 2019. In addition, the offer letter also provided Mr. Euteneuer with temporary accommodations and other relocation expenses through February 28, 2018, which, in January 2018, was extended to cover an additional three months, through May 31, 2018. Pursuant to Mattel’s relocation program, Mr. Euteneuer is eligible to receive tax gross-up payments on such relocation costs and is required to repay the relocation costs incurred by us if he resigns or his employment is terminated with cause within one year of the relocation date. Our standard relocation program includes home sale assistance, shipment of household goods, and home purchase assistance during the first year after the executive’s hire date, with shipment of household goods and home purchase assistance eligible for tax gross-up. Because Mr. Euteneuer was not in a position to avail himself of these relocation benefits during the first year following his hire date, in February 2019, the Compensation Committee approved providing these specific relocation benefits to Mr. Euteneuer through August 5, 2019. In accordance with our updated repayment provision, Mr. Euteneuer would have been required to repay the full relocation costs incurred by us for these benefits if he resigns or his employment is terminated with cause within one year following the February 5, 2019 approval date, and will be required to repay 50% of the relocation costs if such resignation or termination occurs during the second year following such approval date.

Isaias Relocation Letter

On February 1, 2020, in connection with his relocation from Mexico to our headquarters in California, we entered into a letter agreement with Mr. Isaias, our EVP and Chief Supply Chain Officer, memorializing his current salary, MIP bonus opportunity, and eligibility to participate in our executive compensation programs, including our commitment to provide relocation assistance and services in accordance with our International Transfer Program, which includes travel, temporary accommodations, and shipment of household goods. Pursuant to Mattel’s International Transfer Program, Mr. Isaias was eligible to receive tax gross-up payments on such relocation benefits. In addition, we provided Mr. Isaias with a transition payment in February 2020 in the amount of $120,000 to facilitate his move. In accordance with our repayment provision, Mr. Isaias is required to repay the full transition payment and relocation costs incurred by us for these benefits if he resigns or his employment is terminated with cause within one year following the relocation date and/or transition payment date, and repay 50% of the transition payment and relocation costs if such resignation or termination occurs during the second year following such relocation and/or transition payment date.

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Compensation at Mattel

Grants of Plan-Based Awards in 2019

The following table shows information about the non-equity incentive awards and equity-based awards granted to our NEOs in 2019.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Market Value of Stock and Option Awards(5) ($)
Name and Grant Date	Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Ynon Kreiz
		787,500	2,250,000	4,500,000
8/1/2019	7/29/2019								467,221	13.59	2,387,499
8/1/2019	7/29/2019				120,257	481,028	962,056				7,162,507
Richard Dickson
		350,000	1,000,000	2,000,000
8/1/2019	7/29/2019								220,157	13.59	1,125,002
8/1/2019	7/29/2019				37,777	151,108	302,216				2,249,998
8/1/2019	7/29/2019							82,781			1,124,994
Joseph Euteneuer
		315,000	900,000	1,800,000
8/1/2019	7/29/2019								132,094	13.59	675,000
8/1/2019	7/29/2019				22,666	90,665	181,330				1,350,002
8/1/2019	7/29/2019							49,669			675,002
Roberto Isaias
		111,440	318,400	636,800
2/28/2019	2/5/2019								22,978	14.42	125,000
2/28/2019	2/5/2019							8,669			125,007
8/1/2019	7/29/2019								25,685	13.59	131,250
8/1/2019	7/29/2019				8,815	35,259	70,518				525,007
8/1/2019	7/29/2019							28,974			393,757
Robert Normile
		136,500	390,000	780,000
8/1/2019	7/29/2019								77,055	13.59	393,751
8/1/2019	7/29/2019				8,815	35,259	70,518				525,007
8/1/2019	7/29/2019							9,658			131,252
(1)	The awards shown represent the potential value of annual cash incentive awards that could be earned for fiscal year 2019 (and paid in 2020) under the MIP for each NEO presuming threshold performance (35% of target MIP opportunity), target performance (100% of target MIP opportunity) and maximum performance (200% of target MIP opportunity). The amounts for Mr. Isaias are prorated to reflect the increase in his target MIP opportunity from 55% to 65% that occurred on February 18, 2019 in connection with his promotion to EVP and Chief Supply Chain Officer. For 2019, financial performance under the MIP was achieved at 175.6% of target for our NEOs except for Mr. Isaias, and 176.8% for Mr. Isaias, which includes earnout based on the Latin America region group prior to his promotion on February 18, 2019. All amounts reflect adjustment of up to 125% based on Individual Performance Multipliers, not to exceed a maximum of 200% payout. See the “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Incentive” section of this Proxy Statement for a more complete description of the MIP.
(2)	Amounts shown at target represent the number of Performance Units granted under the 2019-2021 LTIP that may be earned at the end of the three-year performance period from January 1, 2019 through December 31, 2021 if target performance is achieved. The Performance Units are earned based on our achievement of three-year cumulative Adjusted Free Cash Flow (the performance-related component), which is then adjusted based on our TSR relative to the TSR of companies in the S&P 500 over the three-year performance period (the market-related component) to determine the number of Performance Units earned. The earnout percentage may range from 0% to 200% of the target Performance Units granted, with a range of 37% to 150% earned at threshold to maximum performance under the three-year Adjusted Free Cash Flow performance-related component, with a multiplier of 67% to 133% based on our relative TSR performance. The maximum amount reflects 200% of

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the Performance Units that may be earned at maximum performance of the Adjusted Free Cash Flow performance-related component (150%) multiplied by 133% based on maximum achievement of the market-related component (relative TSR). The threshold amount shown reflects 25% of the Performance Units that may be earned at threshold Adjusted Free Cash Flow performance (37%) multiplied by 67% for relative TSR performance below the 25th percentile. The Performance Units under the 2019-2021 LTIP have dividend equivalent rights that are converted to shares of Mattel common stock only when and to the extent the underlying Performance Units are earned and shares are paid. Dividend equivalents accrue and are assumed to be reinvested in shares as of our closing stock price on the ex-dividend date with respect to all dividends during the three-year performance period.
The Performance Units granted under the 2017-2019 LTIP are earned based on our performance from January 1, 2017 to December 31, 2019 with annual performance goals set at the commencement of each year. Because the Performance Units under the 2017-2019 LTIP were awarded in fiscal year 2017, such awards are not shown in the table above. However, because the performance-related component of these awards (Adjusted EPS) is based on the average of our financial performance for each year in the three-year performance period and the financial measures for each year are determined annually, FASB ASC Topic 718 requires the grant date fair value to be calculated as to one-third of the granted Performance Units at the time the goals are determined based on the probable outcome at the time the goals are determined for that year. As a result, the Summary Compensation Table includes as compensation for 2019 the grant date fair value of a portion of the 2017-2019 Performance Units based on the probable outcome of the performance-related component of the award for fiscal year 2019.
(3)	The awards shown are time-based RSUs granted under our Amended 2010 Plan that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date. These RSUs do not earn dividend equivalents.
(4)	The awards shown are stock options granted under our Amended 2010 Plan that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date. Stock options do not earn dividend equivalents.
(5)	Amounts shown represent the fair market value per share as of the grant date of the award determined pursuant to FASB ASC Topic 718 multiplied by the number of shares (at target, for the Performance Units).
The RSUs’ grant date fair value is based on our closing stock price of $13.59 on the August 1, 2019 annual grant date, and for Mr. Isaias’ promotional RSUs grant of $14.42, on the February 28, 2019 grant date. See footnote 4 to the Summary Compensation Table for more information on the grant date fair value and the Monte Carlo valuation assumptions of the 2019-2021 LTIP Performance Units.
For a discussion of the stock option assumptions made in the valuation reflected in this column, see Note 8 to Mattel’s Consolidated Financial Statements for 2019 contained in our Form 10-K.

Outstanding Equity Awards at 2019 Year End

The following table shows the outstanding equity-based awards that were held by our NEOs as of December 31, 2019.

Option Awards								Stock Awards
Name and Grant Date for Options	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Grant Date for Stock Awards	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
									Time-Based RSUs			Performance Units
Ynon Kreiz
8/1/2019	—	467,221	(5)			13.59	8/1/2029
8/1/2018	124,201	252,168	(6)			15.78	8/1/2028
4/30/2018	—			1,068,376	(7)	14.80	4/30/2028
								8/1/2019				481,028	(2)	6,517,929
								8/1/2018	87,572	(6)	1,186,601
								6/11/2018				142,858	(3)	1,935,726
								4/30/2018				403,226	(3)	5,463,712

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Compensation at Mattel

Option Awards							Stock Awards
Name and Grant Date for Options	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Grant Date for Stock Awards	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
								Time-Based RSUs			Performance Units
Richard Dickson
8/1/2019	—	220,157	(5)		13.59	8/1/2029
8/1/2018	67,746	137,546	(6)		15.78	8/1/2028
8/1/2017	359,672	185,287	(8)		19.72	8/1/2027
1/31/2017	510,836	263,158	(9)		26.21	1/31/2027
8/1/2016	243,902	—			32.72	8/1/2026
4/13/2015	607,477	—			24.31	4/13/2025
8/1/2014	89,286	—			35.25	8/1/2024
5/20/2014	75,630	—			38.53	5/20/2024
							8/1/2019	82,781	(5)	1,121,683
							8/1/2019				151,108	(2)	2,047,513
							8/1/2018	47,767	(6)	647,243
							8/1/2018				86,010	(3)	1,165,436
							6/11/2018				51,948	(3)	703,895
							4/5/2018				146,628	(3)	1,986,809
							4/24/2017				19,455	(4)	263,615
							1/31/2017	32,431	(9)	439,440
Joseph Euteneuer
8/1/2019	—	132,094	(5)		13.59	8/1/2029
8/1/2018	40,647	82,528	(6)		15.78	8/1/2028
9/29/2017	224,999	115,910	(10)		15.48	9/29/2027
9/29/2017	250,000	128,788	(10)		15.48	9/29/2027
							8/1/2019	49,669	(5)	673,015
							8/1/2019				90,665	(2)	1,228,511
							8/1/2018	28,660	(6)	388,343
							6/11/2018				46,754	(3)	633,517
							5/16/2018				39,100	(3)	529,805
							4/5/2018				92,864	(3)	1,258,307
							9/29/2017	19,768	(10)	267,856
							9/29/2017	19,768	(10)	267,856
							9/29/2017	21,964	(10)	297,612

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Compensation at Mattel

Option Awards							Stock Awards
Name and Grant Date for Options	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Grant Date for Stock Awards	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
								Time-Based RSUs			Performance Units
Roberto Isaias
8/1/2019	—	25,685	(5)		13.59	8/1/2029
2/28/2019	—	22,978	(11)		14.42	2/28/2029
8/1/2016	36,585	—			32.72	8/1/2026
7/31/2015	52,073	—			23.21	7/31/2025
8/1/2014	33,482	—			35.25	8/1/2024
8/1/2013	13,083	—			42.70	8/1/2023
8/1/2012	13,514	—			34.76	8/1/2022
							8/1/2019	28,974	(5)	392,598
							8/1/2019				35,259	(2)	477,759
							2/28/2019	8,669	(11)	117,465
							8/1/2018	16,135	(6)	218,629
							4/5/2018				21,994	(3)	298,019
							8/1/2017	6,897	(8)	93,454
							4/24/2017				2,919	(4)	39,552
Robert Normile
8/1/2019		77,055	(5)		13.59	8/1/2029
8/1/2018	7,903	16,048	(6)		15.78	8/1/2028
8/1/2017	125,885	64,851	(8)		19.72	8/1/2027
8/1/2016	85,336	—			32.72	8/1/2026
7/31/2015	181,347	—			23.21	7/31/2025
8/1/2014	89,286	—			35.25	8/1/2024
8/1/2013	41,714	—			42.70	8/1/2023
8/1/2012	49,549	—			34.76	8/1/2022
8/1/2011	62,571	—			26.38	8/1/2021
8/2/2010	55,905	—			21.50	8/2/2020
							8/1/2019	9,658	(5)	130,866
							8/1/2019				35,259	(2)	477,759
							8/1/2018	16,718	(6)	226,529
							6/11/2018				18,182	(3)	246,366
							4/5/2018				51,320	(3)	695,386
							4/24/2017				6,809	(4)	92,262
(1)	Amounts are calculated by multiplying the number of units shown in the table by $13.55 per share, which was our closing stock price on December 31, 2019, the last trading day of fiscal year 2019.
(2)	The numbers shown represent the 2019-2021 Performance Units, which are earned based on the Company’s achievement of cumulative Adjusted Free Cash Flow and relative TSR for the period January 1, 2019 to December 31, 2021. Per SEC rules, based on Company performance for Adjusted Free Cash Flow and relative TSR for the first year of the performance period (through December 31, 2019) between threshold and target goals, the amounts shown reflect the target number of units that may be earned at the end of the three-year performance period. See the “Compensation Discussion and Analysis – Elements of Compensation – Equity Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.

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Compensation at Mattel

(3)	The numbers shown represent the 2018-2020 Performance Units, which are earned based on the Company’s achievement of cumulative Adjusted Free Cash Flow and relative TSR for the period January 1, 2018 to December 31, 2020. Per SEC rules, based on Company performance for Adjusted Free Cash Flow and relative TSR through the second year of the performance period (through December 31, 2019) between target and maximum goals, the amounts shown reflect the maximum number of units that may be earned at the end of the three-year performance period. See the “Compensation Discussion and Analysis – Elements of Compensation – Equity Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.
(4)	The numbers shown include the number of 2017-2019 Performance Units, which were earned, but subject to continued employment through the settlement date of February 4, 2020, based on the Company’s achievement of annual Adjusted EPS goals which were then averaged and also relative TSR for the period January 1, 2017 to December 31, 2019. The Performance Units, and related dividend equivalents, were settled and paid in shares on February 4, 2020, and are thus no longer outstanding. See the “Compensation Discussion and Analysis – Elements of Compensation – Equity Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.
(5)	33% vests on August 1, 2020, 33% vests on August 1, 2021, and 34% vests on August 1, 2022.
(6)	50% vests on August 1, 2020 and 50% vests on August 1, 2021.
(7)	Vests on April 26, 2021 subject to Mattel achieving a TSR that is equal to or greater than the 65th percentile as compared to the constituents of the S&P 500 for the three-year performance period from April 26, 2018 through April 26, 2021. In the event of Mr. Kreiz’s termination of employment by Mattel without cause or due to his death or permanent disability, the option will vest in full and remain exercisable until the third anniversary (in the event of a termination without cause) or the fifth anniversary (in the event of a termination due to death or permanent disability) of the termination date (or the original expiration date, if earlier).
(8)	100% vests on August 1, 2020.
(9)	100% vests on January 31, 2020.
(10)	100% vests on September 29, 2020.
(11)	33% vests on February 28, 2020, 33% vests on February 28, 2021, and 34% vests on February 28, 2022.

Option Exercises and Stock Vested in 2019

For each of our NEOs, the following table gives information for options exercised and stock awards vested in 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2) ($)
Ynon Kreiz	—	—	43,131	586,150
Richard Dickson	—	—	65,394	833,621
Joseph Euteneuer	—	—	73,806	863,647
Roberto Isaias	—	—	31,673	433,780
Robert Normile	—	—	19,999	273,493
(1)	Shares acquired on vesting represent time-based RSUs. The shares acquired on vesting in 2019 do not include any of the Performance Units under the 2017-2019 LTIP, as these awards did not vest, and the underlying shares were not issued, until the settlement date of February 4, 2020. No amounts were earned under the 2016-2018 LTIP.
(2)	Amounts are calculated by multiplying the number of shares underlying time-based RSUs by our closing stock price on the date of vesting, or if the stock market was closed on the date of vesting, by our closing stock price on the next preceding day on which the stock market was open.

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2019 Pension Benefits

The following table shows, as of December 31, 2019, the lump sum present value of the accumulated benefits under our SERP for Mr. Normile, the only executive currently participating in the SERP. See also “Potential Payments Upon Termination or Change of Control” below.

Name	Number of Years Credited Service	Plan Name	Present Value of Accumulated Benefit	Payments During 2019
Robert Normile	27.52	Mattel, Inc. Supplemental Executive Retirement Plan, As amended and restated effective January 1, 2009	$9,432,070	–

Narrative Disclosure to 2019 Pension Benefits Table

The SERP is a nonqualified defined benefit pension plan, and no new participants have been added to the SERP since 2001, nor will be added. As a result, Mr. Normile is the only executive currently participating in the SERP.

Description of SERP Benefits

The SERP provides for supplemental retirement benefits. The benefits to Mr. Normile under the SERP are computed as a yearly benefit for his lifetime beginning at age 60 equal to 60% of his final average compensation, less any offsets for certain actual and deemed rates of employer contributions to his accounts under the 401(k) Plan and the DCP and earnings thereon.

For these purposes, final average compensation includes Mr. Normile’s base salary, annual cash incentives paid under the MIP, and any special achievement bonuses that our Compensation Committee designates to be taken into account for these purposes. The final average compensation is the average of such annual compensation for the period of 36 consecutive months, out of the last 120 consecutive months of employment, for which these amounts are the highest.

The SERP provides that Mr. Normile will forfeit all SERP benefits upon a termination of employment for cause. The SERP also provides that Mattel may impose a forfeiture of future SERP benefits and a recapture of SERP benefits previously paid if Mr. Normile engages in certain behaviors that are harmful to Mattel during or after employment. Upon a change of control, the provision for forfeiture and recapture of SERP benefits does not apply following a termination of employment during the 18-month period after a change of control.

Calculation of SERP Benefits Shown in Table

The SERP benefits shown in the table above represent the benefits that Mr. Normile has earned, based on his service and compensation through December 31, 2019.

As of December 31, 2019, Mr. Normile was eligible to receive retirement benefits under the SERP. He was 60 years old and had 27.52 years of credited service, all of which represent actual service with Mattel. Because he is now normal retirement age of 60 under the SERP, he can retire without any reduction in his SERP benefit.

The amount of the SERP benefit shown in the table above represents the lump sum present value of Mr. Normile’s SERP benefits using December 2019 segment rates and the 2020 mortality table prescribed under Section 417(e)(3) of the Internal Revenue Code, then discounted further from the assumed payment date to the valuation date.

The benefit is calculated in accordance with the SEC’s rules and the provisions of the SERP, as follows:

●	Determine the gross benefit expressed as a single life annuity, using the SERP’s final average compensation formula and the executive’s service and compensation through December 31, 2019;

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●	Reduce this annuity by an amount attributable to Mattel’s contributions to the executive’s account in the 401(k) Plan and DCP, as follows:
–	Determine the portion of the executive’s account balance(s) as of December 31, 2019 that is attributable to Mattel’s contributions to the defined contribution plans and earnings;
–	Convert the foregoing total into an age 60 single life annuity, using the mortality table prescribed under Section 417(e)(3) of the Internal Revenue Code and an interest rate of 6.5%; and
–	Subtract that annuity from the gross benefit computed in step 1 to determine the participant’s SERP benefit; and
●	Convert the reduced annuity amount from step 2 to a lump sum present value as of December 31, 2019.

2019 Nonqualified Deferred Compensation

The following table shows the benefits accrued under our DCP by NEOs that participate in the DCP as of December 31, 2019. Mr. Isaias did not participate in the DCP in 2019, and accordingly is excluded from the table.

Name	Executive Contributions in 2019(1) ($)	Registrant Contributions in 2019(2) ($)	Aggregate Earnings in 2019(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2019(4) ($)
Ynon Kreiz	0	73,200	7,192	0	121,165
Richard Dickson	43,200	64,800	262,960	0	1,678,672
Joseph Euteneuer	37,200	62,000	21,769	0	215,602
Robert Normile	19,200	32,000	346,814	0	2,237,260
(1)	Represents the amounts that our NEOs elected to defer in 2019 under the DCP. These represent compensation earned by our NEOs in 2019, and therefore are also reported in the appropriate columns in the Summary Compensation Table above.
(2)	Represents the amounts credited in 2019 as Company contributions to the accounts of our NEOs under the DCP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below. These amounts are also reported in the Summary Compensation Table above in the “All Other Compensation” column.
(3)	Represents the net amounts credited to the DCP accounts of our NEOs as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the Summary Compensation Table.
(4)	Represents the amounts of the DCP account balances at the end of 2019 for each of our NEOs. The amounts that were previously reported as compensation for each NEO in the Summary Compensation Table in years prior to 2019 are as follows.

Name	Aggregate Amounts Previously Reported ($)
Ynon Kreiz	41,200
Richard Dickson	1,262,363
Joseph Euteneuer	100,000
Robert Normile	367,794

Description of DCP

The DCP allows participants to defer the amounts listed below. All amounts deferred under the DCP are reflected in book-keeping accounts.

Under the DCP, participants may elect to defer:

●	any amounts that could be deferred under the 401(k) Plan, but for Internal Revenue Code limitations;
●	up to 75% of base salary; and
●	up to 100% of annual MIP cash incentive compensation.

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●	Company automatic contributions equal to the automatic contributions that would have been made to the 401(k) Plan, but for Internal Revenue Code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:
–	under 40 years: 3%;
–	at least 40 but less than 45 years: 4%;
–	at least 45 but less than 50 years: 5%;
–	at least 50 but less than 55 years: 6%; or
–	55 years or more: 7%.

Company matching contributions of 50% of the first 6% of the participant’s elective deferrals are made in coordination with the Company’s 401(k) Plan to ensure no duplication of benefits.

The amounts deferred under each participant’s DCP accounts are deemed to be invested by the participant from a range of choices established by the plan administrator. Currently, the available choices include: (i) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); (ii) deemed investment in any of 12 externally managed institutional funds, including equity and bond mutual funds; and (iii) pre-constructed portfolios with investment strategies aligned with five different risk profiles. A fixed interest account, which provides interest at a rate that is reset annually, was frozen in 2002. The rates of return of the investment options under the DCP for 2019 ranged from 2.04% to 35.64%. Mattel retains the right to change, at its discretion, the available investment options.

The investment options and their annual rates of return for the calendar year ended December 31, 2019 are contained in the following table.

Name of Investment Option	2019 Rate of Return
Fidelity VIP Government Money Market Initial	2.04%
Hartford Total Return HLS IA	10.65%
HIMCO U.S. Aggregate Bond Index	8.77%
PIMCO VIT Real Return Instl	8.60%
DFA VA US Large Value	25.78%
HIMCO S&P 500 Index Division	31.48%
Vanguard VIF Capital Growth	26.5%
Vanguard VIF Mid Cap Index	30.87%
NT Russell 2000 Index Division	25.58%
HIMCO MSCI EAFE Index Division	21.74%
American Funds International 2	22.88%
Vanguard VIF REIT Index	28.81%
Mattel Stock Equivalent Fund	35.64%
Fixed Rate	2.65%

The participant and Company contributions are credited to book-keeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who chose the fixed rate fund, the applicable interest rate, and in the case of participants who chose the Mattel stock equivalent fund or any of the 12 externally managed investment funds or five risk-based portfolios, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively.

We set aside funds to cover our obligations under the DCP in a trust. The assets of the trust, however, belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.

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Generally, participants make annual deferral elections, and the DCP allows distributions on a scheduled withdrawal date, death, permanent disability, retirement or other termination of employment, with distributions payable in lump sum or up to 15 installments. Certain additional rules apply in the event of a change of control, hardship, or, in the case of contributions before 2005, non-hardship accelerated distributions.

Potential Payments Upon Termination or Change of Control

We have three executive severance arrangements: the original Severance Plan and Severance Plan B (collectively the “Executive Severance Plans”) and an executive severance practice. The following table reflects the severance arrangement that each NEO was eligible for as of December 31, 2019:

Name and Position	Severance Arrangement
Ynon Kreiz, CEO	Severance Plan B(1)
Richard Dickson, President and COO	Severance Plan B
Joseph Euteneuer, CFO	Severance Plan B(1)
Roberto Isaias, EVP and Chief Supply Chain Officer	Executive severance practice
Robert Normile, EVP, Chief Legal Officer, and Secretary	Severance Plan
(1)	As modified by individual participation agreement.

We summarize below the severance and change-of-control arrangements in effect as of December 31, 2019, as well as pursuant to the terms of other plans and agreements with relevant severance and change-of-control provisions (e.g., the equity award plan and agreements and MIP).

Executive Severance Plans

Involuntary Termination

Under the Executive Severance Plans, if a participating NEO’s employment is terminated by Mattel without cause (or solely for Messrs. Euteneuer and Normile, by the executive for good reason) other than in connection with a change of control (an “involuntary termination”), the executive generally will be entitled to the following benefits, which are more fully described in the footnotes to the Estimated Potential Payments table below:

●	Severance payment:
–	Under the Severance Plan, severance to be paid in equal bi-weekly installments over two years, equal to two times the sum of (i) such executive’s annual base salary plus (ii) the average of the two highest consecutive annual bonuses paid to the executive under the MIP for the five fiscal years ending before the notice of termination is given;
–	Under the Severance Plan B for Mr. Kreiz, severance to be paid in equal bi-weekly installments over two years, equal to the sum of two times the sum of his annual base salary and target bonus opportunity for the year in which the termination of employment occurs; or
–	Under the Severance Plan B for the other participating NEOs, severance to be paid in equal bi-weekly installments over one year, equal to the sum of such executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs; and in the event the executive has not found employment on the first anniversary of the termination date (Income Continuation), additional payments totaling 0.5 times (for Mr. Euteneuer, 0.75 times) the sum of the executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs, to be paid in equal biweekly installments for up to six months (for Mr. Euteneuer, up to nine months) following the first anniversary of the termination date (such payments, “Income Continuation Payments”).
●	Payment of an amount representing an annual cash incentive payout under the MIP for the year of termination based on actual amount earned for the year, prorated based on the number of days the executive was employed during the year and paid at the time such bonuses are generally paid to employees;

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●

Payment of a monthly amount approximately equivalent to the then current COBRA premium applicable to such executive for up to two years under the Severance Plan and up to one year under the Severance Plan B;

●

Accelerated vesting of all unvested stock options with extended exercise periods that vary based on whether the participant is retirement eligible (i.e., at least age 55 with at least five years of continuous service) (three years if not retirement eligible and five years if retirement eligible, or if lesser, remaining term);

●

Accelerated pro-rata vesting of time-based RSUs, based on the number of full months the executive was employed during the vesting period. If, however, the participant is retirement eligible, then full vesting for RSUs that were outstanding at least six months;

●

Pro-rata vesting of Performance Units based on the number of full months the executive was employed during the three-year performance period, payable at the end of the three-year period at the time such payout occurs for other participants based on our achievement of the performance measures over the three-year period;

●

Additional two years of age and service credits in SERP benefits solely under the Severance Plan, however, given that Mr. Normile is the only executive currently participating in the Severance Plan, and he is now normal retirement age of 60 under the SERP, there are no longer any applicable enhancement of SERP benefits under the Severance Plan; and

●	Outplacement services not to exceed $50,000, provided until the earlier of two years following termination of employment or until new employment is found.

Involuntary Termination Following Change of Control

Under the Executive Severance Plans, if a participating NEO’s employment is involuntarily terminated (including, for Messrs. Kreiz, Euteneuer and Normile, a resignation for good reason) within the two-year period following a change of control, the executive will be entitled to the same severance payments and benefits as an involuntary termination, as discussed above, except that:

●

Under the Severance Plan, the severance payments described above will be paid in a lump sum; and, under the Severance Plan B, severance payments will be paid in a lump sum equal to two times for Mr. Kreiz, 1.75 times for Mr. Euteneuer and 1.5 times for Mr. Dickson, the sum of the executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs;

●

The amount representing the annual cash incentive payout under the MIP will be prorated for the number of days the executive was employed during the year and based on such executive’s target annual cash incentive opportunity for the year in which such termination occurs and will be paid at the time that the lump sum severance payment is paid;

●	All of such executive’s time-based RSU awards will be fully accelerated;
●

All of such executive’s Performance Units (and for Mr. Kreiz, all Performance Units granted after May 17, 2018) will be fully accelerated based on the greater of the target level award opportunity or the actual performance through the most recent completed year prior to the change of control or the date of termination of employment, as applicable, payable within 60 days of such event; and

●

The executive will receive a monthly payment approximately equivalent to the then current COBRA premium applicable to such executive for up to two years for Mr. Kreiz, 21 months for Mr. Euteneuer, and 18 months for Mr. Dickson following the termination date.

No tax gross-ups are provided under our Executive Severance Plans. Participants in the Executive Severance Plans are not entitled to be indemnified for any excise tax imposed as a result of severance or other payments deemed made in connection with a change of control. Instead, they will be required either to pay the excise tax or have such payments reduced to an amount which would not trigger the excise tax if it would be more favorable to them on an after-tax basis.

In order to be entitled to severance payments and benefits under the Executive Severance Plans, the executive is required to execute a general release agreement with Mattel and, in certain circumstances, comply with post-employment covenants to (i) protect our confidential information, (ii) not accept employment or provide services with a competitor, (iii) not solicit our employees and (iv) not disparage or otherwise impair our reputation, goodwill, or commercial interests or any of our affiliated entities or their officers, directors, employees, stockholders, agents, or products.

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The Executive Severance Plans do not provide for any benefits upon termination of employment due to death or permanent disability. The Executive Severance Plans provide that each participant is covered by the Executive Severance Plans for an initial one-year term, which one-year term automatically renews, unless Mattel gives prior written notice to such executive that the executive’s participation will not be further extended. Once notice is provided, the executive will remain a participant in the Executive Severance Plans for a minimum period of 15 months.

For purposes of the Executive Severance Plans:

●

“Cause” generally means willful neglect of significant duties or willful violation of a material policy; commission of a material act of dishonesty, fraud, misrepresentation, or other act of moral turpitude; willful act or omission in the course of employment that constitutes gross negligence; willful failure to obey lawful direction of the Board (or the CEO under the Severance Plan B other than for Mr. Kreiz); provided, in each case, unless the activity cannot be cured, written notice will be provided to the executive and the executive will be given a reasonable opportunity to cure or correct such activity;

●

Solely for the purposes of Mr. Normile’s participation in the Severance Plan, “good reason” generally means any of the following without his consent: (i) material diminishment of his authority, duties or responsibilities; (ii) material diminution in his annual base salary or a failure by Mattel to pay his annual base salary, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; (iii) failure by Mattel to make any bonus programs (e.g., the MIP or LTIP), incentive plans or programs, pension, profit sharing, welfare, fringe, and other general benefit programs available to him at a level that reflects his responsibilities, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; provided, however, that “good reason” will not exist as a result of Mattel amending, eliminating, or reducing any plans, benefits, or programs if such actions do not result in a material diminution in the aggregate value of such compensation and benefits, except for any across-the-board compensation and benefit reductions; (iv) other action or inaction that constitutes a breach by Mattel of the plan amendment section of the Severance Plan (i.e., we retain the discretion to amend or terminate the Severance Plan, but any amendment that is materially adverse to Mr. Normile requires his written consent) or any terms of the letter agreement confirming Mr. Normile eligibility for the Severance Plan; or (v) failure by Mattel to obtain assumption and agreement to perform the Severance Plan by a successor;

●

Solely for the purposes of Messrs. Kreiz’s and Euteneuer’s participation in the Severance Plan B, “good reason” generally means (i) any material diminution in any of the executive’s duties, authority or responsibilities as CEO or CFO, as applicable; (ii) Mattel’s material reduction of the executive’s base salary and target bonus opportunity, as in effect on his Severance Plan B eligibility date or as the same may be increased from time to time; (iii) any other action or inaction that constitutes a breach by Mattel of the executive’s participation agreement or the plan amendment provision of the Severance Plan B; (iv) any failure by Mattel to obtain the assumption and agreement to perform under the Severance Plan B by a successor as contemplated by the Severance Plan B, except where such assumption and agreement occurs by operation of law; or (v) any relocation of the executive’s principal office from its current location in El Segundo, California by more than 50 miles (or for Mr. Euteneuer, a relocation that increases his one-way commute by more than 50 miles); and

●

“Change of control” generally includes an acquisition by a third party of 35% or more of Mattel’s outstanding stock; a change in the Board, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which our pre-transaction stockholders cease to hold more than 50% of our stock, we have a new 35%-or-more stockholder, or our pre-transaction Board members do not constitute a majority of the continuing board of directors; and stockholder approval of a liquidation of Mattel.

Executive Severance Practice

Under our current executive severance practice, if a senior executive who does not participate in the Executive Severance Plans incurs an involuntary termination, the executive generally may receive the following benefits:

●

Severance payments equal to the greater of (i) up to an amount calculated based on their continuous years of service, salary and age and (ii) up to their annual base salary. The first half of the severance amount will be paid in equal installments equal to the then current biweekly regular rate of pay, and the remaining half

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(Income Continuation) will be paid (in equal installments as well) only to the extent the executive has not found employment and is still actively looking for employment at the time the first half of the severance payments have been paid;

●

Continued benefits coverage for up to three months and payment of a monthly amount approximately equivalent to the then current COBRA premium applicable to such executive for up to an additional three months; and

●	Outplacement services not to exceed $35,000, provided until the earlier of two years following termination of employment or until new employment is found.

No tax gross-ups are provided under our executive severance practice. Executives are not entitled to be indemnified for any excise tax imposed as a result of severance or other payments deemed made in connection with a change of control. Instead, they are required either to pay the excise tax or have such payments reduced to an amount which would not trigger the excise tax if it would be more favorable to them on an after-tax basis.

Amounts under our executive severance practice will not exceed the amounts under the Executive Severance Plans. In addition, in order to receive the severance amount, the executive is required to execute a general release agreement with Mattel.

Equity Award Plans and Agreements

Stock Options and Time-Based RSUs

Unless otherwise provided in an individual award agreement or severance agreement, the Amended 2010 Plan provides for accelerated vesting of equity awards and extended option exercisability under specified terminations of employment, including a qualifying termination in connection with a change of control. “Retirement” for purposes of the Amended 2010 Plan is defined as any termination of employment other than the participant’s death or termination of employment by Mattel for cause, at a time when the participant has attained at least 55 years of age and completed at least five years of continuous service with Mattel.

Amended 2010 Plan

●

Awards that have been assumed or substituted in a change of control will vest in full if the participant’s employment is terminated without cause within 24 months following the change of control, and options will remain exercisable for the lesser of two years following the termination of employment or their remaining term. Awards that are not assumed or substituted  in a change of control generally will vest in full upon the change of control, and outstanding RSUs generally will be settled immediately.

●

In accordance with the terms of the award agreements adopted under the Amended 2010 Plan for employees other than participants in the Executive Severance Plan, in the event of a termination of employment due to death, permanent disability or Retirement, outstanding unvested stock options that were granted at least six months prior to the termination date receive full vesting and would remain exercisable for the lesser of five years or their remaining term. In the event of death, permanent disability or Involuntary Retirement, unvested RSUs that were granted at least six months prior to the termination date will receive full vesting. The award agreement for the participants in the Executive Severance Plan incorporate the vesting provisions under the Executive Severance Plan.

Mr. Kreiz’s New-Hire Performance-Based Stock Option Grant

Under Mr. Kreiz’s new-hire performance-based stock option grant, which was granted on April 30, 2018, in the event of a termination of his employment by the Company without cause or due to his death or permanent disability, the option will vest in full and will remain exercisable until the earlier to occur of (i) the third anniversary (or in the event of a termination due to death or permanent disability, the fifth anniversary) of the termination date or (ii) the remaining term of the option.

Performance Units

In the event of a change of control, if (i) the Performance Units are assumed or substituted by the acquirer and the participant’s employment is involuntarily terminated within 24 months following the change of control, or (ii) the Performance Units are not assumed or substituted by the acquirer, then the vesting of the Performance Units will

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be accelerated, based on the greater of the target level award opportunity or the actual performance through the most recent completed year prior to the change of control or the date of termination of employment, as applicable, payable within 60 days of such event.

Under the 2019-2021 and 2018-2020 LTIP cycles, in the event of a participant’s termination due to retirement, death or permanent disability, in each case, at least six months after the beginning of the performance period, the participant will receive pro-rata vesting based on the number of full months the participant was employed during the three-year performance period, payable at the end of the three-year period based on our achievement of the performance measures.

MIP

The terms of the MIP provide that upon a change of control, each participant who is employed by Mattel immediately prior to such change of control will be paid any unpaid annual cash incentive with respect to any performance periods that concluded prior to the closing date of the change in control transaction. With respect to each performance period that includes the closing date, if the participant executes a waiver of the right to any duplicate cash payments under the Executive Severance Plans with respect to the performance period that includes the closing date under the MIP or the Compensation Committee uses its discretion to reduce the cash payment made under the MIP by the amount paid under the Executive Severance Plans with respect to the performance period that includes the closing date under the MIP, such participant shall be paid an amount equal to the greater of (i) the amount that such participant would have received under the MIP with respect to the performance period as if the target-level performance goals had been achieved, prorated based on the number of months that elapsed from the start of the performance period to the closing date (the “Adjusted Performance period”), or (ii) if determinable, the amount that such participant would have received under the MIP with respect to the Adjusted Performance period, measuring for such purposes, the actual achievement of the performance objectives for the Adjusted Performance period as of the closing date. Any such amounts must be paid within 30 days following the closing date.

Estimated Potential Payments

The table below sets forth the estimated current value of payments and benefits to each of our NEOs upon a change of control, involuntary termination, involuntary termination following a change of control (“COC Termination”), retirement, death or permanent disability, assuming that such event occurred on December 31, 2019, when our closing stock price was $13.55.

For all our NEOs, the amounts shown do not include: (i) benefits earned during the term of our NEOs’ employment that are available to all benefit-eligible salaried employees, and (ii) benefits previously accrued under the SERP (without enhanced benefits due to termination), DCP and 401(k) Plan. For information on the accrued amounts payable under the SERP, see “2019 Pension Benefits” and for amounts payable under the DCP, see the 2019 Nonqualified Deferred Compensation table. The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s termination of employment.

Name and Trigger	Severance: Multiple of Salary and Bonus(1) ($)	Current Year Bonus(2) ($)	Value of Performance Units(3) ($)	Valuation of Equity Vesting Acceleration(4) ($)	Value of Other Benefits(5) ($)	Total Value(6) ($)
Ynon Kreiz
Change of Control	—	4,346,100	—	—	—	4,346,100
Involuntary Termination	7,500,000	4,346,100	4,535,217	251,881	69,474	16,702,672
COC Termination	7,500,000	4,346,100	10,236,144	1,186,587	88,948	23,357,779
Retirement	—	—	—	—	—	—
Death	—	—	4,535,217	1,186,587	—	5,721,804
Permanent Disability	—	—	4,535,217	1,186,587	—	5,721,804

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Name and Trigger	Severance: Multiple of Salary and Bonus(1) ($)	Current Year Bonus(2) ($)	Value of Performance Units(3) ($)	Valuation of Equity Vesting Acceleration(4) ($)	Value of Other Benefits(5) ($)	Total Value(6) ($)
Richard Dickson
Change of Control	—	1,931,600	—	—	—	1,931,600
Involuntary Termination	3,000,000	1,931,600	2,201,419	696,700	69,474	7,899,193
COC Termination	3,000,000	1,931,600	4,491,391	2,208,338	79,211	9,771,171
Retirement	—	—	—	—	—	—
Death	—	—	2,201,419	1,086,656	—	3,288,075
Permanent Disability	—	—	2,201,419	1,086,656	—	3,288,075
Joseph Euteneuer
Change of Control	—	1,580,400	—	—	—	1,580,400
Involuntary Termination	3,150,000	1,580,400	1,198,841	396,500	69,474	6,395,215
COC Termination	3,150,000	1,580,400	2,445,382	1,894,683	84,079	8,091,303
Retirement	—	—	—	—	—	—
Death	—	—	1,198,841	1,221,668	—	2,420,509
Permanent Disability	—	—	1,198,841	1,221,668	—	2,420,509
Roberto Isaias
Change of Control	—	636,800	—	—	—	636,800
Involuntary Termination	500,000	—	—	—	38,182	538,182
COC Termination	500,000	636,800	703,435	822,146	38,182	2,545,535
Retirement	—	—	—	—	—	—
Death	—	—	290,124	429,549	—	719,673
Permanent Disability	—	—	290,124	429,549	—	719,673
Robert Normile
Change of Control	—	684,840	—	—	—	684,840
Involuntary Termination	1,820,100	684,840	558,477	244,699	62,045	3,370,161
COC Termination	1,820,100	684,840	1,128,132	357,395	62,045	4,052,512
Retirement	—	—	558,477	—	—	558,477
Death	—	—	558,477	226,529	—	785,006
Permanent Disability	—	—	558,477	226,529	—	785,006
(1)

For these purposes, the representative bonus portion of the severance payment is determined: (a) for Mr. Normile, in accordance with the Severance Plan as the average of the two highest consecutive annual bonuses paid or payable to him for the five fiscal years ending before the notice of termination is given, which were for 2017 and 2018; and (b) for Messrs. Kreiz, Dickson, and Euteneuer, in accordance with the Severance Plan B as the target MIP opportunity for 2019, the year in which the termination of employment occurs. For Mr. Isaias, there is no representative bonus amount in the calculation of his severance payments pursuant to our current executive severance practice, and the amount reflects his annual salary. The involuntary termination severance amounts for Messrs. Dickson and Euteneuer assume they have not found employment, and are continuing to look for employment, on the first anniversary of the termination date and through the time of the last severance payment, and for Mr. Isaias, assumes he has not found employment, and is continuing to look for employment, at the time the first half of the severance payments have been paid and through the time of the last severance payment.

(2)

The terms of the Executive Severance Plans provide that upon an involuntary termination (not within two years following a change of control), executives will receive an amount representing a pro-rated (based on days employed) annual cash incentive under the MIP that the executive would have received had the executive remained employed through the MIP annual cash incentive payment date, based on actual performance. Thus, the table shows the actual payouts under the 2019 MIP in the event of an involuntary termination based on actual 2019 financial and individual performance results. Under the terms of the MIP, Mr. Isaias, who is not a participant in the Executive Severance Plans, would not be entitled to a MIP payment upon an involuntary termination (not within two years following a change of control), as the deemed termination occurred before payout for the 2019 MIP in 2020.

Upon a COC Termination, the Executive Severance Plans provide that a prorated amount is paid based on the executive’s current target MIP annual cash incentive amount. However, under the terms of the MIP, upon a change in control, the greater of the actual MIP amounts earned or target MIP is paid. On December 31, 2019, actual MIP amounts are greater and would be paid (with no duplication under the Executive Severance Plans), and therefore the amounts shown upon a COC Termination reflect actual MIP amounts earned for the year ended December 31, 2019.

Pursuant to the terms of the MIP, a participant may only be eligible for payment of a bonus if he or she is an active employee of Mattel on the date of payment; therefore, generally, a participant has not “earned” the MIP annual cash incentive as of December 31, 2019 if the participant leaves the Company on such date and thus there would be no payments under the 2019 MIP due in the event of death, retirement or permanent disability on December 31, 2019.

(3)

We assume that in the event of a change of control, the Performance Units are assumed or substantially similar new rights are substituted therefor by the acquirer. If such Performance Units are not assumed or substantially similar new rights are not substituted in a change of control, and, in the event of a COC Termination, the vesting of Performance Units will be accelerated, based on the greater of target-level award opportunity or the actual performance through the most recent completed year prior to the date of change of control. Thus, for a COC Termination, we have shown values based on (i) the

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target number of the Performance Units under the 2017-2019 LTIP, and under the 2019-2021 LTIP since current performance for both periods is below or at target, and (ii) the actual number of Performance Units that would have been earned through December 31, 2019 of 100.5% under the 2018-2020 LTIP, all as described below. For the value of the Performance Units that would have been earned at target level if the Performance Units were not assumed or substantially similar new rights were not substituted in the event of a change of control only, please see the COC Termination values.

In the event of retirement, involuntary termination (for the Executive Severance Plans), death or permanent disability we have shown the following.

2017-2019 LTIP – We have shown actual values reflecting 50% of target earnout that was earned based on actual performance on December 31, 2019: 0% earnout for our 2017 Adjusted EPS of $(0.87), which was below threshold; 150% earnout for our 2018 Adjusted EPS of $(1.30), which was at maximum performance; and 150% earnout for our 2019 Adjusted EPS of $(0.43), which was at maximum performance, resulting in a three-year average earnout of 100% for the financial performance goal. Furthermore, based on our stock price of $13.55 at December 31, 2019, the relative TSR was below threshold performance, which resulted in a reduction of 50 percentage points from the 100% three-year average earnout based on our Adjusted EPS performance, resulting in 50% earned payout.

2018-2020 LTIP – We have shown values reflecting 100.5% of target earnout, based on the number of Performance Units under the 2018-2020 LTIP that would have been earned as of December 31, 2019. This projection is based on actual performance for Adjusted Free Cash Flow in years 2018 and 2019 (and assumes target performance in 2020), and our relative two-year TSR under the 2018-2020 LTIP.

2019-2021 LTIP – We have shown values reflecting 94.65% of target earnout, based on the number of Performance Units under the 2019-2021 LTIP that would have been earned as of December 31, 2019. This projection is based on actual performance for Adjusted Free Cash Flow in 2019 (and assumes target performance in 2020 and 2021), and our relative one-year TSR under the 2019-2021 LTIP.

In accordance with the terms of the LTIP cycles and the Executive Severance Plans, the prorated amount that each NEO would receive would be based on the number of months employed during the 36-month performance period. Thus, the pro-ratio would generally be 1/3rd for the 2019-2021 LTIP and 2/3rd for the 2018-2020 LTIP. Amounts shown are valued based on our closing stock price of $13.55 on December 31, 2019.

(4)

Stock Options – We assume that in the event of a change of control only, the outstanding options are assumed or substantially similar new rights are substituted therefor by the acquirer. If such options are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such options will be fully accelerated. For all other scenarios, amounts shown include the value of option acceleration due to retirement or involuntary termination (or in the case of Mr. Kreiz’s new-hire performance-based option grant, death or permanent disability). Amounts shown assume that all stock options would be exercised immediately upon termination of employment. Stock option values represent the excess of the assumed value of the option shares or the change of control price, as applicable, for which vesting is accelerated over the exercise price for those option shares, using our closing stock price of $13.55 on December 31, 2019. All accelerated stock options were underwater as of December 31, 2019 and thus no value is attributed to the acceleration of stock options. If the stock options were not immediately exercised, the value realized by the executives could differ from that disclosed. However, this value is not readily ascertainable since it depends upon a number of unknown factors, such as the date of exercise and the value of the underlying Mattel common stock on that date.

Extended Option Exercise Periods –
For Mr. Normile, due to his age and years of service with Mattel, any termination of employment would qualify as retirement under the Amended 2010 Plan; therefore, such stock options would remain exercisable for the lesser of five years or their remaining term, excluding the August 1, 2019 stock option grant as it would be deemed granted within six months of such termination of employment. Because Mr. Normile was a participant in the Severance Plan at the time of the August 1, 2019 stock option grant, such stock option would remain exercisable for the lesser of three years or its remaining term in accordance with the Severance Plan.

For Messrs. Kreiz, Dickson and Euteneuer, any stock options granted after their eligibility in the Severance Plan B would remain exercisable for the lesser of three years or their remaining term in the event of an involuntary termination, before or after a change of control. In addition, pursuant to the terms of Mr. Kreiz’s new-hire performance-based option grant, such stock option will remain exercisable for the lesser of five years or the remaining term in the event of a termination due to death or permanent disability.

For Mr. Isaias, the general provisions of the Amended 2010 Plan apply to his stock option grants.
The amounts shown do not reflect any value attributable to the extended option exercise periods described above.

RSUs – In the event of a termination of employment due to death or permanent disability or an involuntary retirement, unvested RSUs that were granted at least six months prior to the termination date will fully vest. Mr. Normile is retirement eligible. For purposes of the table, acceleration upon an involuntary retirement is shown as an involuntary termination and is not included for voluntary retirement. There is no RSU acceleration for voluntary retirement. For all other participants in the Executive Severance Plan, in the event of an involuntary termination, unvested RSUs vest pro-rata (based on the number of full months of employment during the vesting period).

We assume that in the event of a change of control only, the outstanding RSUs under the Amended 2010 Plan are assumed or substantially similar new rights are substituted therefor by the acquirer. If such RSUs are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such RSUs will be fully accelerated. The amount shown in the table includes the value of the RSUs for which vesting would have been accelerated under all applicable scenarios (other than a change of control only), based on our closing stock price of $13.55 on December 31, 2019.

(5)	Other benefits include: (i) up to two years of outplacement services up to an aggregate maximum cost of $50,000 each for Messrs. Kreiz, Dickson, Euteneuer and Normile and $35,000 for Mr. Isaias, (ii) payment of a monthly amount equivalent to the then current COBRA premium for up to one year in an involuntary termination and up to two years in a COC Termination for Mr. Kreiz, up to one year in an involuntary termination and up to 18 months in a COC Termination for Mr. Dickson, up to one year in an Involuntary Termination and up to 21 months in a COC Termination for Mr. Euteneuer, up to two years

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for Mr. Normile, and up to three months for Mr. Isaias following three months of continued benefits coverage. In the event that the executive obtains new employment, the other benefits described above will terminate; however, amounts shown represent the maximum period of continuation.
(6)

Under the terms of the Executive Severance Plan B and as part of our severance practice, in the event that any payments thereunder would be subject to an excise tax under Section 4999 of the Code, the executive will be required to either pay the excise tax or have such payments reduced to an amount that would not trigger the excise tax if it would be more favorable on an after-tax basis. For Messrs. Kreiz, Dickson, Euteneuer, and Isaias, the total payments and benefits payable to them upon a COC Termination would be subject to the excise tax under the valuation assumptions discussed in the footnotes above. Amounts shown for Mr. Kreiz reflect the full amount of the payments and benefits as it would be more favorable for him to collect on an after-tax basis without a reduction. Total value shown for Mr. Dickson reflects a reduction of $1,939,369, for Mr. Euteneuer a reduction of $1,063,241, and for Mr. Isaias a reduction of $155,028, as it would be more favorable for each to collect after such reduction. In each case, we have assumed such reduction would apply to the applicable NEOs’ cash severance. In each case, we have assumed the highest levels of federal and state income taxes apply.

Pay Ratio of CEO to Median Employee

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (we refer to the statute and the regulation collectively as the “pay ratio rule”), we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Kreiz, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Due to the reductions in our non-manufacturing workforce and other headcount changes in 2019, we re-established our median employee for 2019. We continued to employ December 31 as the date for determining the employees to be considered in computing the pay ratio and employed 2019 as the measurement period. We continued to use “base pay” as our consistently applied compensation measure, which was determined as base salary or base hourly wage multiplied by regularly scheduled hours, or, in the case of temporary employees, estimated hours. No cost-of-living adjustments were made. Based on our consistently applied compensation measure, a large number of our employees were at the median compensation level. The median employee was determined using a statistical sampling of this group. “Total Annual Compensation” of our CEO and median employee for purposes of the pay ratio was based on compensation reportable in the Summary Compensation Table, according to applicable rules, instructions, and interpretations.

As of December 31, 2019, we had 27,049 worldwide employees (including temporary and seasonal employees) and a significant global manufacturing labor workforce of approximately 17,258 employees (or 64% of our total workforce), with approximately 22,200 employees (or 82% of our total workforce) located outside the U.S., a majority of whom are employed in our manufacturing plants. Market levels of pay and wage rates are dramatically lower for foreign countries in which Mattel has manufacturing facilities. The Total Annual Compensation of our global median employee, determined in accordance with the pay ratio rule, was $5,526, which was less than 12% of the median wage of our U.S. employees. The global median employee worked in our manufacturing facility in Indonesia.

The 2019 Total Annual Compensation of our CEO was $15,514,997, as reported in the Summary Compensation Table, which resulted in a pay ratio of 2,808:1 when compared to the 2019 Total Annual Compensation for our global median employee of $5,526.

We believe that there are a number of reasons why our pay ratio is not comparable to that of other companies, including that other companies may have a median employee that works in the U.S., may outsource manufacturing, may have different types of workforces, may operate in different countries, or may utilize different compensation practices. Further, in calculating their own pay ratios, other companies may utilize methodologies, exclusions, estimates, and assumptions that substantially differ from Mattel’s calculation methodology.

Report of the Compensation Committee

The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Mattel’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019.

COMPENSATION COMMITTEE

Michael Dolan (Chair)
R. Todd Bradley
Dr. Judy Olian
April 22, 2020

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Proposal 4	Approval of the Fourth Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan
The Board recommends that stockholders vote FOR the approval of the Fourth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.

The share reserve under the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (as amended, the “2010 Plan”) has been significantly depleted. If our stockholders do not approve an increase in the share reserve under the 2010 Plan, we may not have sufficient shares to cover our annual equity award grants scheduled to be made in August 2020, and we will lose access to an important compensation tool that is key to our ability to attract, motivate, reward, and retain our key employees and directors.

Consequently, on April 24, 2020, upon the recommendation of our Compensation Committee, our Board adopted, subject to stockholder approval, the Fourth Amendment (the “Amendment”) to the 2010 Plan. The 2010 Plan, as amended by the Amendment, is hereinafter referred to as the “Amended Plan.”

The Amendment makes the following key changes to the 2010 Plan (along with certain other clarifying changes):

●	Increase to the maximum number of shares that may be issued pursuant to the 2010 Plan by 10.5 million shares; and
●	Revision of the full-value share debiting rate (as described below) from 2.7:1 to 2.35:1 for awards granted after March 1, 2020.

If stockholders do not approve this Proposal 4, the Amendment will not become effective, the proposed additional shares will not become available for issuance under the 2010 Plan, and the 2010 Plan will continue as in effect prior to the Amendment, subject to previously authorized share limits.

Mattel’s NEOs and members of the Board will be eligible to receive grants under the Amended Plan and therefore have an interest in this Proposal.

A copy of the Amendment is attached as Appendix A to this Proxy Statement, and a conformed copy of the 2010 Plan, as amended by the Amendment, is attached as Appendix B to this Proxy Statement. Other than the limited amendments described herein, we are not making other changes to the 2010 Plan.

Background and Purpose of the Amended Plan

The Compensation Committee and the Board are asking Mattel’s stockholders to approve the Amendment because the Compensation Committee and the Board believe that it is in the best interest of Mattel and its stockholders to provide, through the Amended Plan, a comprehensive equity and long-term compensation program designed to enable Mattel to attract, retain, and reward employees, non-employee directors, and other persons providing services to the Company. The Compensation Committee and the Board also believe that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

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The Amended Plan provides for a broad range of awards to enable Mattel to respond to market trends and to structure incentives to align to its business goals. In particular, the Amended Plan authorizes the grant of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, dividend equivalents, unrestricted stock, and performance awards (in the form of equity or cash).

The Amended Plan also includes several provisions that we believe are key compensation and governance best practices, including the following:

●	Minimum vesting requirement. No awards granted under the Amended Plan may vest until the first anniversary of the applicable grant date (subject to limited exceptions).
●	Aggregate non-employee director compensation limits. Under the Amended Plan, the sum of the aggregate grant date fair value of all equity-based grants and any cash fees paid to a single non-employee director, for services as a non-employee director, in a calendar year may not exceed $750,000.
●	Payment of dividends and dividend equivalents only if underlying awards vest. Under the Amended Plan, neither dividends nor dividend equivalents may be paid with respect to unvested awards unless and until the underlying award subsequently vests.
●	No discretion to accelerate vesting of awards upon a change in control. The Amended Plan prohibits discretionary acceleration of vesting in connection with a change in control.
●	Limitation on vesting of performance-vesting awards in connection with a change in control. If performance-vesting awards granted on or after the date of our 2018 Annual Meeting are not replaced with a qualifying replacement award in connection with a change in control, the Amended Plan provides that such awards will vest based on the greater of (a) actual performance as of the change in control or (b) pro-rated target performance based on a shortened performance period as of the change in control.
●	No replacement or repricing of awards without stockholder approval. Under the Amended Plan, awards may not be replaced, repriced or re-granted through cancellation or modification without stockholder approval in relation to a change in control or otherwise.

Current Overview of Outstanding Equity Information

The 2010 Plan is the only active equity plan under which equity awards may be made by Mattel. Certain outstanding awards, as set forth in the table below, were granted under the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”). The Amended Plan authorizes an additional 10.5 million shares for issuance of equity awards under the Amended Plan (representing approximately 3.0% of the outstanding shares of Mattel common stock as of March 1, 2020). In setting and recommending to stockholders the number of additional shares to authorize under the Amended Plan pursuant to the Amendment, the Compensation Committee and the Board considered the historical number of equity awards granted under the 2010 Plan, as well as the Company’s three-year average burn rate for the preceding three fiscal years as follows:

Year	Stock Options Granted(a)	Full-Value Awards Granted (RSUs)(b)	Performance Units & Performance-Based Stock Options Earned(c)*	Total(a)+(b)+(c)	Weighted Average Common Shares Outstanding	Burn Rate
2019	2,342,000	1,687,000	95,220	4,124,220	346,127,000	1.19%
2018**	2,085,399	3,345,000	0	5,430,399	345,012,000	1.57%
2017	7,776,000	4,205,000	0	11,981,000	343,564,000	3.49%
Three-Year Average						2.08%
*	There were no performance stock options earned during 2017, 2018 or 2019.
**	2018 stock options granted exclude 1,068,376 performance-based stock options granted to the CEO and 225,225 performance-based stock options granted to one other senior executive. These stock options will vest only if the Company’s relative TSR is at or above the 65th percentile of companies in the S&P 500 over three-year periods ending on April 26, 2021 and May 31, 2021, respectively.

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Mattel’s average burn rate for the preceding three fiscal years as set forth in the table above was 2.08%. The burn rate is the ratio of the number of shares underlying awards granted under the 2010 Plan during a fiscal year (or, with respect to Performance Units and performance-based stock options, earned under the 2010 Plan during a fiscal year) to the number of Mattel’s weighted average common shares outstanding during the corresponding fiscal year.

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2010 Plan and the 2005 Plan, as of March 1, 2020:

Plan Name	Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full-Value Awards (RSUs and Performance Units)(2)	Shares Remaining Available for Future Grant
2005 Plan	524	0	0
2010 Plan	21,173,047	5,739,162	22,035,901	(3)
(1)	As of March 1, 2020, the 21,173,571 total stock options outstanding had a weighted average exercise price of $23.60 and a weighted average remaining term of 6.23 years.
(2)	Includes 1,999,383 outstanding Performance Units as of March 1, 2020, assuming achievement of performance-related conditions at target and no TSR adjustment for the three-year performance periods under the 2018-2020 LTIP and 2019-2021 LTIP. The Performance Units under the 2017-2019 LTIP, plus dividend equivalents, were earned as of December 31, 2019 and settled and paid in shares in February 2020 and thus are excluded from the table.
(3)	Reflects the number of shares available for option awards and full-value awards. Any full-value awards granted would reduce this number by the applicable fungible ratio. Assumes the issuance of the maximum number of shares that may be earned, plus dividend equivalents, based on maximum achievement of performance-related conditions and the maximum TSR adjustment for the three-year performance periods under the 2018-2020 LTIP and the 2019-2021 LTIP.

The aggregate shares shown in the table above represent a fully-diluted overhang of approximately 12.4% based on Mattel common shares outstanding as of March 1, 2020. If the Amendment is approved, the additional 10.5 million shares available for issuance would increase the overhang to approximately 14.6%. Mattel calculates the fully diluted “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

When considering the number of additional shares to add to the 2010 Plan, the Compensation Committee and the Board reviewed, among other things, the potential dilution to Mattel’s current stockholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2010 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 10.5 million shares to be added to the 2010 Plan pursuant to the Amendment, in combination with the remaining authorized shares and shares added back to the 2010 Plan from forfeitures of awards granted under the 2010 Plan and the 2005 Plan, are projected to satisfy Mattel’s equity compensation needs for one or two years. In light of the factors considered by the Board and Compensation Committee, the Board and Compensation Committee believe that this number of shares represents reasonable potential equity dilution and provides a significant incentive for officers, employees, and non-employee directors to increase the value of the Company for all stockholders. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Amended Plan while minimizing stockholder dilution.

In light of the factors described above, and the fact that our ability to continue to grant equity and equity-based compensation is vital to our ability to continue to attract and retain key personnel in the labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

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Summary of the Amended Plan

The material terms of the Amended Plan are summarized below and qualified in their entirety by reference to the Amendment attached as Appendix A to this Proxy Statement, and the conformed copy of the 2010 Plan, as amended by the Amendment, attached as Appendix B to this Proxy Statement. Other than the limited amendments described herein and set forth in the Amendment, we are not making other changes to the 2010 Plan.

Persons Eligible for Grants. The Amended Plan permits the Compensation Committee to make grants to employees, non-employee directors and consultants of Mattel. As of March 1, 2020, we had approximately 29,585 worldwide employees and 9 non-employee directors. Under our current equity compensation program, eligibility for awards is generally limited to employees at the level of director and above and non-employee directors (519 employees, 6 executive officers and 9 non-employee directors as of March 1, 2020). Consultants do not receive awards pursuant to our current equity compensation program. Recipients of grants are referred to in this Proposal as participants.

Shares Available under the Amended Plan. Without giving effect to the Amendment, the maximum number of shares of our common stock for which grants may be made under the 2010 Plan is equal to the sum of (x) 104 million shares, (y) the number of shares which as of the date of the 2010 annual stockholder meeting (the “Effective Date”) remained available for issuance under the 2005 Plan, and (z) any shares subject to awards outstanding under the 2005 Plan as of the Effective Date that were or are thereafter forfeited or otherwise terminate or expire for any reason without the issuance of shares, all of which may be granted as incentive stock options pursuant to Section 422 of the Code. As of March 1, 2020, the number of shares subject to awards outstanding under the 2005 Plan that could be added to the 2010 Plan if they were forfeited, terminated or expired is 524 shares.

As of March 1, 2020, there were approximately 22,035,901 shares available for grant under the 2010 Plan, without giving effect to any potential increase from outstanding awards that may hereafter be forfeited, terminated or expired under the 2005 Plan.

If our stockholders approve the Amendment, the maximum number of shares of our common stock which may be issued under the Amended Plan will be increased by 10.5 million shares and thus equal to the sum of (x) 114.5 million shares, (y) the number of shares which as of the Effective Date remained available for issuance under the 2005 Plan, and (z) any shares subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares, all of which may be granted as incentive stock options pursuant to Section 422 of the Code.

For purposes of calculating the shares that remain available for grants under the Amended Plan, each stock option or SAR will be treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to in this Proposal as “full-value grants”) will be treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to in this Proposal as the “full-value share debiting rate.” Without giving effect to the Amendment, the full-value share debiting rate under the 2010 Plan is three-to-one (3.0:1) or such higher rate as the Compensation Committee may determine for awards granted prior to March 1, 2019 and two and seven-tenths-to-one (2.7:1) for awards granted on or after March 1, 2019. The Amendment amends the 2010 Plan to provide for a full-value share debiting rate of three-to-one (3.0:1) for awards granted prior to March 1, 2019, a full-value share debiting rate of two and seven-tenths-to-one (2.7:1) for awards granted on or after March 1, 2019 but on or prior to March 1, 2020 and a full-value share debiting rate of two and thirty-five-hundredths-to-one (2.35:1) for awards granted after March 1, 2020. These different debiting rates for full-value grants and stock options and SARs are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

If a stock option or SAR expires without having been exercised, or is settled for cash in lieu of shares, the shares subject to the grant will be added back to the number of shares remaining available for future grants under the Amended Plan. Under the Amended Plan, if a full-value grant is forfeited or otherwise terminates without the issuance of shares or is settled for cash in lieu of shares, the number of shares remaining available for future grants under the Amended Plan will be increased by the number of shares not issued as a result, multiplied by the

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full-value debiting rate that was actually used for such full-value award to reduce the number of shares available under the Amended Plan. Shares tendered by a participant or withheld by Mattel in payment of the grant price or to satisfy any tax withholding obligation of an option or other grant and shares purchased on the open market with the cash proceeds from the exercise of options will count against the number of shares available under the Amended Plan and will not be added back to the number of shares remaining available for future grants under the Amended Plan. Further, in the event that a SAR may be settled in shares, the number of shares deemed subject to the grant shall be the number of shares with respect to which such SAR may be exercised and not the number of shares that may be distributed in settlement of such exercise.

The maximum number of shares of Mattel common stock as to which grants may be made to a single participant in a single calendar year is 5,000,000 shares and the maximum aggregate amount of cash that may be paid in cash with respect to one or more cash-based grants to a single participant in a single calendar year is $20,000,000. The Amended Plan further provides that the sum of the aggregate grant date fair value of equity-based grants and the amount of any cash-based awards or other cash fees that may be granted or paid to a single non-employee director as compensation for such non-employee director’s services as a non-employee director of the Company in a single calendar year may not exceed $750,000.

The Amended Plan provides that in the event of a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, recapitalization (or any similar event affecting the capital structure of Mattel), merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, or disaffiliation of a subsidiary, affiliate, or division (or any similar event affecting Mattel), the Compensation Committee or the Board will make substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of common stock or other securities reserved for grants under the Amended Plan, (ii) the limitations described above, (iii) the number and kind of shares or other securities subject to outstanding grants, and (iv) the exercise price of outstanding options and SARs.

The Amended Plan also provides that if a grant is made pursuant to the conversion, replacement, or adjustment of outstanding equity awards in connection with any acquisition, merger, or other business combination or similar transaction involving Mattel (this kind of grant is referred to in this Proposal as a “Substitute Grant”), then the number of shares available under the Amended Plan will not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.

Administration of the Amended Plan. The Amended Plan is administered by the Compensation Committee, or such other committee of members of the Board as the Board may designate from time to time. The Compensation Committee is required to have at least three members, and all of its members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and must meet the independence requirements of the listing standards of the Nasdaq Stock Market. The Compensation Committee may include all members of the Board, if they all meet the foregoing requirements.

The Compensation Committee is authorized to construe and interpret the Amended Plan, the rules and regulations under the Amended Plan, and all grants under the Amended Plan; to adopt, amend, and rescind rules and procedures relating to the administration of the Amended Plan as, in its opinion, may be advisable in the administration of the Amended Plan; and, except as provided in the Amended Plan, to make all other determinations deemed necessary or advisable under the Amended Plan. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the Nasdaq Stock Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation Mattel’s Chief Executive Officer. However, the Compensation Committee’s ability to delegate its authority is limited in certain respects pursuant to the Amended Plan, including that the Compensation Committee may not make any delegation of its authority to grant awards to Mattel’s directors and executive officers, except to the extent permitted by Rule 16b-3.

Types of Awards. The Amended Plan authorizes the Compensation Committee to grant stock options, SARs, restricted stock, RSUs, dividend equivalents, and unrestricted stock, in each case based on Mattel common stock. The Amended Plan also authorizes the Compensation Committee to grant performance awards payable in the form of Mattel common stock or cash.

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Stock Options. The Compensation Committee may grant stock options qualifying as incentive stock options under the Internal Revenue Code (“ISOs”) and non-qualified stock options. The term of each stock option will be fixed by the Compensation Committee, but may not exceed ten years, or in the case of a ten percent stockholder, five years. The exercise price for each stock option will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. ISOs may only be granted to employees of Mattel and corporations connected to it by chains of ownership of voting power representing fifty percent or more of the total outstanding voting power of all classes of stock of the lower-tier entity. Stock options will vest and become exercisable as determined by the Compensation Committee. Participants who hold stock options are not entitled to dividends or dividend equivalents.

Stock Appreciation Rights (SARs). The exercise price of a SAR may be paid in cash, in shares of Mattel common stock, or a combination, as determined by the Compensation Committee. SARs may be granted under the Amended Plan either with a stock option (“tandem SARs”) or separately (“free-standing SARs”). Participants who hold SARs are not entitled to dividends or dividend equivalents.

Tandem SARs may be granted at the time the related stock option is granted or, in the case of a non-qualified stock option, after the grant. Tandem SARs must vest and be exercisable, and terminate, at the same time as the related stock option. The exercise of a tandem SAR will result in the termination of the related stock option to the same extent, and vice versa.

The term of each free-standing SAR will be fixed by the Compensation Committee, but may not exceed ten years. The exercise price of each free-standing SAR will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. Free-standing SARs will vest and become exercisable as determined by the Compensation Committee.

Restricted Stock. The Compensation Committee may also award restricted stock, which consists of shares of Mattel common stock subject to such vesting requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. The participant will not be permitted to dispose of restricted stock until it vests, but will be entitled to vote the shares. Under the Amended Plan, dividends may only be paid to the participant in respect of unvested shares of restricted stock (and any other awards with respect to which dividends may be earned under the Amended Plan) to the extent that the underlying award (or applicable portion thereof) vests.

Restricted Stock Units (RSUs). The Compensation Committee may also award RSUs representing a specified number of hypothetical shares of Mattel common stock, the vesting of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. Upon or after vesting, RSUs will be settled in cash or shares of Mattel common stock or a combination, as determined by the Compensation Committee. A participant to whom RSUs are granted will not have any rights as a stockholder with respect to the units, unless and until they are settled in shares of Mattel common stock.

Dividend Equivalents. The Compensation Committee may include dividend equivalents on shares of Mattel common stock that are subject to full-value grants (such as RSUs) but dividend equivalents may not be granted or paid with respect to shares that are subject to options or SARs. The Compensation Committee may make separate grants of dividend equivalents with respect to a specified number of hypothetical shares. A dividend equivalent means a right to receive payments, in cash or shares of Mattel common stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Mattel common stock, as and when such other dividends and other distributions are actually made to holders of Mattel common stock. The Compensation Committee may specify such other terms as it deems appropriate for dividend equivalents, including when and under what conditions the dividend equivalents will be paid and whether any interest accrues on any unpaid dividend equivalents. Under the Amended Plan, dividend equivalents with respect to grants (or any portion thereof) that are unvested may only be paid to the participant to the extent that the grant (or portion thereof) vests, and any dividend equivalents with respect to any portion of a grant that does not vest will be forfeited.

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Performance Awards. Performance awards may also be granted pursuant to the Amended Plan. Performance awards are payable upon the attainment of pre-established performance goals and criteria established by the Compensation Committee. Performance awards may be paid in cash, shares of Mattel common stock or a combination of cash and shares, as determined by the Compensation Committee.

The terms of the Amended Plan provide the Compensation Committee with the authority to specify whether performance awards are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) which, prior to the enactment of the Tax Cuts and Jobs Act, was an exception to the limitation under Section 162(m) on the tax deductibility of annual compensation paid to certain executives. However, as discussed below under the heading “Certain Material U.S. Federal Income Tax Consequences – Limits on Mattel’s Deductions”, effective for tax years commencing after December 31, 2017, our ability to rely on this exception for new grants was eliminated, and the limitation on deductibility generally was expanded to include all named executive officers. As a result, under current tax law, the Compensation Committee no longer expects to grant performance awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m).

Grants to Non-Employee Directors. The Amended Plan provides that on the date of each annual stockholders meeting, each non-employee director will receive a grant of (i) non-qualified stock options, (ii) restricted stock, or (iii) RSUs, as determined by the Compensation Committee or the Board pursuant to the written Summary of Compensation of the Non-Employee Members of the Board of Directors, or any successor summary or program.

Bonus Grants and Grants in Lieu of Cash Compensation. The Compensation Committee is authorized to grant shares of Mattel common stock as a bonus, or to grant shares of Mattel common stock or make other grants in lieu of Company obligations to pay cash or deliver other property under the Amended Plan or under other plans or compensatory arrangements of Mattel. Non-employee directors may also elect to receive grants of shares of Mattel common stock in lieu of all or a portion of their annual cash retainer fees.

Minimum Vesting. The Amended Plan includes a minimum vesting requirement that provides that, subject to the provisions of the Amended Plan with respect to adjustments to grants in connection with certain corporate transactions and the treatment of grants upon a change in control, grants under the Amended Plan may vest no earlier than the first anniversary of the date of grant. However, grants in respect of an aggregate of up to five percent of shares of Mattel common stock available for grants under the Amended Plan may be granted without respect to the minimum vesting provisions. In addition, the Amended Plan further provides that this vesting limitation will not preclude or limit any grant or other arrangement (or any action by the Compensation Committee) from providing for accelerated vesting of such grant in connection with or following a participant’s death, permanent disability, or termination of service (referred to in the Amended Plan as a “severance”).

Consequences of Severance and Change in Control. The Amended Plan sets forth the consequences of a participant’s severance on his or her grants, unless the Compensation Committee determines otherwise or unless the participant has an individual arrangement that requires a different result. Under these general rules, except as explained below, a participant’s unvested awards are forfeited upon the participant’s severance, and vested stock options remain exercisable for 90 days or until the end of their term, whichever period is shorter.

For Cause. If the severance is for cause, all of the participant’s then-outstanding grants will be immediately forfeited, including vested stock options.

Death or Permanent Disability. If a severance results from the participant’s death or permanent disability:

●	The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for the earlier of five years after the date of such severance or the remainder of their term, and any other stock options that are vested will remain exercisable for the earlier of 90 days or the remainder of their term;
●	The participant’s unvested restricted stock that was granted at least six months before such severance will vest in full and all other then-outstanding unvested restricted stock will be forfeited; and

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●	The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then-outstanding unvested RSUs will be forfeited.

Retirement. If a severance results from retirement:

●	Involuntary or voluntary retirement. The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for the earlier of five years after the date of such severance or the remainder of their term, and any other stock options that are vested will remain exercisable for the earlier of 90 days or the remainder of their term; and
●	Involuntary retirement only. The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then-outstanding unvested RSUs will be forfeited.

For purposes of the Amended Plan, “retirement” means a severance other than as a result of the participant’s death or termination by Mattel for cause, after attaining age 55 with at least five years of service, and “involuntary retirement” means a severance that is classified by Mattel as an involuntary separation and that qualifies as a retirement.

Change in Control. The Amended Plan provides that in the event of a change in control of Mattel:

(i)	with respect to grants that are not subject to performance-based vesting, unless a qualifying replacement award is provided to replace the applicable grant, any outstanding option or stock appreciation right will vest and be fully exercisable as of the date of the change in control, any outstanding grant of restricted stock or restricted stock units will also become fully vested as of the date of the change in control, and in the case of restricted stock units will be settled immediately (unless otherwise deferred) in cash or common stock as provided in the terms of the award;
(ii)	with respect to grants that are not subject to performance-based vesting (other than those which are replaced by qualifying replacement awards and cease to be subject to performance-based vesting conditions), if a qualifying replacement award is provided to the applicable participant to replace such grant, then, in the event that the participant is terminated by Mattel without cause within the 24-month period immediately following the change in control, then, any such qualifying replacement award that relates to (x) options or stock appreciation rights outstanding as of immediately prior to the participant’s severance shall become fully vested and exercisable as of the date of such severance and remain exercisable until the earlier of (A) the second anniversary of the severance and (B) the end of the applicable term of the award, and (y) restricted stock or restricted stock units outstanding as of immediately prior to such severance, will be fully vested as of the date of such severance, and any such qualifying replacement award that relates to restricted stock units shall be settled immediately (unless otherwise deferred) upon such severance in cash or common stock as provided in the terms of the award; and
(iii)	unless a qualifying replacement award is provided to the applicable participant to replace the applicable grant, any grant that is subject to performance-based vesting and that is granted on or after the effective date of the First Amendment to the 2010 Plan shall, immediately prior to, and subject to the consummation of, such change in control, vest and be settled immediately (unless otherwise deferred) in cash or common stock as provided in the terms of the award, based on the greater of (x) actual performance through the date of the change in control or (y) prorated target performance based on the number of days elapsed in the applicable performance period through the date of the change in control;

in each case, subject to the terms of any grant, Individual agreement, program or the Amended Plan.

For purposes of the above rules, the Amended Plan defines a “qualifying replacement award” as an award that (i) is of the same type as the grant it is replacing (the “Replaced Award”), (ii) has a value that is no less than the value of such Replaced Award as of the date of the applicable change in control, (iii) if such Replaced Award was an equity-based award, relates to publicly traded equity securities of Mattel or of the ultimate parent entity, as applicable, following such change in control, (iv) contains terms relating to vesting (including with respect to a severance) that are no less favorable to the applicable participant than those of such Replaced Award, and (v) has other terms and conditions that are no less favorable to the applicable participant than the terms and conditions

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of such Replaced Award as of the date of such change in control. Without limiting the generality of the foregoing, a qualifying replacement award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the above conditions are satisfied will be made by the Compensation Committee, as constituted immediately before the applicable change in control, in its sole discretion.

Notwithstanding the foregoing, except to the extent that a qualifying replacement award is not provided to the applicable participant to replace the applicable grant described above, (1) in no event will any grant granted on or after the effective date of the First Amendment to the 2010 Plan provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a change in control, and (2) in no event shall either the Board or the Compensation Committee accelerate the vesting or exercisability (as applicable) of any grant, in whole or in part, solely upon the occurrence of a change in control.

If a grant under the Amended Plan is treated as “deferred compensation” subject to Section 409A of the Internal Revenue Code, the foregoing rules will apply upon a change in control only to the extent specifically provided in the applicable grant agreement and consistent with the tax requirements applicable to deferred compensation. Section 409A of the Internal Revenue Code is discussed in greater detail below under the heading “Certain Material U.S. Federal Income Tax Consequences – Section 409A of the Internal Revenue Code.”

In addition, unless the Compensation Committee specifically establishes otherwise for a particular stock option or SAR, the minimum period to exercise vested stock options and SARs after a severance other than for cause is two years (or, if earlier, until the end of the applicable term of the award), if the severance occurs during the 24-month period following a change in control.

Termination, Rescission and Recapture. In order to better align participants’ long-term interests with those of Mattel and its subsidiaries and affiliates, the Amended Plan provides that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments or deliveries of shares pursuant to grants, and/ or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and intellectual property requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to employees for services as such, and they do not apply to participants following any severance that occurs within 24 months after a change in control.

Compensation Recovery Policy (Clawback Policy). Grants made under the Amended Plan on or after August 29, 2013, or grants with a performance period or, in the case of long-term incentive equity awards, a performance cycle that commences on or after August 29, 2013, are subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time, to the extent applicable.

Transferability. Grants under the Amended Plan are generally non-transferable other than by will or the laws of descent, and stock options and SARs generally may be exercised, during a participant’s lifetime, only by the participant. However, the Compensation Committee may allow transfers of non-qualified stock options, free-standing SARs and other grants. In no event may a grant be transferable for consideration absent stockholder approval.

Tax Withholding. Participants are required to pay to Mattel, or make arrangements satisfactory to Mattel regarding the payment of, any taxes that are required to be withheld with respect to grants under the Amended Plan. Unless otherwise determined by Mattel, the legally required minimum withholding obligations (or higher level of withholding, if permissible without adverse accounting consequences) may be settled with shares of Mattel common stock, including shares that are part of the grant that gives rise to the withholding requirement.

Amendment and Termination of the Amended Plan. The Amended Plan may be amended or terminated by the Board at any time, and outstanding grants may be amended by the Compensation Committee. Any such amendment or termination may not adversely affect any grants that are then outstanding without the consent of the affected participant, except for amendments made to cause the Amended Plan or a grant to comply with applicable law, stock exchange rules or accounting rules.

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Except as described above under “Shares Available Under the Amended Plan” regarding adjustments to reflect changes in capitalization and corporate transactions, no stock option or SAR may be modified by reducing its exercise price, or cancelled and replaced with a new stock option or SAR with a lower exercise price without stockholder approval. Further, no stock option or SAR may be cancelled in exchange for cash or another grant when the stock option or SAR per share exercise price exceeds the fair market value of the underlying share of Mattel common stock without stockholder approval.

Any amendment to the Amended Plan must be approved by the stockholders if so required by the listing standards of the Nasdaq Stock Market or if it would affect the prohibition on option exchange or repricing described above. If it is not terminated sooner, the Amended Plan will terminate on March 26, 2025, except with respect to then-outstanding grants.

Estimate of Benefits; New Plan Benefits

Because grants under the Amended Plan to participants are generally within the discretion of the Compensation Committee, it is not possible to determine the future grants that will be made to participants, other than non-employee directors, under the Amended Plan.

The Amended Plan authorizes the grant of equity-based awards to non-employee directors pursuant to our director compensation program as in effect from time to time, as described under the heading “Director Compensation – Narrative Disclosure to Director Compensation Table.” Historically, our non-employee directors have received annual equity grants under the 2010 Plan in accordance with our director compensation program. The table below sets forth the aggregate grant date fair value of annual equity-based awards that all non-employee directors as a group are expected to receive in 2020 pursuant to our director compensation program as currently in effect. If our stockholders do not approve this Proposal 4, we expect that sufficient shares will remain available for grant under the 2010 Plan to issue an annual equity grant in respect of 2020 to our non-employee directors under the 2010 Plan, as in effect prior to the Amendment.

Name	Dollar Value	Number of Units(1)
2019 NEOs and Current Positions
Ynon Kreiz – Chief Executive Officer and Director	—	—
Richard Dickson – President and Chief Operating Officer	—	—
Joseph Euteneuer – Chief Financial Officer	—	—
Roberto Isaias – Executive Vice President and Chief Supply Chain Officer	—	—
Robert Normile – Executive Vice President, Chief Legal Officer and Secretary	—	—
All current executive officers as a group	—	—
All current non-executive officer directors as a group	$1,120,000	—
All non-executive officer employees as a group	—	—
(1)	The number of RSUs granted to non-executive director nominees on the 2020 Annual Meeting date cannot be determined at this time since the $140,000 grant value will be converted to a number of RSUs using Mattel’s closing stock price on the 2020 Annual Meeting date.

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History of Grants Under the 2010 Plan

The following table shows the number of shares of our common stock subject to equity awards granted or earned under the 2010 Plan since its inception through March 1, 2020 for certain individuals:

Name	Stock Options	RSUs	Performance Units(1)
2019 NEOs and Current Positions
Ynon Kreiz – Chief Executive Officer and Director	1,911,966	136,369	754,070
Richard Dickson – President and Chief Operating Officer	2,760,697	409,059	312,856
Joseph Euteneuer – Chief Financial Officer	974,966	273,324	180,024
Roberto Isaias – Executive Vice President and Chief Supply Chain Officer	234,680	153,355	59,032
Robert Normile – Executive Vice President, Chief Legal Officer and Secretary	857,480	133,431	129,387
All current executive officers as a group	6,997,321	1,215,811	1,505,379
All current non-executive officer directors as a group	—	309,294	—
Nominees for Election as Director
R. Todd Bradley		21,729
Adriana Cisneros		19,914
Michael Dolan		55,384
Soren Laursen		23,243
Ann Lewnes		39,257
Roger Lynch		19,914
Dominic Ng		55,384
Dr. Judy Olian		19,085
Associates of any such directors, executive officers or nominees	—	—	—
Other persons who received or are to receive 5% of such options or rights	—	—	—
All non-executive officer employees as a group	6,628,508	8,111,391	706,685
(1)	With respect to completed performance periods, reflects shares earned. With respect to ongoing performance periods, reflects target Performance Units granted.

Certain Material U.S. Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to grants made under the Amended Plan and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to Mattel. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and Mattel will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.

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Incentive Stock Options (ISOs). A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to Mattel; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by Mattel at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.

Mattel is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Grants. The current federal income tax consequences of other grants authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, dividend equivalents, unrestricted stock and performance awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or vested). In each of the foregoing cases, Mattel will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Section 162(m) generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the Section 162(m) deductibility limitation. However, under the Tax Cuts and Jobs Act enacted in 2017, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers. As a result, under current tax law, the Compensation Committee no longer expects to be able to grant awards under the Amended Plan that are intended to qualify for the performance-based compensation exception to the Section 162(m) deductibility limit.

As one of the factors in its decisions regarding grants under and administration of the Amended Plan, the Compensation Committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, Mattel’s tax deductions for grants under the Amended Plan may be limited or eliminated as a result of the application of Section 162(m).

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Section 280G of the Internal Revenue Code: If awards under the Amended Plan are granted, vest or are paid contingent on a change in control or a subsequent termination of employment, some or all of the value of the award may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of Mattel’s deduction for the excess parachute payments

Section 409A of the Internal Revenue Code: Section 409A of the Internal Revenue Code (“Section 409A”), which was enacted as part of the American Jobs Creation Act in late 2004, substantially changes the federal income tax law applicable to non-qualified deferred compensation, including certain equity-based compensation. The terms and conditions governing any grants that the Compensation Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Mattel common stock pursuant thereto, must be set forth in writing, and must comply in all respects with Section 409A. In addition, to the extent any grant is subject to Section 409A, notwithstanding any provision of the Amended Plan to the contrary, the Amended Plan does not permit the acceleration of the time or schedule of any distribution related to such grant, except as permitted by Section 409A.

Board Recommendation

The Board believes that the Amended Plan, which continues to provide the ability to link participants’ pay to stockholder returns, is a critical compensation component in Mattel’s ability to attract, retain and motivate employees, non-employee directors and consultants by aligning their interests with the interests of Mattel’s stockholders.

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Stockholder Proposal

Proposal 5	Stockholder Proposal Regarding an Independent Board Chairman
The Board of Directors recommends a vote AGAINST Proposal 5.

A stockholder has informed the Company that the stockholder or its representative intends to present the following proposal at the 2020 Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to our Secretary. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

Stockholder Proposal

Proposal 5 – Independent Board Chairman

Shareholders request our Board of Directors adopt as policy, and amend our governing documents as necessary, to require that the Chairman of the Board be an independent member of the Board whenever possible. Although it would be better to have an immediate transition to an independent Board Chairman, the Board would have the discretion to phase in this policy for the next Chief Executive Officer transition.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived in the unlikely event that no independent director is available and willing to serve as Chairman. This proposal requests that each necessary step be taken to accomplish the above.

Boeing is an example of a company changing course and naming an independent board chairman in October 2019. Boeing did not wait for the next CEO succession. And Boeing is in better shape than Mattel. Boeing stock is up 280% in 5-years. Mattel stock fell from $33 to $12 in less than 4- years.

The Mattel Lead Director, Michael Dolan, was rejected by 16-times as many shares as certain other Mattel Directors. Mr. Dolan also had 15-years long-tenure which can take a toll on director independence.

Mr. Dolan also chaired the Executive Pay Committee. Mattel executive pay was rejected by 13% of shares which compares unfavorably with a normal rejection of 5%. Plus our management spent shareholder money to pressure some shareholders to change their vote after they initially rejected Mattel’s 2019 executive pay. Apparently Mattel’s “Stockholder Engagement” fell short. There was even a heading in the 2019 proxy: “Extensive Stockholder Engagement Led to Meaningful Compensation Changes.” Mattel’s executive pay may not have the right incentives since the stock price is in the cellar.

Mr. Dolan does not serve on any other significant board which denies him the benefit of keeping his skills sharp. Dominic Ng, on the Mattel Audit Committee, was rejected by 11-times as many shares as certain other Mattel Directors.

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Stockholder Proposal

This proposal topic also won impressive 42%-support at our 2015 annual meeting. This 42%-support would have been higher (perhaps 47%) if more shareholders had access to independent proxy voting advice. And the 42%-support would have been higher if management had not spent shareholder money to pressure some shareholders to change their vote after they initially voted yes.

Please vote yes:
Independent Board Chairman-Proposal 5

Board’s Statement AGAINST Stockholder Proposal

The Board recommends that stockholders vote AGAINST this stockholder proposal for the following reasons:

Flexibility in Board Leadership Structure is More Suitable for Mattel than a Rigid and Prescriptive Approach.
Mattel’s directors’ have a fiduciary duty to routinely evaluate and determine the most appropriate Board leadership structure for Mattel and its stockholders in light of Mattel’s specific characteristics or circumstances at any given time. Accordingly, as discussed on page 29 under “Corporate Governance at Mattel – Board Structure – Board Leadership Structure,” Mattel’s governing documents provide the Board with the flexibility to determine the optimal leadership structure for the Company, including, when appropriate, separating the positions of Chairman of the Board and CEO (which the Board has done in the past). We believe that the Company and its stockholders benefit from this flexibility, and that the Board is best positioned to lead this evaluation given their knowledge of the Company’s leadership team, strategic goals, opportunities and challenges. We believe that it is important for the Board to continue to determine on a case by case basis the most effective leadership structure for Mattel, rather than take a rigid approach to Board leadership, as called for by the stockholder proposal. Moreover, Mattel’s stockholders have rejected similar stockholder proposals five times since 2013.

Mattel’s Current Board Leadership Structure Best Serves Mattel and Its Stockholders – Particularly as Management Executes the Strategy to Transform Mattel into an IP-Driven, High-Performing Toy Company.
The Board periodically evaluates Mattel’s Board leadership structure to ensure that there is strong, independent Board leadership in place to provide effective oversight of management. The Board most recently conducted this evaluation in conjunction with the April 2018 appointment of Mr. Kreiz as CEO. The Board determined that Mattel and its stockholders would be best served by a leadership structure in which Mr. Kreiz serves as both Chairman and CEO, counterbalanced by Mr. Dolan continuing to serve as the Company’s Independent Lead Director with the robust, well-defined leadership powers and responsibilities described below.

The Board believes that this leadership structure, including our strong Independent Lead Director, best serves Mattel and its stockholders by leveraging executive leadership experience while providing effective independent oversight as management executes the strategy to transform Mattel into an IP-driven, high-performing toy company. Our Independent Lead Director, elected annually by the independent directors of the Board, has specifically-enumerated powers and responsibilities, providing the same leadership, oversight and benefits to the Company and Board that would be provided by an independent chairman. These powers and responsibilities include:

●	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
●	Serving as liaison between the Chairman and the independent directors;
●	Approving information sent to the Board;
●	Approving meeting agendas for the Board;
●	Approving schedules of meetings to assure that there is sufficient time for discussion of all agenda items;
●	Having the authority to call meetings of the independent directors; and
●	If requested by major stockholders, ensuring that he is available for consultation and direct communication.

Going forward, as discussed in more detail on page 29 under “Corporate Governance at Mattel – Board Structure – Board Leadership Structure,” our Board will continue to evaluate its leadership structure in order to ensure it aligns with and supports the evolving needs and circumstances of the Company and its stockholders.

114	Mattel, Inc.

Stockholder Proposal

Mattel’s Strong Corporate Governance Practices Provide Effective, Independent Board Oversight. Mattel’s Board is committed to good corporate governance and engaging with stockholders on an ongoing basis to gather feedback on our leadership structure, corporate governance profile and executive compensation program. We have adopted practices and procedures that promote Board independence and effective oversight of management, and provide stockholders with meaningful rights, including:

●	Annual Board Elections—The Board is elected annually with a majority voting standard in uncontested director elections;
●	Stockholder Rights—Our stockholders have the right to call special meetings and to act by written consent, and our stockholders have a market-standard proxy access right;
●	Majority Independent Board—Eight out of nine of our Board nominees are independent; Ynon Kreiz, our Chairman and CEO, is the only director nominee who is not independent;
●	Qualified and Active Board—Highly-qualified and engaged with the relevant business experience and skills to oversee management;
●	Board Refreshment Efforts—Since 2018 we have added five new independent directors to our Board, whose new viewpoints and experiences complement the deep knowledge of, and experience with, Mattel of our longer-tenured directors;
●	Active Year-Round Stockholder Engagement Program—In the last year, our management team, together with our Independent Lead Director, Mr. Dolan, engaged in outreach activities and discussions with stockholders representing more than 77%, in total, of Mattel’s outstanding shares on a range of topics;
●	Robust Board, Committee and Director Evaluation Process—Our Board conducts an annual self-evaluation to determine whether it and its Committees are functioning effectively. In addition, our Governance and Social Responsibility Committee annually evaluates the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including assessing the talent base, skills, expertise and experience, diversity and independence of the Board and its members and makes recommendations to the Board accordingly;
●	Independent Standing Board Committees—The Board’s Audit Committee, Governance and Social Responsibility Committee and Compensation Committee are each composed entirely of independent directors. This entrusts to the independent directors the oversight of critical matters, such as the annual review and evaluation of the CEO’s performance, the evaluation of the Board and its Committees, and the compensation of Mattel’s executive officers; and
●	Executive Sessions of the Independent Directors—The independent directors meet in executive session without the presence of management at least once every quarter.

In light of the Board’s ongoing commitment to robust independent Board leadership and effective corporate governance, the Board believes that the rigid approach to Mattel’s Board’s leadership structure requested by this stockholder proposal is not necessary and not in the best interest of our stockholders.

2020 Proxy Statement	115

Stock Ownership and Reporting

Principal Stockholders

As of April 13, 2020, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, more than 5% of Mattel common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Owned(1)
PRIMECAP Management Company	51,508,839(2)	14.9%
177 E. Colorado Blvd., 11th Floor
Pasadena, California 91105
EdgePoint Investment Group Inc.	41,258,240(3)	11.9%
150 Bloor Street West, Suite 500
Toronto, Ontario M5S 2X9, Canada
Dodge & Cox	38,932,308(4)	11.2%
555 California Street, 40th Floor
San Francisco, California 94104
Capital Research Global Investors	34,750,556(5)	10.0%
333 South Hope Street
Los Angeles, California 90071
Southeastern Asset Management, Inc.	33,414,738(6)	9.6%
6410 Poplar Ave., Suite 900
Memphis, Tennessee 38119
The Vanguard Group	32,225,975(7)	9.3%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.	31,714,614(8)	9.1%
55 East 52nd Street
New York, New York 10055
Franklin Resources, Inc.; Charles B. Johnson; Rupert H. Johnson, Jr., and	20,902,722(9)	6.0%
Templeton Global Advisors Limited
One Franklin Parkway
San Mateo, California 94403-1906
(1)	The percentages shown are based on 346,899,733 shares of Mattel common stock outstanding as of April 13, 2020 and may differ from the percentages reflected in the filings referenced below.
(2)	As reported in a Schedule 13G/A, filed with the SEC on February 12, 2020 by PRIMECAP Management Company. The Schedule 13G/A states that PRIMECAP Management Company has sole voting power as to 50,030,753 shares and sole dispositive power as to 51,508,839 shares.
(3)	As reported in a Schedule 13G, filed with the SEC on March 19, 2020 by EdgePoint Investment Group Inc. (“EdgePoint”) and EdgePoint Global Portfolio (“EGP”). The Schedule 13G states that EdgePoint has sole voting power as to 41,258,240 shares and sole dispositive power as to 41,258,240 shares and states that EGP has sole voting power as to 19,584,846 shares and sole dispositive power as to 19,584,846 shares.
(4)	As reported in a Schedule 13G/A, filed with the SEC on February 13, 2020 by Dodge & Cox. The Schedule 13G/A states that Dodge & Cox has sole voting power as to 37,146,758 shares and sole dispositive power as to 38,932,308 shares.
(5)	As reported in a Schedule 13G/A, filed with the SEC on February 14, 2020 by Capital Research Global Investors. The Schedule 13G states that Capital Research Global Investors has sole voting power as to 34,750,556 shares and sole dispositive power as to 34,750,556 shares.

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Stock Ownership and Reporting

(6)	As reported in a Schedule 13G/A, filed with the SEC on February 14, 2020 by Southeastern Asset Management, Inc. The Schedule 13G/A states that Southeastern Asset Management, Inc. has sole voting power as to 5,151,336 shares, shared voting power as to 27,968,162 shares, no voting power as to 295,240 shares, sole dispositive power as to 8,445,261 shares, and shared dispositive power as to 24,969,477 shares.
(7)	As reported in a Schedule 13G/A, filed with the SEC on February 12, 2020 by The Vanguard Group. The Schedule 13G/A states that The Vanguard Group has sole voting power as to 191,111 shares, shared voting power as to 57,077 shares, sole dispositive power as to 32,019,830 shares, and shared dispositive power as to 206,145 shares.
(8)	As reported in a Schedule 13G/A, filed with the SEC on February 5, 2020 by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has sole voting power as to 30,306,066 shares and sole dispositive power as to 31,714,614 shares.
(9)	As reported in a Schedule 13G, filed with the SEC on February 5, 2020 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr., and Templeton Global Advisors Limited. The securities reported in the Schedule 13G are beneficially owned by investment management subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. The Schedule 13G states that: (i) Templeton Global Advisors Limited has sole voting power as to 19,939,845 shares, shared voting power as to 3,881 shares and sole dispositive power as to 19,943,726 shares; (ii) Fiduciary Trust Company International has sole voting power as to 16,856 shares and sole dispositive power as to 16,856 shares; and (iii) Franklin Templeton Investments Corp. has sole voting power as to 942,140 shares and sole dispositive power as to 942,140 shares.

Security Ownership of Management and the Board

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of April 13, 2020, the record date, by (i) our NEOs, as described under the section “Executive Officers and Executive Compensation – Compensation Discussion and Analysis,” (ii) each current non-employee director, and (iii) all current directors and executive officers of Mattel as a group.

		Amount and Nature
		of Beneficial
Name of Beneficial Owner	Current Position with Mattel	Ownership(1)(2)
NEOs
Ynon Kreiz	Chief Executive Officer and Director	217,372
Richard Dickson	President and Chief Operating Officer	2,387,547
Joseph Euteneuer	Chief Financial Officer	608,088
Roberto Isaias	Executive Vice President and Chief Supply Chain Officer	191,588
Robert Normile	Executive Vice President, Chief Legal Officer and Secretary	858,847
Current Non-NEO Directors
R. Todd Bradley	Director	0
Adriana Cisneros	Director	0
Michael Dolan	Director	141,860
Soren Laursen	Director	10,373
Ann Lewnes	Director	17,528
Roger Lynch	Director	8,000
Dominic Ng	Director	9,500
Dr. Judy Olian	Director	0
Vasant Prabhu	Director	45,242
All current Directors, Nominees and Executive Officers, as a group (15 persons)		4,406,575 (3)
(1)	Each director and executive officer named above beneficially owns or controls less than 1.0% of Mattel’s common stock. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. There were 346,899,733 shares of Mattel common stock outstanding as of April 13, 2020. None of the shares listed are pledged shares in accordance with Mattel’s Insider Trading Policy.
(2)	Includes (i) shares which the individuals shown have the right to acquire upon vesting of RSUs, or upon exercise of vested stock options, as of April 13, 2020 or within 60 days thereafter, and (ii) shares held through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan, a 401(k) tax-qualified savings plan, as set forth in the table below.
(3)	The amount stated represents approximately 1.3% of the outstanding shares of Mattel common stock as of April 13, 2020.

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Stock Ownership and Reporting

			401(k)
Name of Beneficial Owner	Stock Options	RSUs	Shares
NEOs
Ynon Kreiz	124,201	0	0
Richard Dickson	2,217,707	0	6,544
Joseph Euteneuer	515,646	0	0
Roberto Isaias	156,319	0	0
Robert Normile	699,526	0	14,975
Current Non-NEO Directors
R. Todd Bradley	0	0	0
Adriana Cisneros	0	0	0
Michael Dolan	0	6,321	0
Soren Laursen	0	0	0
Ann Lewnes	0	6,321	0
Roger Lynch	0	0	0
Dominic Ng	0	0	0
Dr. Judy Olian	0	0	0
Vasant Prabhu	0	6,321	0
All current Directors, Nominees and Executive Officers, as a group (15 persons)	3,816,706	18,963	21,519

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 regarding existing compensation plans under which equity securities of Mattel are authorized for issuance.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans
approved by security holders(1)	30,468,168	(2)	$24.22	(3)	20,550,334	(4)
Equity compensation plans not
approved by security holders(5)	200,117	(6)	–		–
Total	30,668,285		$24.22	(3)	20,550,334
(1)	Consists of the 2005 Plan and the Amended 2010 Plan.
(2)	Represents (i) 22,509,654 shares of Mattel common stock to be issued upon exercise of outstanding options, (ii) 3,864,528 shares subject to outstanding time-based RSUs, (iii) 95,220 shares issued from outstanding Performance Units, including dividend equivalents, earned as of December 31, 2019 under the 2017-2019 LTIP, but subject to continued employment through the issuance date of February 4, 2020, and (iv) 1,587,742 shares issuable from outstanding Performance Units under the 2018-2020 LTIP, and 2,411,024 shares issuable from outstanding Performance Units under the 2019-2021 LTIP, assuming maximum achievement of performance-related conditions and the maximum TSR multiplier increase for the applicable three-year performance period, plus dividend equivalents. Comparatively, there would be 793,871 shares issuable from outstanding Performance Units under the 2018-2020 LTIP and 1,205,512 shares issuable from outstanding Performance Units under the 2019-2021 LTIP, plus dividend equivalents, if we assumed target achievement of performance-related conditions and no TSR adjustment for the applicable three-year performance period.
(3)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of common stock subject to outstanding time-based RSUs and Performance RSUs that become issuable without any cash payment required for such shares.
(4)	Represents the number of securities remaining available for issuance under our Amended 2010 Plan, (i) including the shares actually earned, plus dividend equivalents, as of December 31, 2019 under the 2017-2019 LTIP, that were issued on February 4, 2020, and (ii) assuming the maximum number of shares that could be earned plus dividend equivalents, for the three-year performance period under the 2018-2020 LTIP and 2019-2021 LTIP. See Footnote 2. Comparatively, there would be 26,186,829 shares available for issuance if we assumed target achievement of performance-related conditions and no TSR adjustment for the three-year performance periods.
(5)	Consists of the DCP and Director DCP (collectively, the “Deferred Compensation Plans”). Under our Deferred Compensation Plans, participating employees and directors may elect to defer compensation and, under the DCP, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a phantom stock account representing hypothetical shares of Mattel common stock, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.
(6)	Represents 200,117 shares credited to the accounts of participants under our Deferred Compensation Plans.

118	Mattel, Inc.

2020 Annual Meeting and Voting Information

General Meeting Information

Mattel’s 2020 Annual Meeting will be conducted exclusively via live webcast on June 10, 2020 at 9:00 am (Los Angeles time).

In light of the rapidly changing developments related to the coronavirus (COVID-19), we made the decision to conduct a virtual annual meeting of stockholders, which will provide access for all stockholders while safeguarding the health and safety of our stockholders, directors, officers, employees, and other stakeholders. You will be able to attend the 2020 Annual Meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MAT2020. To do so, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (“Notice”) or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the 2020 Annual Meeting in person.

Stockholders participating in the 2020 Annual Meeting may, after entering the 16-digit control number on the Notice or proxy card, submit questions during the meeting. After the business portion of the meeting concludes and the meeting is adjourned, we will answer questions submitted during the meeting that are pertinent to the Company and that comply with the meeting rules of conduct, as time permits.

The Board is soliciting proxies to be voted at the 2020 Annual Meeting. As permitted by the SEC, Mattel is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or around April 27, 2020, we will begin mailing a Notice containing instructions on how to access the proxy materials over the Internet to most stockholders, and mail printed copies of the proxy materials to the rest of our stockholders. A similar notice will be sent by brokers, banks, and other nominees to beneficial owners of shares for which they are the record holder. If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2019 Annual Report. The Notice also instructs you on how you may submit your proxy to vote via the Internet. If you received the Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such printed materials contained in the Notice.

To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting

This Proxy Statement and our 2019 Annual Report are available on our website at http://mattel.gcs-web.com/ financial-information. This website address contains the following documents: this Proxy Statement, the Notice of the 2020 Annual Meeting, and our 2019 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

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2020 Annual Meeting and Voting Information

Additional copies of the 2019 Annual Report are available at no charge on written request. To obtain additional copies of the 2019 Annual Report, please contact us at:

c/o Secretary
TWR 15-1
Mattel, Inc.
333 Continental Boulevard
El Segundo, CA 90245-5012

Log-in Instructions and Access to the 2020 Annual Meeting

To attend the 2020 Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/ MAT2020 using the 16-digit control number on the Notice or proxy card.

The live audio webcast of the 2020 Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

Who is Entitled to Vote

The Board has set April 13, 2020 as the record date for the 2020 Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of, and to vote at, the 2020 Annual Meeting.

As of the close of business on the record date, there were 346,899,733 outstanding shares of Mattel common stock held by approximately 24,941 holders of record. At the 2020 Annual Meeting, each share of common stock will be entitled to one vote on each matter.

How to Vote if You are the Record Holder of Your Stock

If you are the record holder of your stock, you may submit your proxy to vote via the Internet, by telephone, or by mail or you may attend the virtual meeting and vote electronically during the meeting.

Internet and Telephone Voting Before the Virtual Meeting

To submit your proxy via the Internet, follow the instructions on the Notice or go to the Web address stated on your proxy card. To submit your proxy by telephone, call the toll-free number on your proxy card.

Voting by Mail Before the Virtual Meeting

As an alternative to submitting your proxy by telephone or via the Internet, you may submit your proxy by mail. If you received only the Notice, you may follow the procedures outlined in such Notice to request a paper copy of the proxy materials, including a proxy card to submit your proxy by mail.

If you received a paper copy of the proxy materials and wish to submit your proxy by mail, simply mark your proxy card, date, sign and return it in the postage-prepaid envelope provided. If you do not have the prepaid envelope, please mail your completed proxy card to the following address: Mattel, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

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2020 Annual Meeting and Voting Information

Voting During the Virtual Meeting

During the meeting, stockholders may, after demonstrating proof of stock ownership by entering the 16-digit control number on the Notice or proxy card, vote their shares online at www.virtualshareholdermeeting.com/MAT2020.

How to Vote if a Bank, Broker, or Other Nominee is the Record Holder of Your Stock

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to instruct your bank, broker, or other nominee on how to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee.

Broker Voting and Broker Non-Votes

The term “broker non-votes” refers to shares held by a bank, broker or other nominee (for the benefit of its client) that are represented at the 2020 Annual Meeting, but with respect to which such bank, broker or nominee has not been instructed to vote by the beneficial holder on a particular proposal and does not have discretionary authority to vote on that proposal. Banks, brokers and nominees do not have discretionary voting authority on certain non-routine matters, including the election of directors, the Say-on-Pay vote, the approval of the Fourth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Incentive Program, and the stockholder proposal regarding an independent Board Chairman and, accordingly, may not vote on such matters absent instructions from you, as the beneficial holder. Broker non-votes will not be counted in determining the number of votes cast on these non-routine matters. Brokers have discretionary authority to vote on the ratification of Mattel’s auditors. Broker non-votes will be counted for the purpose of determining the presence of a quorum. If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee or you receive from your bank, broker or other nominee or voting your shares yourself by submitting a legal proxy from your broker or other nominee as the record holder authorizing you to vote the shares and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the Record Date.

Quorum and How Votes are Counted

In order for there to be a vote on any matter at the 2020 Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the voting power of shares of stock entitled to vote at the 2020 Annual Meeting must be present online at the virtual meeting or by proxy. In determining whether we have a quorum at the 2020 Annual Meeting, we will count shares that are voted as well as abstentions and broker non-votes. If we fail to obtain a quorum at the 2020 Annual Meeting, the chair of the 2020 Annual Meeting or the holders of a majority of the shares of stock entitled to vote, present online or by proxy, may adjourn the meeting to another place, date, or time.

Technical Assistance

Beginning 15 minutes prior to the start of and during the 2020 Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/MAT2020.

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2020 Annual Meeting and Voting Information

Votes Required to Elect Directors and Adopt Other Proposals

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Matter		The Board’s Recommendation	Voting Standard	Abstentions	Broker Non-Votes

Proposal 1	Election of the nine director nominees named in the Proxy Statement: R. Todd Bradley, Adriana Cisneros, Michael Dolan, Ynon Kreiz, Soren Laursen, Ann Lewnes, Roger Lynch, Dominic Ng, and Dr. Judy Olian	FOR each Director Nominee	Majority of votes cast	No effect	No effect
Proposal 2	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2020	FOR
Proposal 3	Advisory vote to approve named executive officer compensation (“Say-on-Pay”)	FOR
Proposal 4	Approval of the Fourth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR
Proposal 5	Stockholder proposal regarding an independent Board Chairman	AGAINST

Election of Directors

Under our Bylaws, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), as is the case in this election, each director will be elected by the vote of a “majority of the votes cast,” assuming a quorum is present, meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast (“for” plus “against”) with respect to that director’s election. Abstentions and broker non-votes do not count as votes cast “for” or “against” a director’s election and, consequently, will have no effect on a director’s election.

In accordance with our Bylaws, any director nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law, however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee currently serving on the Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but instead will continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified or until his or her earlier resignation or removal. To address this situation, our Bylaws provide that if any incumbent nominee is not elected at an annual meeting of stockholders and no successor has been elected at the annual meeting, that director must tender his or her resignation to

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2020 Annual Meeting and Voting Information

the Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Board as to whether or not to accept the tendered resignation. Taking into account the committee’s recommendation, the Board will decide whether to accept the resignation and will publicly announce its decision within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. The committee, in making its recommendation, and the Board, in making its decision, may consider any factors or information that they consider appropriate and relevant. If the Board declines to accept a director’s resignation, that director will continue to serve on the Board until his or her successor is elected and qualified, or until the director’s earlier resignation or removal. If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy by majority vote of the remaining directors or decrease the size of the Board in accordance with our Bylaws and applicable law.

Say-on-Pay Vote, Ratification of the Selection of PricewaterhouseCoopers LLP, Approval of the Fourth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Incentive Program, and Stockholder Proposal

For the advisory Say-on-Pay vote, the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm, the approval of the Fourth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Incentive Program, and the stockholder proposal regarding an Independent Board Chairman, each proposal requires the affirmative vote of the holders of a majority of the votes cast on such proposal, meaning that the number of votes “for” such proposal must exceed 50% of the total votes cast (“for” plus “against”) with respect to that proposal. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” a proposal and, consequently, will have no effect on the outcome of any of the proposals to be considered at the 2020 Annual Meeting.

How Your Proxy Will be Voted

If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:

●	“FOR” proposal 1, the election as directors of the nine nominees named in this Proxy Statement;
●	“FOR” proposal 2, ratification of Mattel’s independent registered public accounting firm;
●	“FOR” proposal 3, the advisory Say-on-Pay vote;
●	“FOR” proposal 4, the Fourth Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan; and
●	“AGAINST” proposal 5, a stockholder proposal regarding an independent Board Chairman.

If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes.

If you hold your shares through a broker and do not instruct the broker on how to vote your shares on the election of directors or on proposals 3, 4, or 5, your shares will not be voted for the election of any directors and will not be voted on proposals 3, 4, or 5, as applicable, and instead will be considered a broker non-vote as to those proposals. If you do not instruct the broker on how to vote your shares on proposal 2, the broker has discretion to vote your shares on proposal 2.

The Board does not know of any matters that will come before the 2020 Annual Meeting other than those described in the Notice of 2020 Annual Meeting. If any other matters are properly presented for consideration at the 2020 Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the 2020 Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

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2020 Annual Meeting and Voting Information

How to Change Your Vote or Revoke Your Proxy

If you are the record holder of your stock, you may revoke your proxy at any time before it is voted by:

●	Delivering to the Secretary of Mattel, at or before the taking of the vote at the 2020 Annual Meeting, a written notice of revocation bearing a later date than your proxy;
●	Signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the 2020 Annual Meeting;
●	If you submit your proxy by telephone or via the Internet, calling the telephone voting number or visiting the Internet voting site again and changing your voting instructions, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on June 9, 2020 (the business day before the 2020 Annual Meeting) or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on June 7, 2020 (three days before the 2020 Annual Meeting); or
●	Participating in the 2020 Annual Meeting online and voting, although online attendance at the 2020 Annual Meeting will not, by itself, revoke a proxy.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, TWR 15-1, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

If you hold your shares through a broker, you must follow directions received from the broker in order to change your voting instructions or to vote at the 2020 Annual Meeting.

Solicitation of Proxies

Mattel will pay the cost of soliciting proxies for the 2020 Annual Meeting. We expect that proxies will be solicited principally by mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, email, or special letter, but they will not receive any additional compensation for these efforts.

In addition, Mattel has retained MacKenzie Partners, Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $17,500, plus out-of-pocket costs, and expenses. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as Inspector of Election at the 2020 Annual Meeting.

Mattel will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials or the Notice to the beneficial owners of the shares held by them.

Householding

The SEC rules permit us to deliver a single set of Mattel’s proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to Mattel. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. Each record stockholder that receives paper copies of the proxy materials will receive a separate proxy card or voting instruction form. Also, householding will not in any way affect dividend check mailings.

We agree to deliver promptly, upon written or oral request, a separate copy of Mattel’s proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered, at no cost to you. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

124	Mattel, Inc.

2020 Annual Meeting and Voting Information

Deadline for 2021 Proposals and Nominations

Stockholder Proposals and Director Nominations

Stockholder Proposals Pursuant to Rule 14a-8

If a stockholder wishes to have a proposal included in the Company’s proxy materials for the 2021 annual meeting of stockholders (“2021 Annual Meeting”), the proposal must be received by our Secretary at the address set forth below no later than 5:00 p.m. (Los Angeles time) (the “close of business”) on December 25, 2020 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Director Nominations Pursuant to Proxy Access Provisions

If a stockholder or group of stockholders wishes to nominate one or more director nominees to be included in the Company’s proxy materials for the 2021 Annual Meeting pursuant to the proxy access provisions of our Bylaws, proper written notice of any such nomination must be received by our Secretary at the address set forth below no earlier than the close of business on November 25, 2020 and not later than the close of business on December 25, 2020, and the nominating stockholder(s) and director nominee(s) must otherwise comply with the requirements specified in our Bylaws. If the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2020 Annual Meeting, such notice must be received no earlier than the close of business on the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws.

Proposals to Conduct Business and Director Nominations Pursuant to Advance Notice Provisions

Under the advance notice provisions of our Bylaws, if a stockholder wishes to present a proposal or nominate a director nominee at the 2021 Annual Meeting that will not be included in our proxy materials pursuant to Rule 14a-8 or the proxy access provisions of our Bylaws, proper written notice of such proposal or nomination must be received by our Secretary at the address set forth below no earlier than the close of business on February 10, 2021 and not later than the close of business on March 12, 2021. If the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2021 Annual Meeting, such notice must be received by our Secretary no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws.

All notices of proposals or nominations for the 2021 Annual Meeting must comply with our Bylaws and applicable law and must be addressed to:

Secretary, TWR 15-1
Mattel, Inc.
333 Continental Boulevard
El Segundo, CA 90245-5012

The chairman of the annual meeting of stockholders has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2021 Annual Meeting, and such nomination or other proposal is not delivered within the time frame specified in our Bylaws, then the person(s) appointed by the Board and named in the proxies for the 2021 Annual Meeting may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

2020 Proxy Statement	125

2020 Annual Meeting and Voting Information

Corporate Information

Corporate Headquarters:	333 Continental Boulevard, El Segundo, California 90245-5012
Corporate Website:	www.corporate.mattel.com
Investor Relations Website:	http://mattel.gcs-web.com
State of Incorporation:	Delaware
Stock Symbol:	NASDAQ: MAT

126	Mattel, Inc.

Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations

Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission in this Proxy statement.

Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of the Company’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Refer to the definitions below for how each management incentive non-GAAP financial measures is calculated from our audited financial statements.

Gross Sales

Gross Sales represent sales to customers, excluding the impact of Sales Adjustments. Net Sales, as reported, include the impact of Sales Adjustments, such as trade discounts and other allowances. Mattel presents changes in Gross Sales as a metric for comparing its aggregate, categorical, brand and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Sales are discussed because, while Mattel records the details of such Sales Adjustments in its financial accounting systems at the time of sale, such Sales Adjustments are generally not associated with brands and individual products, making Net Sales less meaningful. Since Sales Adjustments are determined by customer rather than at the brand level, Mattel believes that the disclosure of Gross Sales by categories and brand is useful supplemental information for investors to be able to assess the performance of its underlying brands (e.g., Barbie) and also enhances their ability to compare sales trends over time.

Constant Currency

Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates.

Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

2020 Proxy Statement	127

Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations

Reconciliation of GAAP and Non-GAAP Financial Measures(1)

(in millions)	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	% Change as Reported	%Change in Constant Currency
Net Sales	$4,505	$4,515	0%	1%
Sales Adjustments	$560	$561
Gross Sales	$5,065	$5,076	0%	2%
(1)	Amounts may not foot due to rounding

Management Incentive Non-GAAP Financial Measures

Mattel presents certain management incentive non-GAAP financial measures in accordance with the plan terms of the 2019 annual cash incentive plan (MIP) or the 2017-2019 LTIP, as applicable. Each of these management incentive non-GAAP financial measures reflect adjustments for certain items as compared to the comparable GAAP financial measures. Mattel believes it is important for our shareholders to understand how the management incentive non-GAAP financial measures were calculated, which are solely utilized to evaluate management performance and compensation.

These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by Mattel in conjunction with the disclosure of earnings or other companies. Refer to the definitions below to understand how each management incentive non-GAAP financial measure relates to the most directly comparable GAAP financial measure.

Adjusted EBITDA

Adjusted EBITDA represents Mattel’s EBITDA (Net Income (Loss), adjusted to exclude the impact of interest expense, taxes, depreciation and amortization), adjusted to exclude the impact of asset impairments, share-based compensation, severance and restructuring expenses, foreign exchange, certain litigation costs, tax disputes, and the Argentina currency devaluation.

Adjusted Net Sales

Adjusted Net Sales represents Mattel’s Net Sales, adjusted to exclude the impact of foreign exchange and the impact of Argentina currency devaluation.

Adjusted Gross Margin

Adjusted Gross Margin represents reported Gross Margin, adjusted to exclude severance and restructuring expenses, foreign exchange impact, tax disputes, and the impact of Argentina currency devaluation.

Adjusted Inventory and Accounts Receivable

Adjusted Inventory and Accounts Receivable represent reported Inventory and Accounts Receivable, adjusted for the impact of foreign exchange.

Adjusted Earnings (Loss) Per Share

Adjusted Earnings (Loss) Per Share represents Mattel’s Reported Diluted Earnings (Loss) Per Common share, adjusted to exclude the impact of asset impairments, severance and restructuring expenses, foreign exchange impacts, the impact of Argentina currency devaluation, the impact of legal expenses related to product recalls, the impact of debt refinancing, and the impact of certain adjustments to the effective tax rate.

128	Mattel, Inc.

Other Matters that May Come Before the 2020 Annual Meeting

As of the date of this Proxy Statement, the Board knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the 2020 Annual Meeting. If any other business comes before the 2020 Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.

By Order of the Board of Directors

ROBERT NORMILE
Secretary
El Segundo, California
April 27, 2020

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this Proxy Statement. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are all based on current expectations and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties disclosed in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent periodic reports on Form 10-Q and Form 8-K. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise, except as required by law.

2020 Proxy Statement	129

Appendix A

FOURTH AMENDMENT TO
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN

This Fourth Amendment (“Fourth Amendment”) to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (as amended, the “2010 Plan”), is made and adopted by the Board of Directors (the “Board”) of Mattel, Inc., a Delaware corporation (the “Company”), on April 24, 2020, effective as of the date of the Annual Meeting that occurs in 2020, provided that it is approved by the Company’s stockholders on that date (the “Fourth Amendment Date”). Capitalized terms used in this Fourth Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the 2010 Plan.

B.	The Board believes it is in the best interests of the Company and its stockholders to amend the 2010 Plan to increase the Share Limit and to incorporate the other terms and conditions set forth herein.

AMENDMENT

The Plan is hereby amended as follows, effective as of the date of the Annual Meeting that occurs in 2020, provided that it is approved by the Company’s stockholders on that date.

1.	Section 5(a). Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Aggregate Limit. The maximum number of shares of Common Stock which may be issued pursuant to Grants under the Plan shall be equal to the sum of (x) 114.5 million shares of Common Stock, (y) the number of shares of Common Stock which as of the Effective Date remained available for issuance under the 2005 Plan, and (z) any shares of Common Stock subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares to the holder thereof (the “Overall Share Limit”). The number of shares authorized for grant as Incentive Stock Options shall be no more than the Overall Share Limit. The foregoing shall be subject to adjustment as provided below in this Section 5 and in Section 17. Notwithstanding the foregoing, if a Grant (a “Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company, the Overall Share Limit shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.”

2.	Section 5(b)(i). The second sentence of Section 5(b)(i) of the Plan is hereby deleted and replaced in its entirety with the following:

“The “Full-Value Share Debiting Rate” means:

	(A)	with respect to Full-Value Grants granted prior to March 1, 2019, three (3.0);

	(B)	with respect to Full- Value Grants granted on or after March 1, 2019 but on or prior to March 1, 2020, two and seven-tenths (2.7); and

	(C)	with respect to Full-Value Grants granted after March 1, 2020, two and thirty-five-hundredths (2.35).”

2020 Proxy Statement	A-1

Appendix A

3.	This Fourth Amendment shall be and, as of the Fourth Amendment Date, is hereby incorporated in and forms a part of the Plan.

4.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

A-2	Mattel, Inc.

Appendix B

MATTEL, INC.
AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

1.	Purpose. The purpose of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan”) is to promote the interests of Mattel, Inc., a Delaware corporation (“Mattel”), and its stockholders by enabling the Company to offer an opportunity to employees, Outside Directors, and Consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align the individual interests of the employees, Outside Directors and Consultants to those of Mattel stockholders and to provide such individuals with an incentive for outstanding performance to generate superior returns to Mattel stockholders.

2.	Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below.

	(a)	“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, Mattel, other than a Subsidiary. For purposes of determining eligibility for grants of Non-Qualified Stock Options and Stock Appreciation Rights or whether a Participant has experienced a “separation from service” (as such term is defined and used in Code Section 409A), an Affiliate means a “service recipient” (within the meaning of Code Section 409A); provided that such definition of “service recipient” shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of the following modified definition is based upon legitimate business criteria, by applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2.

	(b)	“Annual Cash Retainer” has the meaning given in Section 15(b).

	(c)	“Annual Grant” has the meaning given in Section 14(a).

	(d)	“Annual Meeting” means an annual meeting of stockholders of Mattel.

	(e)	“Board” means the Board of Directors of Mattel.

	(f)	“Business Combination” has the meaning given in Section 18(b)(iii).

	(g)	“Cause” means (i) “Cause” as defined in the Participant’s Individual Agreement, or (ii) if the Participant does not have an Individual Agreement or if it does not define “Cause,” (A) a Participant’s neglect of significant duties he or she is required to perform or a Participant’s violation of a material Company policy; (B) the commission by a Participant of an act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (C) a Participant’s act or omission in the course of his or her employment which constitutes gross negligence; or (D) willful failure by a Participant to obey a lawful direction of the Board or the Company.

2020 Proxy Statement	B-1

Appendix B

(h)	“Change in Control” has the meaning given in Section 18(b), as modified by Section 18(c).

(i)	“Code” means the United States Internal Revenue Code of 1986, as amended, the United States Treasury Regulations thereunder and other relevant interpretive guidance issued by the United States Internal Revenue Service or the United States Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j)	“Code Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Code Section 162(m) that is set forth in Code Section 162(m)(4)(C).

(k)	“Committee” means the committee designated by the Board to administer the Plan in accordance with Section 3(a) below.

(l)	“Common Stock” means the common stock of Mattel, $1.00 par value per share, or any security issued in substitution, exchange, or in lieu thereof.

(m)	“Company” means Mattel or any successor corporation, together with its Subsidiaries, as well as any Affiliate that is designated for participation in the Plan pursuant to Section 3(e), collectively or individually as the context requires.

(n)	“Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(o)	“Corporate Transaction” has the meaning given in Section 17(a).

(p)	“Covered Employee” means any Participant who is or may be a “covered employee” (within the meaning of Code Section 162(m)(3)) in the tax year in which the Company is expected to claim a compensation deduction with respect to any Grant, as determined by the Committee.

(q)	“Disability” a Participant’s Severance will be considered to have occurred because of Disability if: (i) in the case of a Participant who was (before his or her Severance) an employee of the Company, there has been a determination that the Participant is permanently disabled and entitled to benefits under the applicable group long-term disability plan of the Company or, if there is no such applicable plan, under any government plan, program or related laws and regulations applicable to the Participant; and (ii) in the case of a Participant who was (before his or her Severance) an Outside Director or other non-employee service provider, the Committee determines that the Participant’s membership on the Board or status as a service provider has terminated as a result of his or her disability. Notwithstanding the foregoing, if a Severance that meets the foregoing definition of Disability is also a Retirement, it shall be treated for all purposes under the Plan as a Retirement and not a Disability. In addition, with respect to an Incentive Stock Option, Disability means a permanent and total disability as defined in Code Section 22(e)(3) and, with respect to all Grants, to the extent Grants are subject to Code Section 409A, “disability” within the meaning of Code Section 409A. For the avoidance of doubt, a Severance that occurs by reason of a Participant’s voluntary termination of his or her employment with the Company during his or her Disability shall not be considered to have occurred because of Disability.

(r)	“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by Mattel, of the stock of a Subsidiary or Affiliate) or a sale of a division of the Company.

(s)	“Dividend Equivalent” means a right, granted pursuant to Section 12, to receive payments, in cash or Common Stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Common Stock, as and when such other dividends and other distributions are actually made to holders of Common Stock.

(t)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

B-2	Mattel, Inc.

Appendix B

(u)	“Fair Market Value” means, unless a different method or value is determined by the Committee or required under applicable law, the closing price of the Common Stock on the Nasdaq Stock Market at the close of normal trading hours for that day, or, if the Nasdaq Stock Market is closed on that day, the last preceding day on which the Nasdaq Stock Market was open.

(v)	“Free-Standing Stock Appreciation Right” means a Stock Appreciation Right not granted in conjunction with an Option.

(w)	“Full-Value Grant” means any Grant other than an Option or Stock Appreciation Right.

(x)	“Full-Value Share Debiting Rate” has the meaning given in Section 5(b)(i).

(y)	“Grant” means an award of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Right, Dividend Equivalents, a Performance Award or unrestricted shares of Common Stock under the Plan. All Grants shall be evidenced by, and subject to the terms of, a written agreement, which agreement may (i) include, in the Company’s discretion, restrictive covenants, where lawful, and (ii) define additional Activities Against the Company’s Interest (within the meaning of Section 19(c)). Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

(z)	“Incentive Stock Option” means an option to purchase Common Stock that is specifically designated as an incentive stock option under Code Section 422 and that qualifies as such.

(aa)	“Incumbent Board” has the meaning given in Section 18(b)(ii).

(bb)	“Individual Agreement” of a Participant means any individual employment or severance agreement between the Company and the Participant or a Company severance arrangement applicable to the Participant.

(cc)	“Involuntary Retirement” means the Severance of a Participant that is classified by the Company in its human resources database as an involuntary separation and that qualifies as a Retirement.

(dd)	“Mattel” has the meaning given in Section 1 above.

(ee)	“Non-Qualified Stock Option” means an option to purchase Common Stock that is specifically designated as not being an Incentive Stock Option or that is designated as an Incentive Stock Option but fails to qualify as such.

(ff)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(gg)	“Outside Director” means a director of Mattel who is not also an employee of the Company.

(hh)	“Outstanding Mattel Common Stock” has the meaning given in Section 18(b)(i).

(ii)	“Outstanding Mattel Voting Securities” has the meaning given in Section 18(b)(i).

(jj)	“Participant” means a person who has received a Grant.

(kk)	“Performance Award” means a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, shares of Common Stock or a combination of both, awarded under Section 13.

(ll)	“Performance Goals” means performance goals established by the Committee in connection with any Grant. In the case of Qualified Performance-Based Grants, (i) such goals shall be based on one or more of the following business criteria with respect to Mattel, any Subsidiary or Affiliate or any of their respective worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions or employees and/or brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; return on capital employed; revenue; earnings per share; earnings per share before or after funding

2020 Proxy Statement	B-3

Appendix B

for some or all of the Company’s incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; cash flow return on investment; return on invested capital or assets; fair market value of stock; total stockholder return; EBIT; EBITA; EBITDA; OBIT; OBITDA; operating margin, gross margin, cash margin, cash generation; free cash flow; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; sales and sales unit volume; and strategic partnerships and transactions and marketing initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices; and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Code Section 162(m) and the regulations promulgated thereunder.

(mm)	“Person” has the meaning given in Section 18(b)(i).

(nn)	“Plan” means this Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, as it may be amended or amended and restated from time to time.

(oo)	“Program” means any program adopted by the Committee pursuant to the Plan containing the terms and conditions intended to govern a specified type of Grant awarded under the Plan and pursuant to which such type of Grant may be awarded under the Plan.

(pp)	“Qualified Performance-Based Grant” means a Grant intended to qualify for the Section 162(m) Exemption, as provided in Section 20.

(qq)	“Recapture” has the meaning given in Section 19(a).

(rr)	“Rescission” has the meaning given in Section 19(a).

(ss)	“Restricted Stock” means shares of Common Stock issued pursuant to Section 11 below that are subject to restrictions on ownership.

(tt)	“Restricted Stock Units” means a Grant denominated in hypothetical shares of Common Stock granted pursuant to Section 11 below, to be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of shares of Common Stock or by the payment of cash based upon the Fair Market Value of a specified number of shares, or a combination.

(uu)	“Retirement” means the Severance of a Participant who is an employee of the Company or an Outside Director, other than as a result of the Participant’s death or termination by the Company for Cause, at a time when the Participant has (i) attained at least 55 years of age, and (ii) completed at least five Years of Service. Notwithstanding the foregoing, the Committee may establish such other criteria governing the occurrence of a Retirement for purposes of the Plan, in its sole discretion.

(vv)	“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and as amended from time to time.

(ww)	“Section 16 Officer” means a person or entity that is subject to the provisions of Section 16 of the Exchange Act.

(xx)	“Section 409A Grant” has the meaning given in Section 21(d).

(yy)	“Severance” of a Participant means (i) for purposes of Grants made to a Participant as compensation for services as an employee of the Company, that the Participant has ceased to be an employee of the Company for any reason, regardless of whether the Participant serves as an other service provider to the Company thereafter; provided, however, that a Participant who continues to serve as an Outside Director immediately after such Participant has ceased to be an employee of the Company shall not be considered to have had a Severance with the Company by reason of such Participant ceasing to be an employee of the Company; (ii) for purposes of Grants made to a Participant as compensation

B-4	Mattel, Inc.

Appendix B

for services as an Outside Director, that the Participant has ceased to be an Outside Director for any reason, and is neither employed by, nor providing services to, the Company in any other capacity; and (iii) for purposes of Grants made to a Participant as compensation for services in any capacity other than as an employee of the Company or an Outside Director, that the Participant has ceased (in the sole and absolute judgment and discretion of the Company) to provide such services, and is neither employed by the Company nor serving as an Outside Director. Severance shall be considered to occur at the close of business on the day on which the applicable relationship to the Company ends, whether or not that day is also the Participant’s last day worked (regardless of whether or not his or her Severance is later found to be invalid or in breach of applicable laws, rules and regulations governing the Participant’s employment or the performance of services or any applicable agreement governing the Participant’s employment or the performance of services) and shall not be extended by any notice period; provided, that the Company may in its sole discretion establish in writing a different date on which a particular Participant’s Severance shall be considered to occur. If a Participant is employed by or providing services to a Subsidiary or Affiliate that ceases to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of a Subsidiary), the relationship of the Participant to the Company as an employee or service-provider, as applicable, shall be considered to have ended as a result of that cessation unless that relationship is transferred to Mattel or one of its continuing Subsidiaries or Affiliates in connection therewith. Notwithstanding the foregoing, with respect to any Grant subject to Code Section 409A (and not exempt therefrom), “Severance” of a Participant means a Participant’s “separation from service” (as such term is defined and used in Code Section 409A).

(zz)	“Share Change” has the meaning given in Section 17(a).

(aaa)	“Stock Appreciation Right” means a right granted pursuant to Section 8 below to receive a payment in cash, shares of Common Stock or any combination thereof with respect to a specified number of shares of Common Stock equal to the excess of the Fair Market Value of the Common Stock on the date the right is exercised over the exercise price of the Stock Appreciation Right.

(bbb)	“Subsidiary” means any corporation (other than Mattel) in an unbroken chain of corporations beginning with Mattel if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

(ccc)	“Substitute Grant” has the meaning given in Section 5(a). Such Substitute Grants shall be on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option requirements of Code Section 422 and the nonqualified deferred compensation requirements of Code Section 409A, where applicable.

(ddd)	“Tandem Stock Appreciation Right” means a Stock Appreciation Right granted in conjunction with an Option.

(eee)	“Ten Percent Stockholder” means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent of the capital stock of Mattel or of any of its Subsidiaries or “parent corporation” (as defined in Code Section 424(e)).

(fff)	“Term” means the period of time from the date of grant of an Option or Stock Appreciation Right through the latest date on which it may be exercised, as determined by the Committee.

(ggg)	“Termination” has the meaning given in Section 19(a).

(hhh)	“2005 Plan” means the Mattel, Inc. 2005 Equity Compensation Plan, as amended.

(iii)	“2010 Annual Meeting” means the Annual Meeting that occurs in 2010.

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(jjj)	“Years of Service” of a Participants shall mean the aggregate period of time, expressed as a number of whole years and fractions thereof, during which the Participant served without interruption as an employee of the Company and/or an Outside Director; provided, that a period of such service before an interruption shall be included in determining Years of Service to the extent such service is recognized under the Company’s applicable general policy with respect to service recognition.

3.	Administration.

(a)	The Plan shall be administered by the Compensation Committee of the Board, or such other committee of Board members as the Board may designate from time to time (the “Committee”); provided, that the Committee shall at all times have at least three members; that the members of the Committee shall all qualify as “non-employee directors” for purposes of Rule 16b-3 and “outside directors” for purposes of and within the meaning of Code Section 162(m), and shall meet the independence requirements of the listing standards of the Nasdaq Stock Market; and that the Committee may include all members of the Board, if they all meet the foregoing requirements, provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3(a) or otherwise provided in any charter of the Committee.

(b)	The Committee may conduct its meetings in person or by telephone. Except to the extent provided in the charter of the Committee, one-third of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members present at any meeting or by all of the members in writing without a meeting.

(c)	The Committee is authorized to construe and interpret the Plan, the rules and regulations under the Plan, and all Grants under the Plan; and to adopt, amend and rescind rules and procedures relating to the administration of the Plan as, in its opinion, may be advisable in the administration of the Plan; and, except as provided herein, to make all other determinations deemed necessary or advisable under the Plan. All actions of the Committee in connection with the construction, interpretation and administration of the Plan and the Grants shall be final, conclusive, and binding upon all parties.

(d)	The Committee may, except to the extent prohibited by its charter, applicable laws or regulations or the listing standards of the Nasdaq Stock Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation to the Chief Executive Officer of Mattel. Any such delegation may be limited or indefinite in duration, as the Committee shall determine, but shall be subject to revocation by the Committee, at any time. Notwithstanding the foregoing, the Committee shall not make any delegation of its authority with regard to the granting of Grants to Section 16 Officers, except to the extent permitted by Rule 16b-3, nor shall it delegate its authority with respect to Qualified Performance-Based Grants, except to the extent permitted by the Code Section 162(m) Exemption.

(e)	The Committee may, but need not, designate any Affiliate to participate in the Plan.

(f)	The Committee, in its sole discretion, shall have the power and authority to adopt one or more Programs under the Plan from time to time containing such terms and conditions as the Committee may determine or deem appropriate in its discretion.

4.	Duration of Plan.

(a)	The 2010 Equity and Long-Term Compensation Plan is effective as of the date of the 2010 Annual Meeting (the “Effective Date”); the Amended and Restated 2010 Equity and Long-Term Compensation Plan shall be effective as of the date of the Annual Meeting that occurs in 2015, provided that it is approved by Mattel’s stockholders on that date.

(b)	Unless terminated earlier pursuant to Section 23, the Plan shall terminate on March 26, 2025, except with respect to Grants then outstanding.

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Appendix B

5.	Shares Available; Vesting Limitations.

(a)	Aggregate Limit. The maximum number of shares of Common Stock which may be issued pursuant to Grants under the Plan shall be equal to the sum of (x) 114.5 million shares of Common Stock, (y) the number of shares of Common Stock which as of the Effective Date remained available for issuance under the 2005 Plan, and (z) any shares of Common Stock subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares to the holder thereof (the “Overall Share Limit”). The number of shares authorized for grant as Incentive Stock Options shall be no more than the Overall Share Limit. The foregoing shall be subject to adjustment as provided below in this Section 5 and in Section 17. Notwithstanding the foregoing, if a Grant (a “Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company, the Overall Share Limit shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.

(b)	General Share-Counting Rules.

(i)	A Full-Value Grant shall reduce the number of shares available under the Plan by the Full-Value Share Debiting Rate multiplied by the number of shares that are subject to the Grant, and an Option or Stock Appreciation Right shall reduce the number of shares available under the Plan by one share for each share that is subject to the Grant (for the avoidance of doubt, in the event that a Stock Appreciation Right may be settled in shares, the number of shares deemed subject to the Grant for purposes of this sentence shall be the number of shares with respect to which such Stock Appreciation Right may be exercised and not the number of shares that may be distributed in settlement of such exercise). The “Full-Value Share Debiting Rate” means:

(A)	with respect to Full-Value Grants granted prior to March 1, 2019, three (3.0); and

(B)	with respect to Full- Value Grants granted on or after March 1, 2019 but on or prior to March 1, 2020, two and seven-tenths (2.7); and

(C)	with respect to Full-Value Grants granted after March 1, 2020, two and thirty-five-hundredths (2.35).

(ii)	Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall be counted against the number of shares available under the Plan and shall not be added back to the shares authorized for grant under this Section 5: (A) shares tendered by the Participant in payment of the grant or exercise price of an Option or other Grant, (B) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Grant and (C) shares purchased on the open market with the cash proceeds from the exercise of Options. To the extent that the Company grants Restricted Stock, any shares subject to the Restricted Stock repurchased by the Company under Section 11(c)(iii) at the same price paid by the Participant so that such shares are returned to the Company shall again be available for Grants.

(c)	Addbacks Relating to Options and Stock Appreciation Rights. If any Option (with or without a Tandem Stock Appreciation Right) or Free-Standing Stock Appreciation Right is forfeited or otherwise terminates or expires without having been exercised, or is settled for cash, the shares subject to that Grant shall again be available for Grants under the Plan. Notwithstanding the provisions of this Section 5, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Code Section 422.

(d)	Addbacks Relating to Full-Value Grants. To the extent that a Full-Value Grant is forfeited or otherwise terminates or expires without shares having been issued, or is settled for cash, the number of shares available under the Plan shall be increased by the Full-Value Share Debiting Rate actually used for such Full-Value Grant to reduce the number of shares available under the Plan, multiplied by the number of shares subject to such Full-Value Grant that is forfeited, not issued or is settled in cash.

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Appendix B

(e)	Individual Limit. Notwithstanding any provision in the Plan to the contrary, subject to adjustment as provided below in Section 17, the maximum number of shares as to which Grants (i.e., Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Performance Awards or unrestricted shares of Common Stock) may be made to a single Participant in a single calendar year is five million, and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more cash-based Grants payable is $20,000,000. Notwithstanding any provision in the Plan to the contrary, the sum of the aggregate grant date fair value of equity-based Grants and the amount of any cash-based Grants or other cash fees that may be granted or paid to a single Outside Director as compensation for services as an Outside Director in a single calendar year shall not exceed $750,000. To the extent required by Section 162(m) of the Code, shares subject to awards which are canceled shall continue to be counted against this limit.

(f)	Stock Distributed. Any Common Stock distributed pursuant to a Grant may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(g)	Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 17 and 18 of the Plan, Grants made under the Plan on or after the effective date of the First Amendment to the Plan (the “Amendment Date”) shall vest no earlier than the first anniversary of such Grant’s date of grant; provided, however, that, notwithstanding the foregoing, Grants that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to this Section 5 (as such number of shares of Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more Participants without respect to such minimum vesting provisions. For purposes of Grants to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one Annual Meeting to the next Annual Meeting. Notwithstanding the foregoing, nothing in this Section 5(g) shall preclude or limit any Grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Grant in connection with or following a Participant’s death, Disability or Severance.

6.	Eligibility. Persons eligible to receive Grants under the Plan shall consist of employees of the Company, Outside Directors, and Consultants. However, Incentive Stock Options may only be granted to individuals who are employees of Mattel or a Subsidiary, and Grants to Outside Directors for service as such shall be made only pursuant to Sections 14 and 15 below.

7.	Options.

(a)	Grants of Options under the Plan shall be made on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Option to Option.

(b)	The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option. Except in the case of Substitute Grants, the per-share exercise price of a Non- Qualified Stock Option shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, and the per-share exercise price of an Incentive Stock Option, shall be no less than:

(i)	110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a Ten Percent Stockholder; or

(ii)	100% of the Fair Market Value of a share of Common Stock on the date of grant in the case of any employee who is not a Ten Percent Stockholder.

(c)	Except in the case of Substitute Grants, the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by Code Section 422.

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Appendix B

	(d)	The timing and conditions for vesting and/or exercisability of Options shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

8.	Stock Appreciation Rights.

	(a)	Stock Appreciation Rights may be granted as Tandem Stock Appreciation Rights in conjunction with all or part of an Option granted under the Plan, or as Free-Standing Stock Appreciation Rights. Tandem Stock Appreciation Rights associated with Non-Qualified Stock Options may be granted either at the time the Non-Qualified Stock Option is granted or thereafter. Tandem Stock Appreciation Rights associated with Incentive Stock Options may be granted only at the time the Incentive Stock Option is granted.

	(b)	A Tandem Stock Appreciation Right shall have the same exercise price as, and shall vest, be exercisable and terminate, at the same time as the associated Option. The exercise of a Tandem Stock Appreciation Right in whole or in part shall result in the termination of the associated Option to the same extent, and vice versa.

	(c)	Except in the case of Substitute Grants, the per-share exercise price of a Free-Standing Stock Appreciation Right shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The timing and conditions for vesting and/or exercisability of a Free-Standing Stock Appreciation Right shall be determined by the Committee, and may be conditioned upon continued services to the Company and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

9.	Exercise of Options and SARs.

	(a)	Options and Stock Appreciation Rights shall be exercised by following such procedures as may be established by Mattel from time to time, including through any automated system that Mattel may establish for itself or using the services of a third party, such as a system using an internet website or interactive voice response. Such procedures may be different for different Participants, different groups of Participants, and/or different Grants.

	(b)	In order to exercise an Option, the holder thereof must make full payment of the exercise price in accordance with such methods as the Committee may approve from time to time. As of the Effective Date, the following methods by which payment may be made are:

(i) cash; and

(ii) by the delivery to Mattel or its designated agent of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of an Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

	(c)	The Committee may establish such procedures as it deems appropriate for the exercise of Options and Stock Appreciation Rights (i) by the guardian or legal representative of a Participant who is incapacitated (regardless of whether such incapacity constitutes Disability), and (ii) by a transferee thereof as contemplated by Section 16.

10.	Termination of Options and Stock Appreciation Rights; Effect of Severance.

	(a)	Each Option and Stock Appreciation Right shall terminate not later than the end of its Term. Unless a shorter term is specifically provided for by the Committee, the Term of an Option or Stock Appreciation Right shall end on the tenth anniversary of the date of grant or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, on the fifth anniversary of the date of grant.

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Appendix B

	(b)	Except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i) in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding Options and Stock Appreciation Rights (whether vested or unvested) shall terminate immediately;

(ii) in the case of the Participant’s Severance as a result of his or her Retirement, death or Disability (A) all of the Participant’s then-outstanding Options and Stock Appreciation Rights that were granted at least six months before the date of Severance shall become fully vested and exercisable immediately, and shall remain exercisable until the earlier of (I) the fifth anniversary of the date of Severance and (II) the end of the applicable Term, (B) all of the Participant’s other then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (C) all of the Participant’s other then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately; and

(iii) in the case of the Participant’s Severance for any other reason, (A) all of the Participant’s then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (B) all of the Participant’s then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately.

	(c)	Notwithstanding the foregoing, except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right and except as otherwise required by an Individual Agreement, the 90-day periods referred to in clauses (ii) and (iii) of Section 10(b) above shall be extended to a two-year period if the Severance occurs during the 24-month period following a Change in Control.

11.	Restricted Stock and Restricted Stock Units.

	(a)	In General. The Committee may issue Grants of Restricted Stock and Restricted Stock Units upon such terms and conditions as it may deem appropriate, which terms need not be identical for all such Grants. The timing and conditions for vesting of such Grants shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

	(b)	Restricted Stock in General. Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration, to the extent permitted by applicable laws and regulations. If the Participant is required to give any consideration, the payment shall be in the form of cash or such other form of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant. A Participant may not assign or alienate his or her interest in the shares of Restricted Stock prior to vesting. Otherwise, the Participant shall have all of the rights of a stockholder of Mattel with respect to the Restricted Stock, including the right to vote the shares and to receive any dividends (subject to Section 12(a) of the Plan).

	(c)	Consequences of Severance for Restricted Stock. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i) in the case of the Participant’s Severance as a result of his or her death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock that was granted at least six months before the date of Severance shall be immediately vested and all of the Participant’s other then-outstanding unvested Restricted Stock shall be immediately forfeited; and

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Appendix B

		(ii)	in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock shall be immediately forfeited.

		(iii)	to the extent a price was paid by the Participant for the Restricted Stock, upon the Participant’s Severance during the restriction period of the Restricted Stock, the Company shall have the right to repurchase from the Participant any unvested Restricted Stock then subject to restrictions at a cash price equal to the price per share paid by the Participant for such Restricted Stock, or such other amount as may be specified in the applicable Program or Restricted Stock agreement.

	(d)	Restricted Stock Units. A Participant may not assign or alienate his or her interest in Restricted Stock Units, and shall not have any of the rights of a stockholder of Mattel with respect to the Restricted Stock Units unless and until shares of Common Stock are actually delivered to the Participant in settlement thereof. Except to the extent the Committee establishes otherwise for a Grant of Restricted Stock Units, each Restricted Stock Unit shall be settled no later than the fifteenth day of the third month after the end of the calendar year in which such Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. To the extent that settlement of a Restricted Stock Unit is at a later date, the terms and conditions of the Restricted Stock Unit shall be established and interpreted in accordance with Section 21 below.

	(e)	Consequences of Severance for Restricted Stock Units. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock Units, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

		(i)	in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited;

		(ii)	in the case of the Participant’s Severance as a result of his or her Involuntary Retirement, death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock Units that were granted at least six months before the date of Severance shall be immediately vested and settled in cash or Common Stock, as provided in the terms thereof; and

		(iii)	in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited.

12.	Dividends and Dividend Equivalents.

	(a)	Notwithstanding anything herein to the contrary, the Committee may make any and all dividends and distributions with respect to Grants under the Plan (including, but not limited to, Grants of Restricted Stock) subject to vesting conditions, which may be the same as or different from the vesting conditions applicable to the underlying Grant; provided, that, notwithstanding anything herein to the contrary, any dividends payable with respect to any Grant or any portion of a Grant may only be paid to the Participant to the extent that the vesting conditions applicable to such Grant or portion thereof are subsequently satisfied and the Grant or portion thereof to which such dividend relates vests, and any dividends with respect to any Grant or any portion thereof that does not become vested shall be forfeited.

	(b)	The Committee may include Dividend Equivalents on shares of Common Stock that are subject to Grants, and may make separate Grants of Dividend Equivalents with respect to a specified number of hypothetical shares. The Committee shall specify in the Grant such terms as it deems appropriate regarding the Dividend Equivalents, including when and under what conditions the Dividend Equivalents shall be paid, whether any interest accrues on any unpaid Dividend Equivalents, and whether they shall be paid in cash or in shares of Common Stock or a combination thereof; provided, that, notwithstanding anything herein to the contrary, Dividend Equivalents with respect to Grants (or any portion thereof) that are not vested at the time that the underlying dividend is paid may only be paid to the Participant to the extent that the applicable vesting conditions are subsequently satisfied and the Grant (or portion thereof) vests, and any Dividend Equivalents with respect to any portion of a

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Grant that does not become vested shall be forfeited. Unless the Committee otherwise specifies in the Grant, Dividend Equivalents shall be paid to the Participant no later than the later of the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited or the fifteenth day of the third month following the end of the calendar year in which the related Grant vests. Any Dividend Equivalents shall be treated separately from the right to other amounts under the Grant for purposes of the designation of time and form of payment required by Code Section 409A.

	(c)	Notwithstanding anything in the foregoing to the contrary, neither dividends nor Dividend Equivalents shall be granted, paid or payable in respect of outstanding Options or Stock Appreciation Rights.

13.	Performance Awards.

	(a)	The Committee is authorized to grant Performance Awards and to determine whether such Performance Awards shall be a Qualified Performance-Based Grant. The value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Performance Awards may be paid in cash, shares of Common Stock, or a combination of both, as determined by the Committee.

	(b)	Without limiting Section 13(a), the Committee may grant Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Participant which are intended to be Qualified Performance-Based Grants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 20.

	(c)	With respect to Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the performance period, in determining the amount earned pursuant to such Performance Award.

14.	Outside Directors. Grants may be made to Outside Directors only in accordance with this Section 14 and Section 15(b). The terms and conditions of Grants to Outside Directors shall be the same as those provided for elsewhere in the Plan, except as specifically provided otherwise in this Section 14.

	(a)	Effective on the date of each Annual Meeting, each Outside Director shall receive a Grant (the “Annual Grant”) of (i) Non-Qualified Stock Options and/or (ii) Restricted Stock, and/or (iii) Restricted Stock Units as determined by the Committee or the Board pursuant to the written Summary of Compensation of the Non-Employee Members of the Board of Directors, or any successor summary or policy.

	(b)	Each Option granted to an Outside Director pursuant to this Section 14 shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. The applicable Outside Director’s Option agreement shall govern the treatment of Annual Grants of Options upon an Outside Director’s Severance.

	(c)	The applicable Outside Director’s Restricted Stock agreement and Restricted Stock Unit agreement shall govern the treatment of Annual Grants of Restricted Stock and Restricted Stock Units, respectively, upon an Outside Director’s Severance.

	(d)	As of the Effective Date, (i) Grants made to Outside Directors pursuant to this Section 14 shall be in lieu of all future Grants to Outside Directors under Section 13 of the 2005 Plan, and (ii) the provisions of this Section 14 shall replace and supersede the relevant provisions of Section 13 of the 2005 Plan.

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Appendix B

15.	Bonus Grants and Grants in Lieu of Compensation.

	(a)	The Committee is authorized to grant shares of Common Stock as a bonus, or to make Grants in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Such grants shall be upon such terms and conditions as the Committee may deem appropriate.

	(b)	Each Outside Director shall be eligible to be granted shares of Common Stock in lieu of all or a portion of his or her annual cash retainer fee for service on the Board (“Annual Cash Retainer”), subject to the following terms and conditions.

(i) An Outside Director who has timely elected in advance, in accordance with the policies and procedures adopted by Mattel from time to time, to receive shares of Common Stock in lieu of all or a portion of such Outside Director’s Annual Cash Retainer with regard to a given year shall be granted shares of Common Stock on the date the Annual Cash Retainer would have otherwise been paid by Mattel to the Outside Director. Such an election by the Outside Director shall be irrevocable with respect to the Annual Cash Retainer for such year.

(ii) The number of shares of Common Stock granted pursuant to this Section 15(b) shall be the number of whole shares of Common Stock equal to the amount of the Outside Director’s Annual Cash Retainer which the Outside Director has elected pursuant to clause (i) above to be payable in shares of Common Stock, divided by the Fair Market Value per share on the date of grant.

16.	Non-transferability of Grants.

	(a)	No Option or Free-Standing Stock Appreciation Right shall be transferable by a Participant other than (i) upon the death of the Participant, or (ii) in the case of a Non-Qualified Stock Option or Free-Standing Stock Appreciation Right, as otherwise expressly permitted by the Committee; provided, however, that in no event may an Option or Free-Standing Stock Appreciation Right be transferable for consideration absent stockholder approval. A Tandem Stock Appreciation Right shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant as provided in Section 9(c), or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 16(a), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability,” “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Participant.

	(b)	No other Grant shall be transferable except as specifically provided in the Grant; provided, however, that in no event may a Grant be transferable for consideration absent stockholder approval.

	(c)	The Company may establish such procedures for making beneficiary designations or such other rules and procedures as may be appropriate under applicable laws and regulations for the treatment of Grants upon the death of a Participant.

17.	Adjustments.

	(a)	In the event of (i) a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting Mattel or any of its Subsidiaries or Affiliates (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for Grants under the Plan, (B) the limitations set forth in Sections 5(a) and 5(e), (C) the number and kind of shares or other securities subject to outstanding Grants, (D) the exercise price of outstanding Options and Stock Appreciation Rights.

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Appendix B

	(b)	In the case of Corporate Transactions, the adjustments pursuant to Section 17(a) may include, without limitation, (1) the cancellation of outstanding Grants in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Grants, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of Mattel and securities of entities other than Mattel) for the shares subject to outstanding Grants; and (3) in connection with any Disaffiliation, arranging for the assumption of Grants, or replacement of Grants with new awards based on other property or other securities (including, without limitation, other securities of Mattel and securities of entities other than Mattel), by the affected Subsidiary or Affiliate by the entity that controls the affected Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Grants that remain based upon Company securities).

	(c)	Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 17(a) to Grants that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to Section 17(a) to Grants that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Grants either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 17(a) to the extent the existence of such authority would cause a Grant that is not intended to be subject to Code Section 409A at the time of Grant to be subject thereto.

18.	Effect of Change in Control.

	(a)	In the event of a Change in Control, (i) with respect to Grants that are not Performance Vesting Awards (as defined below), unless a Qualifying Replacement Award is provided to the applicable Participant to replace the applicable Grant, any such Grant that is an Option or Stock Appreciation Right then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Grant of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Grant of Restricted Stock Units then outstanding shall (subject to Section 18(c)) be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); (ii) with respect to Grants that are not Performance Vesting Awards (other than Performance Vesting Awards that are replaced by Qualifying Replacement Awards and cease to be subject to performance-based vesting conditions), if a Qualifying Replacement Award is provided to the applicable Participant to replace such Grant, then, in the event that the Participant incurs a Severance by the Company without Cause within the 24-month period immediately following the Change in Control, then, any such Qualifying Replacement Award that relates to (x) Options or Stock Appreciation Rights outstanding as of immediately prior to the Participant’s Severance shall become fully vested and exercisable as of the date of such Severance and remain exercisable until the earlier of (A) the second anniversary of the Severance and (B) the end of the applicable Term, and (y) Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Severance shall be fully vested as of the date of such Severance, and any such Qualifying Replacement Award that relates to Restricted Stock Units shall (subject to Section 18(c)) be settled immediately upon such Severance (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); and (iii) unless a Qualifying Replacement Award is provided to the applicable Participant to replace the applicable Grant, any Performance Vesting Award granted on or after the Amendment Date shall, immediately prior to, and subject to the consummation of, such Change in Control, vest and (subject to Section 18(c)) be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to

B-14	Mattel, Inc.

Appendix B

Section 17) based on the greater of (x) actual performance through the date of the Change in Control or (y) prorated target performance, with the number of shares based on a fraction, the numerator which is the number of days elapsed in the applicable performance period through the date of the Change in Control, and the denominator of which is the total number of days in the applicable performance period; in each case, subject to the terms of any Grant, Individual Agreement, Program or Section 18(c). Notwithstanding the foregoing, except to the extent that a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable Grant as set forth in this Section 18(a), (1) in no event shall any Grant granted on or after the Amendment Date provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a Change in Control, and (2) in no event shall either the Board or the Committee accelerate the vesting or exercisability (as applicable) of any Grant, in whole or in part, solely upon the occurrence of a Change in Control. For purposes of the Plan, “Performance Vesting Award” means a Grant that is subject to performance-based vesting.

(b)	“Change in Control” means:

	(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Mattel Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of Mattel entitled to vote generally in the election of directors (the “Outstanding Mattel Voting Securities”); provided, that for purposes of this subsection (i), the following shall not constitute a Change in Control: (1) any acquisition directly from Mattel, (2) any acquisition by Mattel or any corporation controlled by Mattel, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any corporation controlled by Mattel, (4) any acquisition by a Person of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities as a result of an acquisition of Common Stock by Mattel which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares beneficially owned by such Person to 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities; provided, that if a Person shall become the beneficial owner of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of a share acquisition by Mattel as described above and shall, after such share acquisition by Mattel, become the beneficial owner of any additional shares of Common Stock, then such acquisition shall constitute a Change in Control or (E) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 18(b); or

	(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Mattel’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

	(iii)	Consummation by Mattel of a reorganization, merger or consolidation or sale or other deposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without

2020 Proxy Statement	B-15

Appendix B

limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of Mattel of a complete liquidation or dissolution of Mattel.

	(c)	Notwithstanding the foregoing, with respect to any Grant that provides for the deferral of compensation and is subject to Code Section 409A, (i) if a Change in Control constitutes a payment event with respect to such Grant, the transaction or event described in Section 18(b) with respect to such Grant must, for purposes of such payment event, also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A, and (ii) the settlement provisions of this Section 18 shall not apply to such Grant and the settlement of such Grant shall be governed by the applicable Grant agreement, it being understood that this Section 18(c) shall not limit application of the vesting provisions of this Section 18 to any such Grant

	(d)	“Qualifying Replacement Award” means an award that (i) is of the same type as the Grant it is replacing (the “Replaced Award”), (ii) has a value that is no less than the value of such Replaced Award as of the date of the applicable Change in Control, (iii) if such Replaced Award was an equity-based award, relates to publicly traded equity securities of the Company or of the ultimate parent entity, as applicable, following such Change in Control, (iv) contains terms relating to vesting (including with respect to a Severance) that are no less favorable to the applicable Participant than those of such Replaced Award, and (v) has other terms and conditions that are no less favorable to the applicable Participant than the terms and conditions of such Replaced Award as of the date of such Change in Control. Without limiting the generality of the foregoing, a Qualifying Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this paragraph are satisfied shall be made by the Committee, as constituted immediately before the applicable Change in Control, in its sole discretion.”

19.	Termination, Rescission and Recapture.

	(a)	Each Grant under the Plan is intended to align the Participant’s long-term interests with the long-term interests of the Company. If a Participant engages in certain activities discussed below, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Grant or as otherwise required by an Individual Agreement or Program, Mattel may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Grant (“Termination”), rescind any exercise, payment or delivery pursuant to the Grant (“Rescission”) or recapture any cash or any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Stock acquired pursuant to the Grant (“Recapture”), as more fully described below.

	(b)	Each Participant shall comply with any agreement or undertaking regarding inventions, intellectual property rights, and/or proprietary or confidential information or material that the Participant signed or otherwise agreed to in favor of the Company.

B-16	Mattel, Inc.

Appendix B

(c)	A Participant will be acting contrary to the long-term interests of the Company if, during the restricted period set forth below, a Participant engages in any of the following activities in, or directed into, any State, possession or territory of the United States of America or any country in which the Company operates, sells products or does business:

	(i)	while employed by the Company, the Participant renders services to or otherwise directly or indirectly engages in or assists, any organization or business that is or is working to become competitive with the Company;

	(ii)	while employed by the Company or at any time thereafter, the Participant (A) uses any confidential information or trade secrets of the Company to render services to or otherwise engage in or assist any organization or business that is or is working to become competitive with the Company or (B) solicits away or attempts to solicit away any customer or supplier of the Company if in doing so, the Participant uses or discloses any of the Company’s confidential information or trade secrets;

	(iii)	while employed by the Company, the Participant solicits or attempts to solicit any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company; or

	(iv)	during a period of one year following the Participant’s termination of employment with the Company, the Participant solicits or attempts to solicit any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company.

The activities described in this Section 19(c) are collectively referred to as ‘Activities Against the Company’s Interest.’ Additional ‘Activities Against the Company’s Interest’ may be defined in a Participant’s Grant, Individual Agreement, or Program.

(d)	If Mattel determines, in its sole and absolute discretion, that: (i) a Participant has violated any of the requirements set forth in Section 19(b) above or (ii) a Participant has engaged in any Activities Against the Company’s Interest (the date on which such violation or activity first occurred being referred to as the ‘Trigger Date’), then Mattel may, in its sole and absolute discretion, impose a Termination, Rescission and/or Recapture of any or all of the Participant’s Grants or the proceeds received by the Participant therefrom, provided that such Termination, Rescission and/or Recapture shall not apply to a Full-Value Grant to the extent that both of the following occurred earlier than six months prior to the Trigger Date: (A) such Full-Value Grant vested and (B) Common Stock was delivered and/or cash was paid pursuant to such Full-Value Grant; and provided, further, that such Termination, Rescission and/or Recapture shall not apply to an Option or a Stock Appreciation Right to the extent that such Option or Stock Appreciation Right was exercised earlier than six months prior to the Trigger Date. Within ten days after receiving notice from Mattel that Rescission or Recapture is being imposed on any Grant, the Participant shall deliver to Mattel the cash or shares of Common Stock acquired pursuant to such Grant, or, if Participant has sold such Common Stock, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Common Stock that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), Mattel shall promptly refund the exercise price, without earnings, that the Participant paid for the Common Stock. Any payment by the Participant to Mattel pursuant to this Section 19(d) shall be made either in cash or by returning to Mattel the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after a Participant’s Severance, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent equity interest in the organization or business.

2020 Proxy Statement	B-17

Appendix B

	(e)	Upon exercise of an Option or Stock Appreciation Right or payment or delivery of cash or Common Stock pursuant to a Grant, the Participant shall, if requested by the Company, certify on a form acceptable to Mattel that he or she is in compliance with the terms and conditions of the Plan and, if a Severance has occurred, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

	(f)	Notwithstanding the foregoing provisions of this Section 19, Mattel has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Grant shall not in any way reduce or eliminate Mattel’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Grant.

	(g)	Nothing in this Section 19 shall be construed to impose obligations on any Participant to refrain from engaging in lawful competition with the Company after the termination of employment. Furthermore, Section 19(c)(iv) shall not be applicable to Participants who are principally employed or reside in California.

	(h)	All administrative and discretionary authority given to Mattel under this Section 19 shall be exercised by the most senior human resources executive of Mattel or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

	(i)	Notwithstanding any provision of this Section 19, if any provision of this Section 19 is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section 19 is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

	(j)	Notwithstanding the foregoing, this Section 19 shall not be applicable: (i) to any Participant who at no time is an employee of the Company; (ii) to any Grant made to a Participant for services as an Outside Director or in any capacity other than an employee of the Company; or (iii) to any Participant from and after his or her Severance if such Severance occurs within the 24-month period after a Change in Control.

19A.	Compensation Recovery Policy. Notwithstanding any provision in the Plan to the contrary, Grants under this Plan shall be subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time, to the extent applicable. This Section 19A shall apply only to Grants made on or after August 29, 2013 or Grants with a performance period or, in the case of long-term incentive equity awards, a performance cycle that commences on or after August 29, 2013.

20.	Code Section 162(m).

	(a)	The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted to Covered Employees qualify for the Code Section 162(m) Exemption, and all such Grants shall therefore be considered Qualified Performance-Based Grants, and the Plan shall be interpreted and operated consistent with that intention. When granting any Grant other than an Option or Stock Appreciation Right, the Committee may designate such Grant as a Qualified Performance-Based Grant, in which event the terms of such Grant (and of the grant thereof) shall comply with the requirements for the Code Section 162(m) Exemption.

	(b)	Each Qualified Performance-Based Grant (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Grant may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under

B-18	Mattel, Inc.

Appendix B

the Plan with respect to a Qualified Performance-Based Grant under the Plan, in any manner that would cause the Qualified Performance-Based Grant to cease to qualify for the Code Section 162(m) Exemption; provided, that (i) the Committee may provide, either in connection with the grant of the applicable Grant or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Grant to fail to qualify for the Code Section 162(m) Exemption), and (ii) the provisions of Section 18 shall apply notwithstanding this Section 20(b).

21.	Code Section 409A.

(a)	It is the intention of Mattel that no Grant shall be “nonqualified deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A. The Company shall have no liability to any Participant or otherwise if the Plan or any grant, vesting, exercise or payment of any Grant hereunder are subject to the additional tax and penalties under Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, with respect to any Grant that is subject to Code Section 409A, if a Participant is a “specified employee” (as such term is defined in Code Section 409A and as determined by the Company) as of the Participant’s Severance, any payments (whether in cash, Common Stock or other property) to be made with respect to the Grant upon the Participant’s Severance will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Code Section 409A) or (ii) the date of the Participant’s death.

(b)	The terms and conditions governing any Grants that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Grants in the event of a Change in Control, shall be set forth in writing, and shall comply in all respects with Code Section 409A. Additionally, to the extent any Grant is subject to Code Section 409A, notwithstanding any provision of the Plan to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Grant, except as permitted by Code Section 409A.

(c)	Notwithstanding any other provision of the Plan to the contrary, if a Change in Control occurs that is not a “change in control event” within the meaning of Code Section 409A, and payment or distribution of a Grant that is “nonqualified deferred compensation” subject to Code Section 409A would otherwise be made or commence on the date of such Change in Control (pursuant to the Plan, the Grant or otherwise), (i) the vesting of such Grant shall accelerate in accordance with the Plan and the Grant, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(d)	Any deferral election provided to the Company or the Participant under or with respect to any Grant that constitutes, or provides for, a deferral of compensation subject to Code Section 409A (a “Section 409A Grant”) shall satisfy the requirements of Code Section 409A(a)(4)(B) and the Treasury Regulations promulgated thereunder, to the extent applicable, and any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or by such later date as may be permitted by Code Section 409A and the Treasury Regulations promulgated thereunder.

2020 Proxy Statement	B-19

Appendix B

(e)	In the event that a Section 409A Grant permits, under a subsequent election by the Company or the Participant, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Grant, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Code Section 409A(a)(4)(C) and the Treasury Regulations promulgated thereunder.

22.	Notice of Disqualifying Disposition. A Participant must notify Mattel if the Participant makes a disqualifying disposition of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan.

23.	Amendments; Termination; Replacements; No Repricing.

(a)	The Board may at any time amend or terminate the Plan. However, no amendment or termination of the Plan may affect an outstanding Grant, except as permitted by Section 23(b) or (c). Furthermore, stockholder approval of an amendment of the Plan shall be required to the extent that (i) the amendment would affect Section 23(d) of the Plan or (ii) the listing standards of the Nasdaq Stock Market require such approval.

(b)	The Committee may adopt special rules, procedures, definitions and other provisions under the Plan, special amendments to Plan provisions, and sub-plans for purposes of complying with applicable local laws and regulations, which may be applicable to specified Grants and/or to specified Participants, as it deems appropriate in its discretion to comply with applicable local laws and regulations, and to otherwise take into account the effects of, and deal appropriately with, local laws, regulations and practices; provided, that none of the foregoing shall alter the rules regarding the shares available under the Plan set forth in Section 5, eligibility for Grants as set forth in Section 6, and the requirement that the per-share exercise price of Options and Stock Appreciation Rights generally be not less than 100% of the Fair Market Value on the date of grant set forth in Sections 7(b) and 8(c).

(c)	The Board or the Committee may unilaterally modify the terms of any outstanding Grant; provided, that no such modification may be made that would impair the rights of the Participant holding the Grant without his or her consent, except to the extent the modification is made to cause the Plan or Grant to comply with applicable laws or regulations, stock exchange rules or accounting rules.

(d)	Notwithstanding any other provision of this Plan, except as permitted by Section 17 (or an exemption therefrom) and with the approval of Mattel’s stockholders, (i) in no event may any Option or Stock Appreciation Right be modified by reducing its exercise price, (ii) in no event may any Option or Stock Appreciation Right be cancelled and replaced with a new Option or Stock Appreciation Right with a lower exercise price, and (iii) in no event may any Option or Stock Appreciation Right be cancelled in exchange for cash or another Grant when the Option or Stock Appreciate Right per share exercise price exceeds the Fair Market Value of the underlying share of Common Stock.

24.	Tax Withholding. Participants shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes (or similar amounts due to any governmental or regulatory body) of any kind (if any) that are required by applicable laws or regulations to be withheld with respect to Grants. Unless otherwise determined by the Company, or as may be otherwise required by applicable laws or regulations, any such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Grant that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding, unless higher withholding is permissible without adverse accounting consequences, may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements (to the extent applicable), and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

25.	No Additional Rights.

B-20	Mattel, Inc.

Appendix B

(a)	Neither the adoption of the Plan nor the granting of any Option or Restricted Stock shall:

(i)	affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

(ii)	confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause, or to change all other terms and conditions of employment or engagement.

(b)	No Participant shall have any rights as a stockholder with respect to any shares covered by a Grant until the date a certificate has been delivered to the Participant or book entries evidencing such shares have been recorded by the Company or its transfer agent following the exercise of an Option or the receipt of Restricted Stock.

26.	Securities Law Restrictions.

(a)	No securities shall be issued under the Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal, state, local and foreign securities laws.

(b)	The Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(c)	Certificates or book entries evidencing shares of Common Stock delivered under the Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates or book entries to refer to those restrictions.

(d)	All transactions involving Grants and all transactions pursuant to the Plan are subject to Mattel’s Insider Trading Policy or any similar or successor policy.

27.	Indemnification. To the maximum extent permitted by law, Mattel shall indemnify each member of the Committee and of the Board, as well as any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless Mattel consents in writing to the settlement.

28.	Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, Outside Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other law, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which employees, Outside Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Grant to such individuals outside the United States to comply with law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/ or modifications shall increase the share limitation contained in Section 5 or the individual limits contained in Section 5(e); and (e) take any action, before or after a Grant is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

29.	Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

To signify its adoption of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, Mattel has caused its execution.

2020 Proxy Statement	B-21

MATTEL, INC.
333 CONTINENTAL BLVD.
EL SEGUNDO, CA 90245-5012

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MATTEL, INC.

Company Proposals
The Board of Directors recommends a vote "FOR" all nominees listed.
1.	Election of Directors.
			For	Against	Abstain
Nominees:

	1a.	R. Todd Bradley	☐	☐	☐

	1b.	Adriana Cisneros	☐	☐	☐

	1c.	Michael J. Dolan	☐	☐	☐

	1d.	Ynon Kreiz	☐	☐	☐

	1e.	Soren T. Laursen	☐	☐	☐

	1f.	Ann Lewnes	☐	☐	☐

	1g.	Roger Lynch	☐	☐	☐

	1h.	Dominic Ng	☐	☐	☐

	1i.	Dr. Judy D. Olian	☐	☐	☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

The Board of Directors recommends a vote "FOR" Proposal 2.		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.'s independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

The Board of Directors recommends a vote "FOR" Proposal 3.

3.	Advisory vote to approve named executive officer compensation, as described in the Mattel, Inc. Proxy Statement.	☐	☐	☐

The Board of Directors recommends a vote "FOR" Proposal 4.

4.	Approval of Fourth Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.	☐	☐	☐

Stockholder Proposal

The Board of Directors recommends a vote "AGAINST" Proposal 5.

5.	Stockholder proposal regarding an independent Board Chairman.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MATTEL, INC.
2020 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2020 Annual Meeting of Stockholders of Mattel, Inc. will be held on Wednesday, June 10, 2020 at 9:00 a.m. (Los Angeles time), virtually at www.virtualshareholdermeeting.com/MAT2020. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of the nine (9) director nominees named in the Mattel, Inc. Proxy Statement.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.'s independent registered public accounting firm for the year ending December 31, 2020.

3.	Advisory vote to approve named executive officer compensation, as described in the Mattel, Inc. Proxy Statement.

4.	Approval of Fourth Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.

5.	Stockholder proposal regarding an independent Board Chairman.

6.	Such other business as may properly come before the Annual Meeting.

If you were a holder of record of Mattel, Inc. Common Stock at the close of business on April 13, 2020, you are entitled to notice of and to vote during the Annual Meeting. A list of record holders of Mattel, Inc. Common Stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at www.virtualshareholdermeeting.com/MAT2020.

By Order of the Board of Directors

Robert Normile, Secretary

El Segundo, California, April 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2020 Proxy Statement and Notice of Annual Meeting of Stockholders and 2019 Annual Report are available at www.proxyvote.com.

E91339-Z77209

MATTEL, INC.

The undersigned stockholder of Mattel, Inc. hereby appoints Ynon Kreiz, Robert Normile, and Michael J. Dolan, and each of them, as proxy holders with full power of substitution, to represent and to vote all shares of Mattel, Inc. Common Stock held of record by the undersigned on April 13, 2020, at Mattel, Inc.'s Annual Meeting of Stockholders, to be held on June 10, 2020 at 9:00 a.m. (Los Angeles time), virtually at www.virtualshareholdermeeting.com/MAT2020, and any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board's recommendations. The proxy holders will vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, among other things, any proposal to adjourn the meeting to another time or place for the purposes of soliciting additional proxies. If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxy holders named herein may vote for substitute nominees at their discretion.

The following applies only with regard to any shares of Mattel, Inc. Common Stock that you held as of April 13, 2020 as a participant in the Mattel, Inc. Personal Investment Plan ("PIP"), a 401(k) plan ("PIP Shares"): As a named fiduciary for voting purposes, you hereby direct Benefit Trust Company, as Trustee for the PIP, to vote the PIP Shares. You understand that you may mail this proxy card on a confidential basis to Broadridge, acting as tabulation agent, or vote by Internet or telephone as described on the reverse side of this card, and that the voting instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on June 7, 2020 ("PIP Shares Special Voting Cut-Off Date"). If the instructions are not received by that date, or if the instructions are invalid because this form is not properly signed and dated, the PIP Shares will be voted in accordance with the terms of the PIP.

Your telephone or Internet vote authorizes the named proxy holders and/or the PIP Trustee to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

(Continued, and to be marked, dated and signed on reverse side.)